Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement No. 333-103283 on Form N-1A of our report dated December 29, 2016, relating to the financial statements and financial highlights of Alger Global Growth Fund (the “Fund”), appearing in the Annual Report on Form N-CSR of the Fund for the year ended October 31, 2016. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
New York, New York
February 17, 2017

As filed with the Securities and Exchange Commission

on February 21, 2017

Securities Act File No. 333-103283

Investment Company Act File No. 811-21308

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ☒

Pre-Effective Amendment No.

Post-Effective Amendment No.      28

and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☒

Amendment No.     30

(Check appropriate box or boxes)

ALGER GLOBAL GROWTH FUND

(Exact Name of Registrant as Specified in Charter)

360 Park Avenue South, New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: 212-806-8800

Hal Liebes, Esq.

Fred Alger Management, Inc.

360 Park Avenue South

New York, NY 10010

(Name and Address of Agent for Service)

Copy to:

Gary Granik, Esq.

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038

Approximate Date of Proposed Public Offering:

It is proposed that this filing will become effective (check appropriate box):

☐	immediately upon filing pursuant to paragraph (b), or

☒	on February 28, 2017 pursuant to paragraph (b), or

☐	60 days after filing pursuant to paragraph (a)(1), or

☐	on [date] pursuant to paragraph (a)(1), or

☐	75 days after filing pursuant to paragraph (a)(2), or

☐	on [date] pursuant to paragraph (a)(2) of Rule 485

If appropriate, check the following box:

☒	This post-effective amendment designates a new effective date for a previously filed post-effective amendment.

ALGER
GLOBAL GROWTH FUND

Prospectus March 1, 2017

Class	Ticker Symbol
A	CHUSX
C T	CHUCX AGTTX

As with all mutual funds, the Securities and Exchange Commission has not determined if the information in this Prospectus is accurate or complete, nor has it approved or disapproved these securities. It is a criminal offense to represent otherwise.

Table of Contents

ALGER GLOBAL GROWTH FUND
1	Summary Section
14	Investment Objective, Principal Investment Strategies and Related Risks
14	Hypothetical Investment and Expense Information
15	Additional Information About the Fund's Investment Strategies and Investments
18	Management and Organization
19	Financial Highlights
A-1	Shareholder Information
A-1	Distributor
A-1	Transfer Agent
A-1	Net Asset Value
A-2	Purchasing and Redeeming Fund Shares
A-3	Dividends and Distributions
A-3	Classes of Fund Shares
A-4	Sales Charges
A-7	Waivers of Sales Charges
A-10	Sales Charge Discounts
A-11	Investment Instructions
A-11	To Open an Account
A-11	To Make Additional Investments in an Existing Account
A-12	To Exchange Shares
A-13	To Redeem Shares
A-14	Limitations on Excessive Trading
A-15	Disclosure of Portfolio Holdings
A-16	Other Information
A-19	For Fund Information
A-20	Appendix A – Waivers and Discounts Available from Intermediaries

Summary Section

Alger Global Growth Fund

Investment Objective

Alger Global Growth Fund seeks long-term capital appreciation.

Fund Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $25,000 in Class A Shares of the Alger Family of Funds, including the Fund. More information about these and other discounts is available from your financial professional and in "Purchasing and Redeeming Fund Shares" beginning on page A-2 of the Fund's Prospectus, in Appendix A – Sales Charge Waivers and Discounts Available from Intermediaries beginning on page A-20 of the Fund's Prospectus, and in the sections "Right of Accumulation (Class A Shares)" and "Letter of Intent (Class A Shares)" on page 20 of the Fund's Statement of Additional Information.

	Alger Global Growth Fund
Class	A	C
Shareholder Fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases as a % of offering price	5.25%	None
Maximum deferred sales charge (load) as a % of purchase price or redemption proceeds, whichever is lower	1.00%*	1.00%
Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
Management Fees	.80%	.80%
Distribution and/or Service (12b-1) Fees	.25%	1.00%
Other Expenses	1.32%	1.33%
Total Annual Fund Operating Expenses	2.37%	3.13%
Expense Reimbursement**	.87%**	.88%**
Total Annual Fund Operating Expenses After Expense Reimbursement	1.50%	2.25%

*  Purchases of $1 million or more of Class A Shares at net asset value may be subject to a contingent deferred sales charge of 1.00% on redemptions made within 12 months of purchase.

**  Fred Alger Management, Inc. has contractually agreed to reimburse Fund expenses (excluding interest, taxes, brokerage, and extraordinary expenses) through February 28, 2018 to the extent necessary to limit the total annual fund operating expenses of the Fund's Class A Shares to 1.50%, and Class C Shares to 2.25%, of the class's average daily net assets. This expense reimbursement cannot be terminated. Fred Alger Management, Inc. may recoup reimbursed expenses during the one-year term of the expense reimbursement contract if the expense ratio falls below the stated limitation at the time of the reimbursement.

Prospectus 1/21

Example

The following examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The examples assume that you invest $10,000 in the Fund for the time periods indicated, that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions you would pay the following expenses if you redeemed your shares at the end of each period:

	1 Year	3 Years	5 Years	10 Years
Class A	$670	$1,147	$1,649	$3,026
Class C	$328	$883	$1,563	$3,378

You would pay the following expenses if you did not redeem your shares:

Class C	$228	$833	$1,563	$3,378

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or "turns over" its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the examples, affect the Fund's performance. During the most recent fiscal year, the Fund's portfolio turnover rate was 138.05% of the average value of its portfolio.

Principal Investment Strategy

Fred Alger Management, Inc. believes companies undergoing Positive Dynamic Change offer the best investment opportunities. Positive Dynamic Change refers to companies realizing High Unit Volume Growth or companies undergoing Positive Lifecycle Change. High Unit Volume Growth companies are traditional growth companies experiencing, for example, significantly growing demand or market dominance. Positive Lifecycle Change companies are, for example, companies benefitting from regulatory change, a new product introduction or management change.

Under normal circumstances, the Fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities, including common stocks, American Depositary Receipts and Global Depositary Receipts, of global companies, which include both U.S. and foreign companies. Foreign companies are companies (i) that are organized under the laws of a foreign country; (ii) whose principal trading market is in a foreign country; or (iii) that have a majority of their assets, or derive more than 50% of their revenue or profits from business, investments or sales, outside the United States. The Fund's foreign investments will include securities of companies in both developed and emerging market countries. The Fund may invest in

Prospectus 2/21

companies of any market capitalization, from large, well-established companies to small, emerging growth companies.

The Fund will typically have significant exposure to issuers domiciled outside the U.S. Fred Alger Management, Inc. believes that exposure to issuers domiciled outside the U.S. can help provide diversification when seeking long-term growth of capital. The Fund may emphasize its exposure to foreign (including emerging market) securities if Fred Alger Management, Inc. believes that such securities have the potential to outperform U.S. securities. The Fund will allocate its assets among various regions and at least three different countries, including the U.S.

The Fund's benchmark is the Morgan Stanley Capital International (MSCI) All Country World Index (ACWI), which is an unmanaged, market capitalization-weighted index designed to provide a broad measure of equity market performance throughout the world, including both developed and emerging markets.

The Fund can leverage, that is, borrow money to purchase additional securities. By borrowing money, the Fund has the potential to increase its returns if the increase in the value of the securities purchased exceeds the cost of borrowing, including interest paid on the money borrowed.

Principal Risks

Equity Securities Risk – As with any fund that invests in stocks, your investment will fluctuate in value, and you may lose money by investing in the Fund. The Fund's price per share will fluctuate due to changes in the market prices of its investments. Also, the Fund's investments may not grow as fast of the rate of inflation and stocks tend to be more volatile than some other investments you could make, such as bonds.

Growth Stocks Risk – Prices of growth stocks tend to be higher in relation to their companies' earnings and may be more sensitive to market, political, and economic developments than other stocks, making their prices more volatile. An investment in the Fund may be better suited to investors who seek long-term capital growth and can tolerate fluctuations in their investment's value.

Foreign Securities Risk – The Fund's performance will be influenced by political, social and economic factors affecting investments in foreign issuers, particularly emerging country issuers. Special risks associated with investments in emerging country issuers include exposure to currency fluctuations, less liquidity, less developed or less efficient trading markets, lack of comprehensive company information, political instability and differing auditing and legal standards. The securities of issuers located in emerging markets can be more volatile, and less liquid, than those of issuers in more mature economies.

Prospectus 3/21

The following risks may also apply:

•  Smaller Cap Securities Risk – investing in companies of all capitalizations involves the risk that smaller issuers in which the Fund invests may have limited product lines or financial resources, or lack management depth. It may also be difficult or impossible to liquidate a security position at a time and price acceptable to the Fund owing to the potentially less frequent trading of stocks of smaller market capitalization.

•  Leverage Risk – the cost of borrowing money to leverage may exceed the returns for the securities purchased or the securities purchased may actually go down in value; thus, the Fund's net asset value could decrease more quickly than if it had not borrowed.

An investment in the Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Performance

The following bar chart and the table beneath it provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual returns for the indicated periods compare with those of an appropriate benchmark of market performance. Performance in the bar chart does not reflect the effect of the sales charge imposed on Class A Shares of the Fund. If the bar chart reflected the applicable sales charges, returns would be less than those shown. Previously, the Fund followed different investment strategies under the name "Alger China-U.S. Growth Fund." Performance prior to May 31, 2013 does not reflect the Fund's current investment strategies. The Fund's past performance (before and after taxes) is not necessarily an indication of how it will perform in the future. Updated performance information is available on the Fund's website www.alger.com.

Prospectus 4/21

Annual Total Return for Class A Shares as of December 31 (%)

Best Quarter: Q2 2009 27.22%	Worst Quarter: Q4 2008 -28.59%

Average Annual Total Return as of December 31, 2016

	1 Year	5 Years	10 Years	Since 11/3/03*
Class A (Inception 11/3/03)
Return Before Taxes	-3.32%	6.84%	3.64%	8.03%
Return After Taxes on Distributions	-3.73%	6.72%	3.28%	7.14%
Return After Taxes on Distributions and Sale of Fund Shares	-1.88%	5.31%	2.76%	6.26%
Class C (Inception 3/3/08)
Return Before Taxes	0.29%	7.19%	3.47%	7.70%
MSCI ACWI (reflects no deductions for fees, expenses or taxes)	8.49%	9.96%	4.12%	7.28%

*  Performance of the Fund's Class C Shares prior to March 3, 2008 reflects the performance of the Fund's Class A Shares, as adjusted with currently applicable sales charges and operating expenses, which differ from historical charges and expenses.

In the foregoing table, after-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. The after-tax returns shown may not be relevant to investors who hold their Fund shares through tax-deferred arrangements, such as

Prospectus 5/21

401(k) plans or individual retirement accounts. After-tax returns for Class C Shares, which are not shown, will vary from those shown for Class A Shares. A "Return After Taxes on Distributions and Sale of Fund Shares" may sometimes be higher than the other two return figures; this happens where there is a capital loss on redemptions, giving rise to a tax benefit to the shareholder.

Management

Investment Manager	Portfolio Managers Jointly and Primarily Responsible for Day-to-Day Management of the Fund's Portfolio
Fred Alger Management, Inc.	Dan C. Chung, CFA Chief Executive Officer, Chief Investment Officer and Portfolio Manager Since Inception (11/3/03)
Pedro V. Marcal Senior Vice President and Portfolio Manager Since May 2013
Deborah Vélez Medenica, CFA Senior Vice President and Portfolio Manager Since October 2011

Shareholder Information

Purchasing and Redeeming Fund Shares

Minimum Investments: the following minimums apply to an account in the Fund, whether invested in Class A or Class C Shares.

Type of Account	Initial Investment	Subsequent Investment
Regular account	$1,000	$50
Traditional IRA	500	50
Roth IRA	500	50
Coverdell ESA	500	50
SIMPLE IRA	500	50
Keogh	500	50
401(k)	500	50
Automatic Investment	500	50
Asset-based Fee Program Accounts	250	50
Minimums may be waived in certain circumstances.

In general, investors may purchase or redeem Fund shares on any business day by mail (Boston Financial Data Services, Inc., Attn: The Alger Funds, P. O. Box 8480, Boston, MA 02266-8480), online at www.alger.com, by telephone 1(800) 992-3863, or through a financial intermediary.

Prospectus 6/21

Investors who wish to purchase, exchange or redeem Fund shares through a financial intermediary should contact their financial intermediary directly.

Tax Information

The Fund's distributions may be taxable as ordinary income or capital gains.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your financial advisor to recommend the Fund over another investment. Ask your financial advisor or visit your financial intermediary's website for more information.

Prospectus 7/21

Summary Section

Alger Global Growth Fund

Investment Objective

Alger Global Growth Fund seeks long-term capital appreciation.

Fund Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You may qualify for a sales charge discount if you invest at least $250,000 in Class T Shares of the Fund. More information about this discount is available from your financial professional and in "Purchasing and Redeeming Fund Shares" beginning on page A-2 of the Fund's Prospectus and in Appendix A – Sales Charge Waivers and Discounts Available from Intermediaries beginning on page A-20 of the Fund's Prospectus.

Alger Global Growth Fund
Class	T
Shareholder Fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases as a % of offering price	2.50%
Maximum deferred sales charge (load) as a % of purchase price or redemption proceeds, whichever is lower	None
Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
Management Fees	.80%
Distribution and/or Service (12b-1) Fees	.25%
Other Expenses	1.32%
Total Annual Fund Operating Expenses	2.37%
Expense Reimbursement*	.87%*
Total Annual Fund Operating Expenses After Expense Reimbursement	1.50%

*  Fred Alger Management, Inc. has contractually agreed to reimburse Fund expenses (excluding interest, taxes, brokerage, and extraordinary expenses) through February 29, 2018 to the extent necessary to limit the total annual fund operating expenses of the Fund's Class T Shares to 1.50% of the class's average daily net assets. This expense reimbursement cannot be terminated. Fred Alger Management, Inc. may recoup reimbursed expenses during the one-year term of the expense reimbursement contract if the expense ratio falls below the stated limitation at the time of the reimbursement.

Example

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated, that your investment has a 5% return each year and that the Fund's operating expenses remain the same.

Prospectus 8/21

Although your actual costs may be higher or lower, based on these assumptions you would pay the following expenses whether or not you redeemed your shares at the end of each period:

	1 Year	3 Years	5 Years	10 Years
Class T	$399	$890	$1,407	$2,824

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or "turns over" its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund's performance. During the most recent fiscal year, the Fund's portfolio turnover rate was 138.05% of the average value of its portfolio.

Principal Investment Strategy

Fred Alger Management, Inc. believes companies undergoing Positive Dynamic Change offer the best investment opportunities. Positive Dynamic Change refers to companies realizing High Unit Volume Growth or companies undergoing Positive Lifecycle Change. High Unit Volume Growth companies are traditional growth companies experiencing, for example, significantly growing demand or market dominance. Positive Lifecycle Change companies are, for example, companies benefitting from regulatory change, a new product introduction or management change.

Under normal circumstances, the Fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities, including common stocks, American Depositary Receipts and Global Depositary Receipts, of global companies, which include both U.S. and foreign companies. Foreign companies are companies (i) that are organized under the laws of a foreign country; (ii) whose principal trading market is in a foreign country; or (iii) that have a majority of their assets, or derive more than 50% of their revenue or profits from business, investments or sales, outside the United States. The Fund's foreign investments will include securities of companies in both developed and emerging market countries. The Fund may invest in companies of any market capitalization, from large, well-established companies to small, emerging growth companies.

The Fund will typically have significant exposure to issuers domiciled outside the U.S. Fred Alger Management, Inc. believes that exposure to issuers domiciled outside the U.S. can help provide diversification when seeking long-term growth of capital. The Fund may emphasize its exposure to foreign (including emerging market) securities if Fred Alger Management, Inc. believes that such securities have the potential to outperform U.S. securities. The Fund will allocate its assets among various regions and at least three different countries, including the U.S.

Prospectus 9/21

The Fund's benchmark is the Morgan Stanley Capital International (MSCI) All Country World Index (ACWI), which is an unmanaged, market capitalization-weighted index designed to provide a broad measure of equity market performance throughout the world, including both developed and emerging markets.

The Fund can leverage, that is, borrow money to purchase additional securities. By borrowing money, the Fund has the potential to increase its returns if the increase in the value of the securities purchased exceeds the cost of borrowing, including interest paid on the money borrowed.

Principal Risks

Equity Securities Risk – As with any fund that invests in stocks, your investment will fluctuate in value, and you may lose money by investing in the Fund. The Fund's price per share will fluctuate due to changes in the market prices of its investments. Also, the Fund's investments may not grow as fast of the rate of inflation and stocks tend to be more volatile than some other investments you could make, such as bonds.

Growth Stocks Risk – Prices of growth stocks tend to be higher in relation to their companies' earnings and may be more sensitive to market, political, and economic developments than other stocks, making their prices more volatile. An investment in the Fund may be better suited to investors who seek long-term capital growth and can tolerate fluctuations in their investment's value.

Foreign Securities Risk – The Fund's performance will be influenced by political, social and economic factors affecting investments in foreign issuers, particularly emerging country issuers. Special risks associated with investments in emerging country issuers include exposure to currency fluctuations, less liquidity, less developed or less efficient trading markets, lack of comprehensive company information, political instability and differing auditing and legal standards. The securities of issuers located in emerging markets can be more volatile, and less liquid, than those of issuers in more mature economies.

The following risks may also apply:

•  Smaller Cap Securities Risk – investing in companies of all capitalizations involves the risk that smaller issuers in which the Fund invests may have limited product lines or financial resources, or lack management depth. It may also be difficult or impossible to liquidate a security position at a time and price acceptable to the Fund owing to the potentially less frequent trading of stocks of smaller market capitalization.

•  Leverage Risk – the cost of borrowing money to leverage may exceed the returns for the securities purchased or the securities purchased may actually go down in value; thus, the Fund's net asset value could decrease more quickly than if it had not borrowed.

Prospectus 10/21

An investment in the Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Performance

The following bar chart and the table beneath it provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual returns for the indicated periods compare with those of an appropriate benchmark of market performance. Class T Shares were not offered prior to February 28, 2017. Historical performance prior to February 28, 2017 is that of the Fund's Class A Shares. Performance in the bar chart does not reflect the effect of the sales charge imposed on Class A Shares of the Fund. If the bar chart reflected the applicable sales charges, returns would be less than those shown. Previously, the Fund followed different investment strategies under the name "Alger China-U.S. Growth Fund." Performance prior to May 31, 2013 does not reflect the Fund's current investment strategies. The Fund's past performance (before and after taxes) is not necessarily an indication of how it will perform in the future. Updated performance information is available on the Fund's website www.alger.com.

Annual Total Return for Class A Shares as of December 31 (%)

Best Quarter: Q2 2009 27.22%	Worst Quarter: Q4 2008 -28.59%

Prospectus 11/21

Average Annual Total Return as of December 31, 2016

	1 Year	5 Years	10 Years	Since 11/3/03
Class A (Inception 11/3/03)*
Return Before Taxes	-3.32%	6.84%	3.64%	8.03%
Return After Taxes on Distributions	-3.73%	6.72%	3.28%	7.14%
Return After Taxes on Distributions and Sale of Fund Shares	-1.88%	5.31%	2.76%	6.26%
MSCI ACWI (reflects no deductions for fees, expenses or taxes)	8.49%	9.96%	4.12%	7.28%

*  The returns shown are for Class A Shares, which would have substantially similar annual returns as Class T Shares because the Shares are invested in the same portfolio of securities and the annual returns would differ only to the extent that the Classes do not have the same expenses.

In the foregoing table, after-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. The after-tax returns shown may not be relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. A "Return After Taxes on Distributions and Sale of Fund Shares" may sometimes be higher than the other two return figures; this happens where there is a capital loss on redemptions, giving rise to a tax benefit to the shareholder.

Management

Investment Manager	Portfolio Managers Jointly and Primarily Responsible for Day-to-Day Management of the Fund's Portfolio
Fred Alger Management, Inc.	Dan C. Chung, CFA Chief Executive Officer, Chief Investment Officer and Portfolio Manager Since Inception (11/3/03)
Pedro V. Marcal Senior Vice President and Portfolio Manager Since May 2013
Deborah Vélez Medenica, CFA Senior Vice President and Portfolio Manager Since October 2011

Prospectus 12/21

Shareholder Information

Purchasing and Redeeming Fund Shares

Minimum Investments: the following minimums apply to an account in Class T Shares of the Fund.

Type of Account	Initial Investment	Subsequent Investment
Regular account	$1,000	$50
Traditional IRA	500	50
Roth IRA	500	50
Coverdell ESA	500	50
SIMPLE IRA	500	50
Keogh	500	50
401(k)	500	50
Automatic Investment	500	50
Asset-based Fee Program Accounts	250	50
Minimums may be waived in certain circumstances.

In general, investors may purchase or redeem Fund shares on any business day by mail (Boston Financial Data Services, Inc., Attn: The Alger Funds, P. O. Box 8480, Boston, MA 02266-8480), online at www.alger.com, by telephone 1(800) 992-3863, or through a financial intermediary.

Investors who wish to purchase or redeem Fund shares through a financial intermediary should contact their financial intermediary directly.

Tax Information

The Fund's distributions may be taxable as ordinary income or capital gains.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your financial advisor to recommend the Fund over another investment. Ask your financial advisor or visit your financial intermediary's website for more information.

Prospectus 13/21

Investment Objective, Principal Investment Strategies and Related Risks

The Fund's investment objective may be changed by the Board of Trustees without shareholder approval. The Fund will provide its shareholders with at least 60 days' prior notice of any change to its investment objective.

All of a Fund's share classes invest in the same portfolio of securities. Performance of each share class will vary from the performance of the Fund's other share classes due to the differences in charges or expenses. Remember that the Fund's past performance (before and after taxes) is not necessarily an indication of how it will perform in the future.

The index used in the Summary Sections is a broad-based index designed to track a particular market or market segment. No expenses, fees or taxes are reflected in the returns for the index, which is unmanaged. All returns for the index assume reinvestment of dividends and interest of the underlying securities that make up the index. Investors cannot invest directly in the index.

•  Morgan Stanley Capital International (MSCI) All Country World Index (ACWI) is an unmanaged market capitalization-weighted index designed to provide a broad measure of equity market performance throughout the world, including both developed and emerging markets.

Hypothetical Investment and Expense Information

Hypothetical investment and expense information, which is not required to be included in this Prospectus by the Securities and Exchange Commission, is presented in the chart below. This information is intended to reflect the annual and cumulative effect of the Fund's expenses, including investment advisory fees and other Fund costs, on the Fund's total return over a 10-year period. The example assumes the following:

•  You invest $10,000 in the Fund and hold it for the entire 10-year period;

•  Your investment has a 5% return before expenses each year; and

•  The maximum initial sales charge is applied.

There is no assurance that the annual expense ratio will be the expense ratio for any Fund classes for any of the years shown. To the extent that the Manager and any of its affiliates make any fee waivers and/or expense reimbursements pursuant to a voluntary or other contractual arrangement, your actual expenses may be less. This is only a hypothetical presentation made to illustrate what expenses and returns would be under the above scenarios. Your actual returns and expenses are likely to differ (higher or lower) from those shown below.

Prospectus 14/21

Alger Global Growth Fund

Class A	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Expense Ratio	1.50%	2.37%	2.37%	2.37%	2.37%	2.37%	2.37%	2.37%	2.37%	2.37%
Cumulative Gross Return	5.00%	10.25%	15.76%	21.55%	27.63%	34.01%	40.71%	47.75%	55.13%	62.89%
Cumulative Net Return	-1.75%	0.83%	3.49%	6.21%	9.00%	11.87%	14.81%	17.83%	20.93%	24.11%
End Investment Balance	$9,807	$10,065	$10,329	$10,601	$10,880	$11,166	$11,459	$11,761	$12,070	$12,388
Annual Expense	$670	$235	$242	$248	$255	$261	$268	$275	$282	$290
Class C	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Expense Ratio	2.25%	3.13%	3.13%	3.13%	3.13%	3.13%	3.13%	3.13%	3.13%	3.13%
Cumulative Gross Return	5.00%	10.25%	15.76%	21.55%	27.63%	34.01%	40.71%	47.75%	55.13%	62.89%
Cumulative Net Return	2.75%	4.67%	6.63%	8.62%	10.65%	12.72%	14.83%	16.98%	19.17%	21.39%
End Investment Balance	$10,275	$10,467	$10,663	$10,862	$11,065	$11,272	$11,483	$11,698	$11,917	$12,139
Annual Expense	$228	$325	$331	$337	$343	$350	$356	$363	$370	$376
Class T	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Expense Ratio	1.50%	2.37%	2.37%	2.37%	2.37%	2.37%	2.37%	2.37%	2.37%	2.37%
Cumulative Gross Return	5.00%	10.25%	15.76%	21.55%	27.63%	34.01%	40.71%	47.75%	55.13%	62.89%
Cumulative Net Return	1.00%	3.66%	6.38%	9.18%	12.05%	15.00%	18.02%	21.13%	24.31%	27.58%
End Investment Balance	$10,091	$10,357	$10,629	$10,909	$11,195	$11,490	$11,792	$12,102	$12,421	$12,747
Annual Expense	$399	$242	$249	$255	$262	$269	$276	$283	$291	$298

Additional Information About the Fund's Investment Strategies and Investments

Investment Objective

Alger Global Growth Fund seeks long-term capital appreciation.

Principal Investment Strategies and Related Risks

The Fund invests primarily in "growth stocks." Fred Alger Management, Inc. (the "Manager") believes that these companies tend to fall into one of two categories:

•  High Unit Volume Growth

Vital and creative companies which offer goods or services to a rapidly expanding marketplace. They include both established and emerging firms, exercising market dominance, offering new or improved products, or simply fulfilling an increased demand for an existing product line.

•  Positive Life Cycle Change

Companies experiencing a major change which is expected to produce advantageous results. These changes may be as varied as new management, products or technologies; restructuring or reorganization; regulatory changes; or merger and acquisition.

The Fund's portfolio managers may sell a stock when it reaches a target price, it fails to perform as expected, or other opportunities appear more attractive. As a result of

Prospectus 15/21

this disciplined investment process, the Fund may engage in active trading of portfolio securities. If the Fund does trade in this way, it may incur increased transaction costs and brokerage commissions, both of which can lower the actual return on an investment. Active trading may also increase short-term gains and losses, which may affect the taxes a shareholder has to pay.

Equity Securities

As with any fund that invests in stocks, your investment will fluctuate in value, and the loss of your investment is a risk of investing. The Fund's price per share will fluctuate due to changes in the market prices of its investments. Because stock markets tend to move in cycles, stock prices overall may decline. A particular stock's market value may decline as a result of general market conditions that are not related to the issuing company (e.g., adverse economic conditions or investor sentiment) or due to factors that affect the particular company (e.g., management performance or factors affecting the industry). Also, the Fund's investments may not grow as fast as the rate of inflation and stocks tend to be more volatile than some other investments you could make, such as bonds.

Growth Stocks

Prices of growth stocks tend to be higher in relation to their companies' earnings and may be more sensitive to market, political and economic developments than other stocks, making their prices more volatile. An investment in the Fund may be better suited to investors who seek long-term capital growth and can tolerate fluctuations in their investment's value. Expected growth may not be realized.

Investing in Companies of All Capitalizations

Investing in companies of all capitalizations involves the risk that smaller issuers in which the Fund invests may have limited product lines or financial resources, or lack management depth. The share prices of smaller companies tend to be more volatile than those of larger companies. In addition, it may be difficult or impossible to liquidate a security position at a time and price acceptable to the Fund because of the potentially less frequent trading of stocks of smaller market capitalization.

Leverage

The Fund can leverage, that is, borrow money to buy additional securities. By borrowing money, the Fund has the potential to increase its returns if the increase in the value of the securities purchased exceeds the cost of borrowing, including interest paid on the money borrowed. There is a risk that the cost of borrowing money to leverage may exceed the returns for the securities purchased or that the securities purchased may actually go down in value; thus the Fund's net asset value could decrease more quickly than if it had not borrowed.

Prospectus 16/21

Foreign Securities

Investing in foreign securities involves risks related to the political, social, and economic conditions of foreign countries, particularly emerging market countries. These risks may include political instability, exchange control regulations, expropriation, lack of comprehensive information, national policies restricting foreign investment, currency fluctuations, less liquidity, undiversified and immature economic structures, inflation and rapid fluctuations in inflation, withholding or other taxes, and operational risks. There may be less stringent government supervision and oversight of foreign markets than in the United States. There may be less corporate financial information publicly available, less stringent investor protection and disclosure standards, and differing auditing and legal standards.

Investing in emerging market countries involves higher levels of risk, including increased securities, currency, information, liquidity, industry, market, political and valuation risks. Deficiencies in regulatory oversight, market infrastructure, shareholder protections and company laws could expose the Fund to operational and other risks as well. Some countries may have restrictions that could limit the Fund's access to attractive opportunities. Emerging markets often face serious economic problems (such as high external debt, inflation and unemployment) that could subject the Fund to increased volatility or substantial declines in value. Additionally, some countries may be adversely affected by protectionist trade policies, a slow U.S. economy, political and social instability, regional and global conflicts, terrorism and war, including actions that are contrary to the interests of the U.S.

Investment in foreign currencies is subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedged positions, that the U.S. dollar will decline relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time. A decline in the value of foreign currencies relative to the U.S. dollar will reduce the value of securities held by the Fund and denominated in those currencies. Foreign currencies also are subject to risks caused by inflation, interest rates, budget deficits and low savings rates, political factors and government controls.

Other Applicable Risks

Illiquid and Restricted Securities

The Fund may invest in restricted securities (i.e., securities which are subject to legal or contractual restrictions on their resale), including restricted securities governed by Rule 144A under the Securities Act of 1933, as amended. The Fund may not invest more than 15% of its net assets in "illiquid" securities, which include certain restricted securities, securities for which there is no readily available market and repurchase agreements with maturities of greater than seven days; however, restricted securities that are determined by the Board of Trustees of the Trust to be liquid are not subject to this limitation.

Prospectus 17/21

Temporary Defensive and Interim Investments

In times of adverse or unstable market, economic or political conditions, the Fund may invest up to 100% of its assets in cash, high-grade bonds, or cash equivalents (such as commercial paper or money market instruments) for temporary defensive reasons. This is to attempt to protect the Fund's assets from a temporary, unacceptable risk of loss, rather than directly to promote the Fund's investment objective. The Fund may also hold these types of securities in an amount up to 15% of net assets, pending the investment of proceeds from the sale of Fund shares or portfolio securities or to meet anticipated redemptions of Fund shares. The Fund may not achieve its investment objective while in a temporary defensive or interim position.

The Fund may invest in other securities that are not its principal strategy. The investment risks associated with such other investments are not principal risks of the Fund. These strategies and risks are described in the Statement of Additional Information. You should read that information carefully.

Management and Organization

Manager

Fred Alger Management, Inc.
360 Park Avenue South
New York, NY 10010

The Manager has been an investment adviser since 1964, and manages investments totaling (at December 31, 2016) $13.6 billion in mutual fund assets as well as $6 billion in other assets. The Manager has managed the Fund since its inception. The Manager is responsible for providing a continuous investment program for the Fund, making decisions with respect to all purchases and sales of assets, and placing orders for the investment and reinvestment of Fund assets. These advisory responsibilities are subject to the supervision of the Board of Trustees.

The Fund pays the Manager a fee at the annual rate of .80% of daily net assets for assets up to $500 million, and .70% for assets in excess of $500 million. A discussion of the Trustees' basis for approving the Fund's advisory contract is available in the Fund's annual report to shareholders for its most recent October 31 fiscal year end.

Portfolio Managers Jointly and Primarily Responsible for Day-to-Day Management of Portfolio Investments

Fund	Portfolio Managers	Since
Alger Global Growth Fund	Dan C. Chung, CFA Pedro V. Marcal Deborah Vélez Medenica, CFA	Inception (11/3/03) May 2013 October 2011

Prospectus 18/21

•  Mr. Chung has been employed by the Manager since 1994. He became a portfolio manager in 2000, Chief Investment Officer in 2001, President in 2003, and Chief Executive Officer in 2006.

•  Mr. Marcal has been employed by the Manager since February 2013 as a Senior Vice President and portfolio manager. Prior to joining the Manager, he was a Portfolio Manager at Allianz Global Investors (formerly Nicholas-Applegate Capital Management) from 1994 to 2013.

•  Ms. Vélez Medenica has been employed by the Manager since 2010 as a portfolio manager and a Senior Vice President.

The Fund's Statement of Additional Information provides additional information about the portfolio managers' compensation structure, other accounts managed by the portfolio managers, and the portfolio managers' ownership of Fund securities.

Administrator

Pursuant to a separate Fund Administration Agreement, the Manager also provides administrative services to the Fund, including, but not limited to: providing office space, telephone, office equipment and supplies, authorizing expenditures and approving bills for payment on behalf of the Fund; supervising preparation of periodic shareholder reports, notices and other shareholder communications; supervising the daily pricing of the Fund's investment portfolios and the publication of the net asset value of the Fund's shares, earnings reports and other financial data; monitoring relationships with organizations providing services to the Fund, including the Fund's custodian, transfer agent and printers; providing trading desk facilities for the Fund; and supervising compliance by the Fund with recordkeeping and periodic reporting requirements under the Investment Company Act of 1940, as amended. The Fund pays the Manager an administrative fee at the annual rate of 0.0275% of the Fund's average daily net assets.

For more information, please see the Shareholder Information section beginning on page A-1.

Financial Highlights

The financial highlights table is intended to help you understand the Fund's financial performance for the periods shown. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends and distributions). The information in the table has been audited by Deloitte & Touche LLP whose report, along with the Fund's financial statements, is included in the Annual Report, which is available upon request.

As a new class of shares, financial highlights for Class T Shares of the Fund are not available as of the date of this Prospectus.

Prospectus 19/21

Alger Global Growth Fund Financial Highlights for a share outstanding throughout the period

Class A

	Year ended 10/31/16	Year ended 10/31/15	Year ended 10/31/14	Year ended 10/31/13	Year ended 10/31/12
Net asset value, beginning of period	$20.65	$20.79	$18.76	$15.42	$15.11
Income from Investment Operations:
Net investment loss (i)	0.10	(0.01)	(0.02)	(0.01)	(0.06)
Net realized and unrealized gain (loss) on investments	(0.55)	(0.13)	2.05	3.41	0.37
Total from investment operations	(0.45)	(0.14)	2.03	3.40	0.31
Dividends from net investment income	—	—	—	(0.06)	—
Net asset value, end of period	$20.20	$20.65	$20.79	$18.76	$15.42
Total return (ii)	(2.18)%	(0.67)%	10.82%	22.20%	2.00%
Ratios/Supplemental Data:
Net assets, end of period (000's omitted)	$19,805	$24,269	$30,542	$33,657	$41,051
Ratio of gross expenses to average net assets	2.37%	2.03%	1.98%	2.35%	2.29%
Ratio of expense reimbursements to average net assets	(0.87)%	(0.53)%	(0.48)%	(0.33)%	—
Ratio of net expenses to average net assets	1.50%	1.50%	1.50%	2.02%	2.29%
Ratio of net investment income (loss) to average net assets	0.52%	(0.07)%	(0.08)%	(0.07)%	(0.38)%
Portfolio turnover rate	138.05%	143.87%	81.13%	96.45%	84.55%

(i)  Amount was computed based on average shares outstanding during the period.

(ii)  Does not reflect the effect of sales charges, if applicable.

Prospectus 20/21

Alger Global Growth Fund Financial Highlights for a share outstanding throughout the period

Class C

	Year ended 10/31/16	Year ended 10/31/15	Year ended 10/31/14	Year ended 10/31/13	Year ended 10/31/12
Net asset value, beginning of period	$19.69	$19.97	$18.15	$14.97	$14.79
Income from Investment Operations:
Net investment loss (i)	(0.04)	(0.17)	(0.16)	(0.13)	(0.16)
Net realized and unrealized gain (loss) on investments	(0.54)	(0.11)	1.98	3.31	0.34
Total from investment operations	(0.58)	(0.28)	1.82	3.18	0.18
Net asset value, end of period	$19.11	$19.69	$19.97	$18.15	$14.97
Total return (ii)	(2.95)%	(1.40)%	10.03%	21.24%	1.20%
Ratios/Supplemental Data:
Net assets, end of period (000's omitted)	$4,720	$4,730	$5,392	$4,888	$4,048
Ratio of gross expenses to average net assets	3.13%	2.80%	2.75%	3.13%	3.06%
Ratio of expense reimbursements to average net assets	(0.88)%	(0.55)%	(0.50)%	(0.40)%	—
Ratio of net expenses to average net assets	2.25%	2.25%	2.25%	2.73%	3.06%
Ratio of net investment income (loss) to average net assets	(0.23)%	(0.82)%	(0.83)%	(0.81)%	(1.08)%
Portfolio turnover rate	138.05%	143.87%	81.13%	96.45%	84.55%

(i)  Amount was computed based on average shares outstanding during the period.

(ii)  Does not reflect the effect of sales charges, if applicable.

Prospectus 21/21

Shareholder Information

Distributor

Fred Alger & Company, Incorporated
360 Park Avenue South
New York, NY 10010

Transfer Agent

State Street Bank and Trust Company
c/o Boston Financial Data Services, Inc.
P.O. Box 8480
Boston, MA 02266-8480

Net Asset Value

The value of one share is its "net asset value," or NAV. The NAV for a Fund is calculated as of the close of business (normally 4:00 p.m. Eastern time) every day the New York Stock Exchange ("NYSE") is open. Generally, the NYSE is closed on weekends and national holidays.

Foreign securities are usually valued on the basis of the most recent closing price of the foreign markets on which such securities principally trade. For each Fund, especially Alger International Growth Fund ("International Fund"), Alger Emerging Markets Fund ("Emerging Fund"), and Alger Global Growth Fund ("Global Fund"), that invests in foreign securities principally listed on foreign exchanges that may trade on days the NYSE is closed, the value of the Fund's assets may be affected on days when shareholders will not be able to purchase or redeem Fund shares.

The assets of each Fund are generally valued on the basis of market quotations. If market quotations are not readily available or do not accurately reflect fair value for a security, or if a security's value has been materially affected by events occurring after the close of the market on which the security is principally traded, the security may be valued on the basis of fair value as determined by the Manager under procedures adopted by the Trust's Board of Trustees. A security's valuation may differ depending on the method used for determining value. Short-term money market instruments held by the Fund are generally valued on the basis of amortized cost.

In determining whether market quotations are reliable and readily available, the Manager monitors information it routinely receives for significant events it believes will affect market prices of portfolio instruments held by a Fund. Significant events may affect a particular company (for example, a trading halt in the company's securities on an exchange during the day) or may affect securities markets (for example, a natural disaster that causes a market to close). If the Manager is aware of a significant event that has occurred after the close of the market where a portfolio instrument is primarily traded, but before the close of the NYSE, that the Manager believes has affected or is likely to affect the price of the instrument, the Manager will use its

Prospectus A-1/A-22

best judgment to determine a fair value for that portfolio instrument under procedures adopted by the Board of Trustees.

The Manager believes that under certain circumstances foreign securities values may be affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets. The Manager's fair valuation procedures therefore include a procedure whereby foreign securities prices may be "fair valued" to take those factors into account.

NAV (net asset value) of a class of shares is computed by adding together the value allocable to the class of the Fund's investments plus cash and other assets, subtracting applicable liabilities and then dividing the result by the number of outstanding shares of the class.

Purchasing and Redeeming Fund Shares

Shares are sold at their offering price, which is the NAV per share plus any initial sales charge that may apply. You can purchase or redeem shares on any day the NYSE is open. Orders will be processed at the NAV next calculated after your purchase or redemption request is received in good order by the Transfer Agent or other agent appointed by the Distributor. Ordinarily, the Fund will issue your redemption check within seven days after the Transfer Agent accepts your redemption request. However, when you buy shares with a check or via TelePurchase, Automatic Investment Plan, or online, the Fund will not issue payment for redemption requests against those funds until the purchase proceeds are available, which may take up to 15 days. Payment may be postponed in cases where the SEC declares an emergency or normal trading is halted. The Transfer Agent or the Fund may reject any purchase order. Share certificates are not issued for shares of the Fund.

Legislation passed by Congress in 2008 requires mutual funds to report both to the shareholder and to the Internal Revenue Service the "cost basis" of shares acquired on or after January 1, 2012 that are subsequently redeemed or exchanged. This reporting is not required for Fund shares held in retirement or other tax-advantaged accounts or to certain types of entities (such as C corporations).

If you are a direct shareholder, you may request your cost basis reported on Form 1099-B to be calculated using any one of the alternative methods offered by the Fund. Please contact the Fund to make, revoke, or change your election. If you do not affirmatively elect a cost basis method then the Fund will use the average cost basis method. If you hold Fund shares through a broker, please contact that broker with respect to the reporting of cost basis and available elections for your account.

Please note that you will continue to be responsible for calculating and reporting gains and losses on redemptions of shares purchased prior to January 1, 2012. You are encouraged to consult your tax advisor regarding the application of the new cost basis reporting rules and, in particular, which cost basis calculation method is best for you.

Prospectus A-2/A-22

Dividends and Distributions

Except as noted below, all Funds declare and pay dividends and distributions annually, and expect that the annual payments to shareholders will consist primarily of capital gains, which may be taxable to you at different rates depending upon how long the Fund held the securities that it sold to create the gains (rather than the length of time you have held shares of the Fund), and that they will also include net investment income, which is taxable as ordinary income. Certain dividend income received by a Fund and paid to you may be subject to a maximum tax rate of 20% (qualified dividends); other income paid to you, such as non-qualifying dividend income or interest earned on debt securities held by the Fund, will continue to be taxed at the higher ordinary income rates. Dividends and distributions may differ among classes of shares of a Fund.

Alger Growth & Income Fund declares and pays dividends from net investment income quarterly. Distributions from net realized gains are declared and paid annually after the end of the fiscal year in which they were earned.

Unless you choose to receive cash payments by checking the box on your account application, any dividends and distributions will be reinvested automatically at the NAV on their payment dates. No additional sales charge will apply to automatically reinvested dividends and distributions. If you have chosen cash payments and a payment is returned to the Fund as undeliverable, that payment will be reinvested upon receipt by the Transfer Agent in Fund shares at the next NAV. All subsequent payments will be reinvested until you reinstate your cash election and provide a valid mailing address.

Regardless of whether you choose to take distributions in cash or reinvest them in the Fund, they may be subject to federal and state taxes. Because everyone's tax situation is unique, see a tax advisor about federal, state and local tax consequences of investing in the Funds.

Classes of Fund Shares

Each of Alger Capital Appreciation Fund, Alger Mid Cap Growth Fund, and Alger Small Cap Growth Fund offers five classes of shares (Class A, B, C, T, and Z Shares). Each of Alger Health Sciences Fund, Alger Growth & Income Fund, and Alger Dynamic Opportunities Fund offers four classes of shares (Class A, C, T, and Z Shares). Alger International Growth Fund offers six classes of shares (A, B, C, I, T, and Z Shares). Each of Alger Small Cap Focus Fund and Alger Capital Appreciation Focus Fund offers six classes of shares (A, C, I, T, Y, and Z Shares). Each of Alger SMid Cap Growth Fund, Alger Spectra Fund, Alger Responsible Investing Fund, Alger Mid Cap Focus Fund and Alger Global Growth Fund offers five classes of shares (Class A, C, I, T, and Z Shares). Alger Emerging Markets Fund offers seven classes of shares (Class A, C, I, T, Y, Y-2 and Z Shares). Class A, B C, and T Shares are offered in these prospectuses. Class I Shares, Class R Shares Class Y Shares, Class Y-2 Shares, and Class Z Shares are generally offered only to institutional investors in separate prospectuses. Shares of

Prospectus A-3/A-22

classes A, B, C and T are subject to sales charges. The differences among the classes are described in the following charts:

Sales Charges

Class A Shares

When you buy Class A Shares you may pay the following sales charge:

Purchase Amount	Sales Charge as a % of Offering Price	Sales Charge as a % of Net Asset Value	Dealer Allowance as a % of Offering Price
Less than $25,000	5.25%	5.54%	5.00%
$25,000 - $49,999	4.50%	4.71%	4.25%
$50,000 - $99,999	4.00%	4.17%	3.75%
$100,000 - $249,999	3.50%	3.63%	3.25%
$250,000 - $499,999	2.50%	2.56%	2.25%
$500,000 - $749,999	2.00%	2.04%	1.75%
$750,000 - $999,999	1.50%	1.52%	1.25%
$1,000,000 and over	*	*	1.00%

*  Purchases of Class A Shares which, when combined with current holdings of Class A Shares of the Alger Family of Funds offered with a sales charge, equal or exceed $1,000,000 in the aggregate may be made at net asset value without any initial sales charge, but will be subject to a contingent deferred sales charge ("CDSC") of 1.00% on redemptions made within 12 months of purchase. The CDSC is waived if the shareholder's financial intermediary notified the Distributor before the shareholder purchased the Class A Shares that the financial intermediary would waive the 1.00% Dealer Allowance noted in the chart above.

In calculating a CDSC, the Fund assumes first, that the redemption is of shares, if any, that are not subject to any CDSC.

Distribution and/or Service (12b-1) Fees

Each Fund offering Class A Shares has adopted a plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act") that allows Class A Shares to pay a 0.25% fee out of its assets on an ongoing basis for distribution and shareholder services provided to Class A shareholders. These fees will increase the cost of your investment in Class A Shares and may cost you more than paying other types of sales charges.

Maximum Investment Amount:

No maximum investment limit for Class A shares.

Minimum Investment Amount:

For the minimum investment amount for Class A shares, see table below.

Prospectus A-4/A-22

	Initial Investment	Subsequent Investment
Regular account	$1,000	$50
Traditional IRA	500	50
Roth IRA	500	50
Coverdell ESA	500	50
SIMPLE IRA	500	50
Keogh	500	50
401(k)	500	50
Automatic Investment	500	50
Asset-based Fee Program Accounts	250	50
Minimums may be waived in certain circumstances.

Class C Shares

There is no sales charge when you buy Class C Shares.
When you redeem Class C Shares, you may pay the following CDSC:

Years Shares Were Held	Contingent Deferred Sales Charge (CDSC)
Less than one	1%
One or more	0%

In calculating a CDSC, the Fund assumes, first, that the redemption is of shares, if any, that are not subject to any CDSC.

Under certain circumstances, the CDSC may be waived. These circumstances are discussed below and in the Statement of Additional Information.

Distribution and/or Service (12b-1) Fees

Each Fund offering Class C Shares has adopted a plan pursuant to Rule 12b-1 under the 1940 Act that allows Class C Shares to pay a 1.00% fee out of its assets on an ongoing basis for distribution and shareholder services provided to Class C shareholders. These fees will increase the cost of your investment in Class C Shares and may cost you more than paying other types of sales charges

Maximum Investment Amount: The maximum investment limit for Class C Shares is $999,999.

Prospectus A-5/A-22

Minimum Investment Amount:

For the minimum investment amount for Class C Shares, see table below.

	Initial Investment	Subsequent Investment
Regular account	$1,000	$50
Traditional IRA	500	50
Roth IRA	500	50
Coverdell ESA	500	50
SIMPLE IRA	500	50
Keogh	500	50
401(k)	500	50
Automatic Investment	500	50
Asset-based Fee Program Accounts	250	50
Minimums may be waived in certain circumstances.

Class T Shares

When you buy Class T Shares you may pay the following sales charge:

Purchase Amount	Sales Charge as a % of Offering Price	Sales Charge as a % of Net Asset Value	Dealer Allowance as a % of Offering Price
Less than $250,000	2.50%	2.56%	2.50%
$250,000 - $500,000	2.00%	2.04%	2.00%
$500,000 - $999,999	1.50%	1.52%	1.50%
$1,000,000 and over	1.00%	1.01%	1.00%

Distribution and/or Service (12b-1) Fees

Each Fund offering Class T Shares has adopted a plan pursuant to Rule 12b-1 under the 1940 Act that allows Class T Shares to pay a 0.25% fee out of its assets on an ongoing basis for distribution and shareholder services provided to Class T shareholders. These fees will increase the cost of your investment in Class T Shares and may cost you more than paying other types of sales charges.

Maximum Investment Amount:

No maximum investment limit for Class T shares.

Prospectus A-6/A-22

Minimum Investment Amount:

For the minimum investment amount for Class T shares, see table below.

	Initial Investment	Subsequent Investment
Regular account	$1,000	$50
Traditional IRA	500	50
Roth IRA	500	50
Coverdell ESA	500	50
SIMPLE IRA	500	50
Keogh	500	50
401(k)	500	50
Automatic Investment	500	50
Asset-based Fee Program Accounts	250	50
Minimums may be waived in certain circumstances.

Waivers of Sales Charges

Different financial intermediaries may impose different sales charges or offer different sales charge discounts. These variations are described at the end of this Prospectus in Appendix A – Sales Charge Waivers and Discounts Available from Intermediaries.

No initial sales charge is imposed on purchases of Class A Shares, and no CDSC is imposed on redemptions of Class A and C Shares by:

•  employees of the Distributor and its affiliates,

•  Individual Retirement Accounts ("IRAs"), Keogh Plans and employee benefit plans for those employees and

•  spouses, children, siblings and parents of those employees and trusts of which those individuals are beneficiaries, as long as orders for the shares on behalf of those individuals and trusts were placed by the employees;

•  accounts managed by the Manager,

•  employees, participants and beneficiaries of those accounts,

•  IRAs, Keogh Plans and employee benefit plans for those employees, participants and beneficiaries and

•  spouses and minor children of those employees, participants and beneficiaries as long as orders for the shares were placed by the employees, participants and beneficiaries;

•  directors or trustees of any investment company for which the Distributor or any of its affiliates serves as investment adviser or distributor;

Prospectus A-7/A-22

•  employee benefit or retirement plans or charitable accounts other than employee benefit or retirement plans or charitable accounts that purchase Class A Shares through brokerage relationships in which sales charges are customarily imposed;

•  an investment company registered under the Investment Company Act of 1940, as amended, in connection with the combination of the investment company with the Fund by merger, acquisition of assets or by any other transaction;

•  registered investment advisers for their own accounts;

•  registered investment advisers, banks, trust companies and other financial institutions, including broker-dealers, and their immediate families, and financial intermediaries offering self-directed investment brokerage accounts, that have an agreement in place with the Distributor;

•  a financial institution as shareholder of record on behalf of:

•  investment advisers or financial planners trading for their own accounts or the accounts of their clients, and who charge a separate fee for their services, and

•  clients of such investment advisers or financial planners trading for their own accounts if the accounts are linked to the master account of such investment adviser or financial planner on the books and records of the financial institution;

•  a financial institution as shareholder of record on behalf of retirement and deferred compensation plans and trusts used to fund those plans;

•  registered representatives of broker-dealers that have an agreement in place with the Distributor, for their own accounts and their spouses, children, siblings and parents;

•  children or spouses of individuals who died in the terrorist attacks of September 11, 2001 made directly at the Fund;

•  shareholders of Global Fund as of January 21, 2005 purchasing Class A Shares directly from the Fund for their existing accounts; and

•  shareholders of Class N Shares as of September 23, 2008 purchasing Class A Shares of the Alger Family of Funds when those purchases are made directly from the Fund.

Investors purchasing Class A Shares who may be entitled to one of the foregoing waivers should consult with their financial adviser as to their eligibility, and are required to claim and substantiate their eligibility for the waiver at the time of purchase. It is also the responsibility of shareholders redeeming shares otherwise subject to a CDSC but qualifying for a waiver of the charge to assert this status at the time of redemption. As the Distributor has no information regarding the nature of the underlying shareholders in an omnibus account (in which shares are held in the name of an intermediary on behalf of multiple beneficial owners, a common form of holding shares among retirement plans

Prospectus A-8/A-22

and financial intermediaries such as brokers, advisers and third-party administrators) it cannot aid in the substantiation of any such claims for waivers. Information regarding these procedures is available by contacting the Fund at (800) 992-3863.

Any CDSC which otherwise would be imposed on redemptions of shares of the Fund will be waived with respect to (a) redemptions of shares held at the time a shareholder becomes disabled or dies, including the shares of a shareholder who owns the shares with his or her spouse as joint tenants with right of survivorship, provided that the redemption is requested within one year after the death or initial determination of disability, (b) redemptions in connection with the following retirement plan distributions: (i) lump-sum or other distributions from a qualified corporate or Keogh retirement plan following retirement, termination of employment, death or disability (or in the case of a five percent owner of the employer maintaining the plan, following attainment of age 70-1/2); (ii) required distributions from an IRA following the attainment of age 70-1/2 or from a custodial account under Section 403(b)(7) of the Internal Revenue Code of 1986, as amended, following the later of retirement or attainment of age 70-1/2; and (iii) a tax-free return of an excess contribution to an IRA, (c) systematic withdrawal payments, and (d) redemptions by the Fund of Fund shares whose value has fallen below the minimum initial investment amount. For purposes of the waiver described in (a) above, a person will be deemed "disabled" if the person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration.

Shareholders of record as of January 21, 2005 of the undesignated single class of shares of Alger China-U.S. Growth Fund may purchase Class A Shares of Global Fund for their existing accounts at net asset value without the imposition of a sales charge. Class N shareholders as of September 23, 2008 will not be subject to initial sales charges in connection with additional purchases of Class A Shares of the Alger Family of Funds. Due to operational limitations at certain financial intermediaries, a sales charge may be assessed unless you inform the financial intermediary at the time you make any additional purchase that you are eligible for this waiver. Notwithstanding the foregoing, shareholders investing through certain financial intermediaries may not be eligible to purchase shares without imposition of an initial sales charge through such financial intermediaries if the nature of their relationship with, and/or service received from, the financial intermediary changes. Please consult your financial representative for further details.

Under the Reinvestment Privilege, a shareholder who has redeemed Class A Shares in a Fund account may reinvest all or part of the redemption proceeds in Class A Shares of the same Fund in the same account without an initial sales charge, provided the reinvestment is made within 30 days after the redemption. Reinvestment will be at the net asset value of the Fund next determined upon receipt of the proceeds and a letter requesting that this privilege be exercised, subject to confirmation of the shareholder's status or holdings, as the case may be. You will also receive a pro rata credit for any CDSC imposed. This reinvestment privilege may be exercised only once

Prospectus A-9/A-22

by a shareholder. Reinvestment will not alter any capital gains tax payable on the redemption and a loss may not be allowed for tax purposes.

Sales Charge Discounts

In addition to waivers of sales charges for eligible investors, there are several ways in which any investor in Class A Shares may be eligible for a sales charge discount. Information on sales charge discounts is posted on the Fund's website, www.alger.com.

When purchasing Class A Shares, when the dollar amount of your purchase reaches a specified level, known as a breakpoint, you are entitled to pay a discounted initial sales charge. For example, a purchase of up to $24,999 of Class A Shares of the Fund would be charged an initial charge of 5.25%, while a purchase of $25,000 would be charged an initial charge of 4.50%. There are several breakpoints, as shown in the above sales charge table for Class A Shares. The greater the investment, the greater the sales charge discount.

A sales charge discount is also available to Class A Share investors who indicate an intent to purchase shares in an amount aggregating $25,000 or more over a 13-month period. A Letter of Intent ("LOI") allows the Class A Share investor to qualify for a breakpoint discount now without immediately investing the aggregate dollar amount at which the breakpoint discount is offered. The investor must refer to the LOI when placing purchase orders. For purposes of an LOI, the purchase amount includes purchases by "any person" (which includes an individual, his or her spouse or domestic partner and children, or a trustee or other fiduciary of a single trust, estate or single fiduciary account) of shares of all classes of the Funds in the Alger Family of Funds offered with a sales charge over the following 13 months. At the investor's request, the 13-month period may begin up to 90 days before the date the LOI is signed. The minimum initial investment under the LOI is 5% of the total LOI amount. Further details are in the Statement of Additional Information.

A third way that an investor in Class A Shares may be eligible for a sales charge discount is by reason of Rights of Accumulation ("ROA"). With ROA, Class A Shares of the Fund may be purchased by "any person" (as defined in the immediately preceding paragraph) at a discounted sales charge as determined by aggregating the dollar amount of the new purchase and the current value (at offering price) of all shares of all classes of the Funds in the Alger Family of Funds offered with a sales charge then held by such person and applying the sales charge applicable to such aggregate. In order to obtain such discount, the purchaser must provide sufficient information at the time of purchase to permit verification that the purchase qualifies for the sales charge discount. The right of accumulation is subject to modification or discontinuance at any time with respect to all shares purchased thereafter.

Prospectus A-10/A-22

Investment Instructions

To Open an Account:

By Mail: The Funds do not accept cash or cash alternatives for fund purchases. Make checks payable to "The Alger Funds." Visit the Fund's website to download a prospectus and New Account Application at www.alger.com, or call (800) 992-3863 to receive an application and prospectus via U.S. mail. Mail your completed application and check to the Fund's transfer agent:

Boston Financial Data Services, Inc.
Attn: The Alger Funds
P.O. Box 8480
Boston, MA 02266-8480

Overnight mail is to be sent to the Fund's transfer agent at the following address:

Boston Financial Data Services, Inc.
Attn: The Alger Funds
30 Dan Road
Canton, MA 02021

By FED Wire: Forward the completed New Account Application to Boston Financial Data Services, Attn: The Alger Funds, stating that the account will be established by wire transfer and the date and amount of the transfer. Have your bank wire funds to State Street Bank and Trust Company. Contact Boston Financial Data Services at (800) 992-3863 for details.

By Financial Intermediary: Call or visit your broker-dealer, investment adviser, bank or other financial institution.

Automatically: Complete the Automatic Investment Plan option on your account application. Minimum automatic investment is $50 with a minimum initial investment of $500.

Online: You can open a new account online. Go to www.alger.com and follow the online instructions. Please be sure to first read the Fund prospectus before investing.

To Make Additional Investments in an Existing Account:

By Mail: Complete and return the Invest by Mail slip attached to your Alger Funds Statement and return the slip with your investment to:

Boston Financial Data Services, Inc.
Attn: The Alger Funds
P.O. Box 8480
Boston, MA 02266-8480

By Telephone: TelePurchase* allows you to purchase shares by telephone (minimum $500, maximum $50,000). Your purchase will be processed at the NAV next calculated after your request is received and the funds will be transferred from your

Prospectus A-11/A-22

previously designated bank account to your Fund account normally within one business day. Call (800) 992-3863 to initiate a TelePurchase.

You can sign up for TelePurchase when you first establish your account or, to add this service to your existing account, complete and return the Additional Services Form available at www.alger.com or call (800) 992-3863 to receive the form by mail.

*TelePurchase is not available for Retirement Plans.

By FED Wire: Have your bank wire funds to State Street Bank and Trust Company. Contact Boston Financial Data Services, Inc. at (800) 992-3863 for details.

By Financial Intermediary: Call or visit your broker-dealer, investment adviser, bank or other financial institution.

Automatically: The Alger Family of Funds' Automatic Investment Plan allows you to make automatic purchases on the day of the month that you select. The minimum automatic investment is $50 with a minimum initial investment of $500.

You can sign up for the Automatic Investment Plan when you first establish your account or, to add this service to your existing account, complete and return the Additional Services Form available at www.alger.com or call (800) 992-3863 to receive the form by mail.

Government Direct Deposit* allows you to arrange direct deposit of U.S. federal government payments into your Fund account and Payroll Savings Plan* allows you to arrange direct deposit of a portion of your payroll directly to your Fund Account. Call (800) 992-3863 for a Payroll Savings Plan Form or download it at www.alger.com.

*Not available for Retirement Plans

Online: You can purchase additional shares in an existing Fund account. Go to www.alger.com and follow the online instructions.

To Exchange Shares:

By Telephone or Online: You can exchange Class A, B, or C Shares of a Fund for the same class of shares of another fund in the Alger Family of Funds, subject to certain restrictions. You can go to www.alger.com, login to access your account, and follow the online instructions, or call (800) 992-3863 to exchange shares (unless you have refused the telephone exchange privilege on your New Account Application). Shares of one class may not be exchanged for shares of another class, except that in limited circumstances certain accounts will be permitted an exchange from one class to another, including, but not limited to from Class A Shares to Class I Shares, or from Class A Shares to Class Z or Class Z-2 Shares, or from Class C Shares to Class Z or Class Z-2 Shares.

Prospectus A-12/A-22

To Redeem Shares:

By Mail: Send a letter of instruction to Boston Financial Data Services, Inc., Attn: The Alger Funds which includes:

•  account number

•  Fund name and Share class

•  number of shares or dollar amount of redemption

•  where to send the proceeds

•  signature(s) of registered owner(s)

•  a Medallion signature guarantee is required if

•  your redemption is for more than $25,000; or

•  you want the check sent to a different address than the one we have on file; or

•  you want the check to be made payable to someone other than the registered owners we have on file; or

•  you have changed your address on file within the past 30 days.

By Telephone: Call (800) 992-3863 to sell shares (unless you refuse this service on your New Account Application). The Fund will send you a check for any amount. You cannot request a check if you have changed your address on file within the past 30 days. For amounts over $5,000, you can choose to receive a wire to a bank account you previously designated on the records of the Fund.

If you request that your redemption proceeds be wired to your bank account, there is generally a $10 fee per wire sent to a bank account that you had previously designated on the Fund's records, and generally a $15 fee per wire sent to a bank account not previously designated on the Fund's records. Fed wire requests to a bank account not previously designated on the Fund's records must be made in writing, and require a Medallion signature guarantee.

TeleRedemption* allows you to redeem shares by telephone (minimum $500, maximum $50,000). Your redemption will be processed at the NAV next calculated after your request is received and the funds will be transferred to your previously designated bank account normally within two business days. Shares issued in certificate form are not eligible for this service.

You can sign up for TeleRedemption when you first establish your account or, to add this service to your existing account, complete and return the Additional Services Form available at www.alger.com or call (800) 992-3863 to receive the form by mail.

*Not available for Retirement Plans

By Financial Intermediary: Call or visit your broker-dealer, investment adviser, bank or other financial institution.

Prospectus A-13/A-22

Automatically: Systematic Withdrawal Plan allows you to receive regular monthly, quarterly or annual payments. Your account value must be at least $10,000 at the time you begin participation in the Plan, and the payments must be for $50 or more. The maximum monthly withdrawal is 1% of the account value in the Fund at the time you begin participation in the Plan.

Online: You can redeem shares from an existing Fund account. Go to www.alger.com and follow the online instructions.

Medallion Signature Guarantee is a guarantee by a financial institution that your signature is authentic. The financial institution accepts liability for any forgery or fraud if the signature it guarantees proves to be counterfeit. It is an ideal means to protect investors and their assets. A notarization by a Notary Public is not an acceptable substitute.

Limitations on Excessive Trading

Each of the Funds except for International Fund, Emerging Fund and Global Fund invests predominantly in U.S.-traded, highly liquid securities for which current New York Stock Exchange closing prices are readily available on a daily basis. Each of International Fund, Emerging Fund and Global Fund may invest a significant amount of its assets in securities traded on foreign exchanges for which current New York Stock Exchange closing prices may not be readily available on a daily basis at the time the Fund prices its portfolio and determines its NAV per share. Each Fund will determine a fair value for portfolio securities for which current market closing prices are not readily available or otherwise require fair valuation in the circumstances discussed under "Net Asset Value." As a result, the Manager believes that there is little incentive for investors to engage in frequent and/or short-term trading (often referred to as market-timing) to benefit from "stale" pricing. Nonetheless, the Funds recognize that the presence of small capitalization and medium capitalization securities and/or foreign securities in a Fund's portfolio and other circumstances may invite frequent and/or short-term trading by Fund shareholders, for whatever reason implemented (including the perception that Funds that invest primarily in securities of small capitalization and medium capitalization issuers may provide greater arbitrage opportunities because they are less liquid than securities of larger capitalization issuers or that if the Fund invests primarily in foreign securities, it may be more susceptible to the risk of excessive short-term trading due to the potential for time zone arbitrage). Active trading may be attempted and may, if carried out on a large scale, impose burdens on a Fund's portfolio managers, interfere with the efficient management of a Fund, increase a Fund's transaction costs, administrative costs or tax liability or otherwise be detrimental to the interests of a Fund and its other shareholders. The Funds therefore discourage market timing, and to the extent possible monitor for market timing patterns.

Prospectus A-14/A-22

The Board of Trustees has adopted policies and procedures to discourage frequent and/or short-term trading of Fund shares. These policies and procedures allow a Fund to reject purchase or exchange orders, on a temporary or permanent basis, or redeem all Fund shares from investors that the Manager believes, in its reasonable business judgment, are engaging in frequent and/or short-term trading in Fund shares or shares of other funds sponsored by the Manager that is detrimental to the Fund involved. If the Fund rejects your purchase or exchange order, you will not be able to execute that transaction, and neither the Fund nor the Manager will be responsible for any losses you may suffer as a result.

In order to detect significant market timing, the Manager, in accordance with policies and procedures approved by the Trustees, will, among other things, seek to monitor overall subscription, redemption and exchange activity, and isolate significant daily activity to determine if there appears to be market timing activity in an individual portfolio. The Funds might not be able to detect frequent or short-term trading conducted by the underlying owners of shares held in omnibus accounts (in which shares are held in the name of an intermediary on behalf of multiple beneficial owners, a common form of holding shares among retirement plans and financial intermediaries such as brokers, advisers and third-party administrators) or placed through market intermediaries other than on a fully-disclosed basis, and therefore might not be able to effectively prevent frequent or short-term trading in those accounts. The Manager attempts to monitor these activities in omnibus accounts and will contract with broker-dealers that sell shares of the Funds and entities that hold omnibus accounts with its mutual funds to seek to discourage, detect and prevent market timing and active trading. For these and other reasons, there is no guarantee that the Funds' efforts to identify investors who engage in excessive trading activity or to curtail that activity will be successful.

Disclosure of Portfolio Holdings

The Board of Trustees has adopted policies and procedures relating to disclosure of the Funds' portfolio securities. These policies and procedures recognize that there may be legitimate business reasons for holdings to be disclosed and seek to balance those interests to protect the proprietary nature of the trading strategies and implementation thereof by the Funds.

Generally, the policies prohibit the release of information concerning portfolio holdings which have not previously been made public to individual investors, institutional investors, intermediaries that distribute the Funds' shares and other parties which are not employed by the Manager or its affiliates except when the legitimate business purposes for selective disclosure and other conditions (designed to protect the Funds) are acceptable.

The Funds make their full holdings available semi-annually in shareholder reports filed on Form N-CSR and after the first and third fiscal quarters in regulatory filings on Form N-Q. These shareholder reports and regulatory filings are filed with the SEC,

Prospectus A-15/A-22

as required by federal securities laws, and are generally available within sixty (60) days of the end of the Funds' fiscal quarter.

In addition, the Funds make publicly available their month-end top 10 holdings with a 10 day lag and their month-end full portfolios with a 60 day lag on their website www.alger.com and through other marketing communications (including printed advertising/sales literature and/or shareholder telephone customer service centers). No compensation or other consideration is received for the non-public disclosure of portfolio holdings information.

In accordance with the foregoing, the Funds provide portfolio holdings information to third parties including financial intermediaries and service providers who need access to this information in the performance of their services and are subject to duties of confidentiality (1) imposed by law, including a duty not to trade on non-public information, and/or (2) pursuant to an agreement that confidential information is not to be disclosed or used (including trading on such information) other than as required by law. This agreement must be approved by the Funds' Chief Compliance Officer, President or Secretary.

The Board of Trustees periodically reviews a report disclosing the third parties to whom each Fund's holdings information has been disclosed and the purpose for such disclosure, and it considers whether or not the release of information to such third parties is in the best interest of the Fund and its shareholders.

In addition to material the Funds routinely provide to shareholders, the Manager may, upon request, make additional statistical information available regarding the Alger Family of Funds. Such information will include, but not be limited to, relative weightings and characteristics of a Fund's portfolio versus its peers or an index (such as P/E (or price to book) ratio, EPS forecasts, alpha, beta, capture ratio, standard deviation, Sharpe ratio, information ratio, R-squared, and market cap analysis), security specific impact on overall portfolio performance, return on equity statistics, geographic analysis, number of holdings, month-end top ten contributors to and detractors from performance, breakdown of High Unit Volume Growth holdings vs. Positive Lifecycle Change holdings, portfolio turnover, and requests of a similar nature. Please contact the Funds at (800) 992-3863 to obtain such information.

Other Information

A Fund may redeem some of your shares "in kind," which means that some of the proceeds will be paid with securities the Fund owns instead of cash. If you receive securities, you should expect to incur brokerage or other charges in converting the securities to cash. If a Fund pays large redemptions in cash, these transactions may increase the Fund's transaction costs and detract from the Fund's performance. Large purchases pose similar risks.

Shares may be worth more or less when you redeem them than they were at the time you bought them. For tax purposes, this means that when you redeem them you may realize a short- or long-term capital gain or loss, depending upon how long you have held the shares.

Prospectus A-16/A-22

Each Fund and the Transfer Agent have reasonable procedures in place to determine that instructions submitted by telephone are genuine. They include requesting personal identification and recording calls. If the Fund and Transfer Agent follow these procedures, they are not liable for acting in good faith on telephone instructions.

If you are a participant in a retirement plan, such as a 401(k) plan, and you purchase shares in a Fund through an administrator or trustee ("Plan Administrator") that maintains a master or "omnibus" account with one or more Funds for trading on behalf of retirement plans and their participants, the Plan Administrator may apply purchase and exchange limitations which are different than the limitations discussed herein. These limitations may be more or less restrictive than the limitations imposed by the Funds. Consult with your Plan Administrator to determine what purchase and exchange limitations may be applicable to your transactions in the Funds through your retirement plan.

Each Fund may pay the Distributor, Fred Alger & Company, Incorporated, a fee of up to 0.25% of the value of the Fund's average daily net assets for ongoing service and/or maintenance of shareholder accounts. This fee is included in the Fund's 12b-1 fee. The Distributor may pay some of this fee and an additional fee from its own resources to other organizations that also provide servicing and/or maintenance of shareholder accounts.

Additional Compensation. From time to time the Distributor, at its expense from its own resources, may compensate brokers, dealers, investment advisers or others ("financial intermediaries") who are instrumental in effecting investments by their clients or customers in a Fund, in an amount up to 1% of the value of those investments. The Distributor may also from time to time, at its expense from its own resources, make payments to financial intermediaries that provide shareholder servicing, or transaction processing, with such payments structured as a percentage of gross sales, a percentage of net assets, and/or as a fixed dollar amount (the latter as a per account fee or as reimbursement for transactions processing and transmission charges). Payments under these other arrangements may vary but generally will not exceed 0.50% annually of the value of the Fund's assets or 0.50% annually of the value of the Fund's sales attributable to that financial intermediary. The Distributor determines whether to make any additional cash payments and the amount of any such payments in response to requests from financial intermediaries, based on factors the Distributor deems relevant. Factors considered by the Distributor generally include the financial intermediary's reputation, ability to attract and retain assets for the Fund, expertise in distributing a particular class of shares of the Fund, entry into target markets, and/or quality of service. In addition, the Distributor may make payments to dealer firms in the form of payments for marketing support, seminar support, training meetings, or comparable expenses in the discretion of the Distributor. Please contact your financial intermediary for details about revenue sharing payments it may receive. Any payments described above will not change the price paid by investors for the purchase of shares of a Fund or the amount of proceeds received by a Fund on the sale of shares.

Prospectus A-17/A-22

Redemptions by the Funds. If your account has been open at least one year, you have not made an additional purchase in the account during the past six calendar months, and the value of your account falls below the minimum initial investment amount for three consecutive months as a result of redemptions or exchanges (excluding Trust-sponsored retirement accounts), a Fund may redeem all your Fund shares within your account after giving you 60 days' prior written notice. You may avoid having your account redeemed during the notice period by bringing the account value up to the minimum initial investment amount or by using the Automatic Investment Plan.

If a Fund determines that you have not provided a correct Social Security or other tax ID number on your account application, or the Fund is not able to verify your identity as required by law, the Fund may, at its discretion, redeem the account and distribute the proceeds to you.

Each Fund and its agents reserve the right at any time to:

Reject or cancel all or any part of any purchase or exchange order (When an exchange request in respect of Fund shares is rejected, such shares may be redeemed from the Fund on request of the shareholder.);

Redeem all Fund shares;

Modify any terms or conditions of purchase of shares of the Fund;

Reject or cancel any request to establish Automatic Investment Plan or the Systematic Withdrawal Plan options on the same account; or

Suspend, change or withdraw all or any part of the offering made by this prospectus. If the Fund rejects your purchase or exchange order, you may not be able to execute that transaction, and the Fund and its agents will not be responsible for any losses you may suffer as a result.

Householding. To reduce expenses, only one copy of most financial reports and prospectuses may be mailed to households, even if more than one person in a household holds shares of a Fund. Call an Alger Funds Representative at (800) 992-3863 if you need additional copies of financial reports or prospectuses, or download them at www.alger.com. If you do not want the mailing of these documents to be combined with those for other members of your household, contact The Alger Funds in writing at Boston Financial Data Services, Inc., Attn: The Alger Funds, P.O. Box 8480, Boston, MA 02266-8480.

Prospectus A-18/A-22

For Fund Information:

By Telephone:  (800) 992-3863

By Mail:  Boston Financial Data Services, Inc.
Attn: The Alger Funds
P.O. Box 8480
Boston, MA 02266-8480

By Internet:  Text versions of Fund documents can be downloaded from the following sources:

•  The Fund: http://www.alger.com

•  SEC (EDGAR data base): www.sec.gov

Statement of Additional Information

For more detailed information about each Fund and its policies, please read the Fund's Statement of Additional Information, which is incorporated by reference into (is legally made a part of) its Prospectus. You can get a free copy of the Statement of Additional Information by calling the Funds' toll-free number, at the Funds' website at http://www.alger.com or by writing to the address above. The Statement of Additional Information is on file with the SEC.

Annual and Semi-Annual Reports

Additional information about a Fund's investments is available in the Fund's annual and semi-annual reports to shareholders. In each Fund's annual report you will find a discussion of the market conditions and investment strategies that significantly affected the Funds' performance during the period covered by the report. You can receive free copies of these reports by calling the Funds' toll-free number, at the Fund's website at http://www.alger.com or by writing to the address above.

Another way you can review and copy Fund documents is by visiting the SEC's Public Reference Room in Washington, DC. Copies can also be obtained, for a duplicating fee, by E-mail request to publicinfo@sec.gov or by writing to the SEC's Public Reference Section, Washington, DC 20549-1520. Information on the operation of the Public Reference Room is available by calling (202) 551-8090. Fund documents are also available on the EDGAR database on the SEC's Internet site at http://www.sec.gov.

Quarterly Fund Holdings

Each Fund's most recent month end portfolio holdings are available approximately sixty days after month-end on the Funds' website at www.alger.com. Each Fund also files its complete schedule of portfolio holdings with the SEC for the first and third quarter of each fiscal year on Form N-Q. Forms N-Q are available online on the SEC's website at http://www.sec.gov. Each Fund's Forms N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information regarding the operation of the SEC's Public Reference Room may be obtained by calling (202) 551-8090. A copy of the most recent quarterly holdings may also be obtained from the Funds by calling (800) 992-3362.

Alger Electronic Delivery Service

The Funds provide you with an enhancement of your ability to access Fund documents online. When Fund documents such as prospectuses and annual and semi-annual reports are available, you will be sent an e-mail notification with a link that will take you directly to the Fund information on the Funds' website. To sign up for this free service, enroll at www.icsdelivery.com/alger.

Distributor: Fred Alger & Company, Incorporated

Alger Global Growth Fund  SEC File #811-21308

Global Growth-Retail

Prospectus A-19/A-22

APPENDIX A
WAIVERS AND DISCOUNTS AVAILABLE FROM INTERMEDIARIES

The availability of certain sales charge waivers and discounts will depend on whether you purchase your shares directly from the Fund or through a financial intermediary. Intermediaries may have different policies and procedures regarding the availability of front-end sales load waivers or contingent deferred (back-end) sales load ("CDSC") waivers, which are discussed below. In all instances, it is the purchaser's responsibility to notify the Fund or the purchaser's financial intermediary at the time of purchase of any relationship or other facts qualifying the purchaser for sales charge waivers or discounts. For waivers and discounts not available through a particular intermediary, shareholders will have to purchase Fund shares directly from the Fund or through another intermediary to receive these waivers or discounts.

Effective April 10, 2017, shareholders purchasing Fund shares through a Merrill Lynch platform or account will be eligible only for the following load waivers (front-end sales charge waivers and contingent deferred, or back-end, sales charge waivers) and discounts, which may differ from those disclosed elsewhere in this Fund's prospectus or SAI.

Front-end Sales Load Waivers on Class A Shares available at Merrill Lynch

Employer-sponsored retirement, deferred compensation and employee benefit plans (including health savings accounts) and trusts used to fund those plans, provided that the shares are not held in a commission-based brokerage account and shares are held for the benefit of the plan

Shares purchased by or through a 529 Plan
Shares purchased through a Merrill Lynch affiliated investment advisory program
Shares purchased by third party investment advisors on behalf of their advisory clients through Merrill Lynch's platform
Shares of funds purchased through the Merrill Edge Self-Directed platform
Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same fund (but not any other fund within the fund family)
Shares exchanged from Class C (i.e. level-load) shares of the same fund in the month of or following the 10-year anniversary of the purchase date
Employees and registered representatives of Merrill Lynch or its affiliates and their family members
Directors or Trustees of the Fund, and employees of the Fund's investment adviser or any of its affiliates, as described in the this prospectus

Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales load (known as Rights of Reinstatement)

Prospectus A-20/A-22

CDSC Waivers on A, B and C Shares available at Merrill Lynch
Death or disability of the shareholder
Shares sold as part of a systematic withdrawal plan as described in the Fund's prospectus
Return of excess contributions from an IRA Account
Shares sold as part of a required minimum distribution for IRA and retirement accounts due to the shareholder reaching age 70 1/2
Shares sold to pay Merrill Lynch fees but only if the transaction is initiated by Merrill Lynch
Shares acquired through a right of reinstatement
Shares held in retirement brokerage accounts, that are exchanged for a lower cost share class due to transfer to certain fee based accounts or platforms (applicable to A and C shares only)
Front-end load Discounts Available at Merrill Lynch: Breakpoints, Rights of Accumulation & Letters of Intent
Breakpoints as described in this prospectus.

Rights of Accumulation (ROA) which entitle shareholders to breakpoint discounts will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser's household at Merrill Lynch. Eligible fund family assets not held at Merrill Lynch may be included in the ROA calculation only if the shareholder notifies his or her financial advisor about such assets

Letters of Intent (LOI) which allow for breakpoint discounts based on anticipated purchases within a fund family, through Merrill Lynch, over a 13-month period of time

No initial sales charge is imposed on purchases of Class A Shares, and no CDSC is imposed on redemptions of Class A and C shares, by the following financial institutions, on behalf of their clients, and financial intermediaries offering self-directed investment brokerage accounts, that have an agreement in place with the Distributor, as described in "Waivers of Sales Charges" beginning on page A-7 of this Prospectus:

(1)  Brown Brothers Harriman & Co.

(2)  Morgan Stanley Smith Barney LLC

(3)  Edward Jones & Co.

(4)  LPL Financial Corporation

(5)  Wells Fargo Clearing Services LLC

(6)  Sagepoint Financial, Inc.

(7)  Lincoln Investment Planning, LLC

(8)  Apex Clearing Corporation

(9)  Merrill Lynch, Pierce, Fenner & Smith Incorporated

(10)  Charles Schwab & Co.

(11)  Ameritrade Inc.

(12)  UBS Financial Services Inc.

(13)  National Financial Services Co.

(14)  Northeast Securities, Inc.

(15)  Cadaret, Grant & Co. Inc.

(16)  H. D. Vest Investment Securities, Inc.

(17)  Signator Investors Inc.

(18)  Pershing LLC

(19)  Cetera Advisors LLC

(20)  Lincoln Financial Advisors

(21)  MSI Financial Services

Prospectus A-21/A-22

(22)  Woodbury Financial Services

(23)  Questar Capital Corporation

(24)  Robert W. Baird & Co. Inc.

(25)  American Portfolios Financial Services

(26)  Oppenheimer & Co. Inc.

(27)  National Planning Corp.

(28)  Raymond James & Associates

(29)  Folio (FN) Investment Inc.

(30)  H. Beck, Inc.

(31)  Sterne Agee & Leach

(32)  American Enterprise Investment

(33)  Hilliard Lyons Inc.

(34)  Girard Securities, Inc.

(35)  Stifel, Nicolaus & Company Inc.

(36)  Planmember Securities Corporation

(37)  Bankers & Investors Co.

(38)  Proequities Inc.

(39)  AXA Advisors, LLC

(40)  Kestra Investment Services

(41)  AIG Retirement Services

(42)  Raymond James Financial Services

(43)  GWN Securities Inc.

(44)  First Command Financial Planning

(45)  Silver Oak Securities Inc.

(46)  Securities Management & Research

(47)  Centaurus Financial Inc.

(48)  Allstate Financial Services LLC

(49)  Avalon Investment & Securities Inc.

(50)  Voya Financial Advisors

(51)  Capital Management Securities Inc.

(52)  Next Financial Group Inc.

(53)  David Lerner Associates, Inc.

(54)  Invest Financial Corp.

(55)  National Securities Corp.

(56)  MSCS Financial Services LLC

(57)  Sigma Financial Corp.

(58)  Pyramid Funds Corporation

(59)  Ameritas Investment Corp.

(60)  Fortune Financial Services Inc.

(61)  Andrew Garrett Inc.

(62)  TC Advisors Network

(63)  Packerland Brokerage Services Inc.

(64)  The Leaders Group Inc.

(65)  Fred Alger & Company, Incorporated

(66)  Reliance Trust Co.

(67)  Cetera Advisor Networks LLC

(68)  Money Concepts Capital Corp.

(69)  Securian Financial Services Inc.

(70)  United Planners Financial

(71)  Securities America Inc.

(72)  Kovack Securities Inc.

(73)  Securities Service Network, Inc.

(74)  RBC Global Markets Corporation

Prospectus A-22/A-22

ALGER
GLOBAL GROWTH FUND

Prospectus March 1, 2017

Class	Ticker Symbol
I Z	AFGIX AFGZX

As with all mutual funds, the Securities and Exchange Commission has not determined if the information in this Prospectus is accurate or complete, nor has it approved or disapproved these securities. It is a criminal offense to represent otherwise.

Table of Contents

ALGER GLOBAL GROWTH FUND
3	Summary Sections
15	Investment Objective, Principal Investment Strategies and Related Risks
15	Hypothetical Investment and Expense Information
16	Additional Information About the Fund's Investment Strategies and Investments
19	Management and Organization
20	Financial Highlights
A-1	Shareholder Information
A-1	Distributor
A-1	Transfer Agent
A-1	Net Asset Value
A-2	Dividends and Distributions
A-3	Classes of Fund Shares
A-3	Purchasing and Redeeming Fund Shares
A-5	Exchanges
A-5	Other Purchase and Exchange Limitations
A-5	Limitations on Excessive Trading
A-7	Disclosure of Portfolio Holdings
A-8	Other Information
A-10	For Fund Information

Prospectus 2/22

Summary Sections

Alger Global Growth Fund

Investment Objective

Alger Global Growth Fund seeks long-term capital appreciation.

Fund Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

Alger Global Growth Fund
Class	I
Shareholder Fees (fees paid directly from your investment)	None
Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
Management Fees	.80%
Distribution and/or Shareholder Servicing (12b-1) Fees	.25%
Other Expenses	1.28%
Total Annual Fund Operating Expenses	2.33%
Expense Reimbursement*	1.08%*
Total Annual Fund Operating Expenses After Expense Reimbursement	1.25%

*  Fred Alger Management, Inc. has contractually agreed to reimburse Fund expenses (excluding interest, taxes, brokerage, and extraordinary expenses) through February 28, 2018 to the extent necessary to limit the total annual fund operating expenses of the Class I Shares of the Fund to 1.25% of the class's average daily net assets. This expense reimbursement cannot be terminated. Fred Alger Management, Inc. may recoup reimbursed expenses during the one-year term of the expense reimbursement contract if the expense ratio falls below the stated limitation at the time of the reimbursement.

Example

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated, that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions you would pay the following expenses whether or not you redeemed your shares at the end of each period:

	1 Year	3 Years	5 Years	10 Years
Class I	$127	$624	$1,147	$2,583

Prospectus 3/22

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or "turns over" its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund's performance. During the most recent fiscal year, the Fund's portfolio turnover rate was 138.05% of the average value of its portfolio.

Principal Investment Strategy

Fred Alger Management, Inc. believes companies undergoing Positive Dynamic Change offer the best investment opportunities. Positive Dynamic Change refers to companies realizing High Unit Volume Growth or companies undergoing Positive Lifecycle Change. High Unit Volume Growth companies are traditional growth companies experiencing, for example, significantly growing demand or market dominance. Positive Lifecycle Change companies are, for example, companies benefitting from regulatory change, a new product introduction or management change.

Under normal circumstances, the Fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities, including common stocks, American Depositary Receipts and Global Depositary Receipts, of global companies, which include both U.S. and foreign companies. Foreign companies are companies (i) that are organized under the laws of a foreign country; (ii) whose principal trading market is in a foreign country; or (iii) that have a majority of their assets, or derive more than 50% of their revenue or profits from business, investments or sales, outside the United States. The Fund's foreign investments will include securities of companies in both developed and emerging market countries. The Fund may invest in companies of any market capitalization, from large, well-established companies to small, emerging growth companies.

The Fund will typically have significant exposure to issuers domiciled outside the U.S. Fred Alger Management, Inc. believes that exposure to issuers domiciled outside the U.S. can help provide diversification when seeking long-term growth of capital. The Fund may emphasize its exposure to foreign (including emerging market) securities if Fred Alger Management, Inc. believes that such securities have the potential to outperform U.S. securities. The Fund will allocate its assets among various regions and at least three different countries, including the U.S.

The Fund's benchmark is the Morgan Stanley Capital International (MSCI) All Country World Index (ACWI), which is an unmanaged, market capitalization-weighted index designed to provide a broad measure of equity market performance throughout the world, including both developed and emerging markets.

The Fund can leverage, that is, borrow money to purchase additional securities. By borrowing money, the Fund has the potential to increase its returns if the increase in

Prospectus 4/22

the value of the securities purchased exceeds the cost of borrowing, including interest paid on the money borrowed.

Principal Risks

Equity Securities Risk – As with any fund that invests in stocks, your investment will fluctuate in value, and the loss of your investment is a risk of investing. The Fund's price per share will fluctuate due to changes in the market prices of its investments. Also, the Fund's investments may not grow as fast as the rate of inflation and stocks tend to be more volatile than some other investments you could make, such as bonds.

Growth Stocks Risk – Prices of growth stocks tend to be higher in relation to their companies' earnings and may be more sensitive to market, political and economic developments than other stocks, making their prices more volatile. An investment in the Fund may be better suited to investors who seek long-term capital growth and can tolerate fluctuations in their investment's value.

Foreign Securities Risk – The Fund's performance will be influenced by political, social and economic factors affecting investments in foreign issuers, particularly emerging country issuers. Special risks associated with investments in emerging country issuers include exposure to currency fluctuations, less liquidity, less developed or less efficient trading markets, lack of comprehensive company information, political instability and differing auditing and legal standards. The securities of issuers located in emerging markets can be more volatile, and less liquid, than those of issuers in more mature economies.

The following risks may also apply:

•  Smaller Cap Securities Risk – investing in companies of all capitalizations involves the risk that smaller issuers in which the Fund invests may have limited product lines or financial resources, or lack management depth. It may also be difficult or impossible to liquidate a security position at a time and price acceptable to the Fund owing to the potentially less frequent trading of stocks of smaller market capitalization.

•  Leverage Risk – the cost of borrowing money to leverage may exceed the returns for the securities purchased or the securities purchased may actually go down in value; thus, the Fund's net asset value could decrease more quickly than if it had not borrowed.

An investment in the Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Prospectus 5/22

Performance

The following bar chart and the table beneath it provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year and by showing how the Fund's average annual returns for the indicated periods compare with those of an appropriate benchmark of market performance. The Fund's past performance (before and after taxes) is not necessarily an indication of how it will perform in the future. Updated performance information is available on the Fund's website www.alger.com.

Annual Total Return for Class I Shares as of December 31 (%)

Best Quarter: Q2 2014 5.48%	Worst Quarter: Q3 2015 -11.14%

Average Annual Total Return as of December 31, 2016

	1 Year	Since Inception
Class I (Inception 5/31/13)
Return Before Taxes	2.23%	6.32%
Return After Taxes on Distributions	0.07%	5.69%
Return After Taxes on Distributions and Sale of Fund Shares	1.27%	4.61%
MSCI ACWI (reflects no deduction for fees, expenses or taxes)	8.49%	6.58%

Prospectus 6/22

In the foregoing table, after-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. The after-tax returns shown may not be relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

Management

Investment Manager	Portfolio Managers Jointly and Primarily Responsible for Day-to-Day Management of the Fund's Portfolio
Fred Alger Management, Inc.	Dan C. Chung, CFA Chief Executive Officer, Chief Investment Officer and Portfolio Manager Since Inception (11/3/03)
Pedro V. Marcal Senior Vice President and Portfolio Manager Since May 2013
Deborah Vélez Medenica, CFA Senior Vice President and Portfolio Manager Since October 2011

Shareholder Information

Purchasing and Redeeming Fund Shares

The Fund's Class I Shares are not subject to a minimum initial investment. Class I Shares are an investment vehicle principally for institutional investors such as registered investment advisers, banks, trust companies, and other financial institutions, for investments in employee benefit plans, or for advisory platform investors who pay a separate fee to such institution for the right to invest.

Investors may purchase or redeem Fund shares on any business day through a financial intermediary.

Tax Information

The Fund's distributions may be taxable as ordinary income or capital gains.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your financial

Prospectus 7/22

advisor to recommend the Fund over another investment. Ask your financial advisor or visit your financial intermediary's website for more information.

Prospectus 8/22

Alger Global Growth Fund

Investment Objective

Alger Global Growth Fund seeks long-term capital appreciation.

Fund Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

Alger Global Growth Fund
Class	Z
Shareholder Fees (fees paid directly from your investment)	None
Annual Fund Operating Expenses* (expenses that you pay each year as a percentage of the value of your investment)
Management Fees	.80%
Distribution and/or Service (12b-1) Fees	None
Other Expenses	1.56%
Total Annual Fund Operating Expenses	2.36%
Expense Reimbursement**	1.27%**
Total Annual Fund Operating Expenses After Expense Reimbursement	1.09%

*  The expense information in the table has been restated to reflect current fees.

**  Fred Alger Management, Inc. has contractually agreed to reimburse Fund expenses (excluding interest, taxes, brokerage, and extraordinary expenses) through February 28, 2018 to the extent necessary to limit the annual operating expenses of Class Z Shares of the Fund to 1.09% of the class's average net assets. This expense reimbursement cannot be terminated. Fred Alger Management, Inc. may recoup reimbursed expenses during the one-year term of the expense reimbursement contract if the expense ratio falls below the stated limitation at the time of the reimbursement.

Example

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated, that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions you would pay the following expenses whether or not you redeemed your shares at the end of each period:

	1 Year	3 Years	5 Years	10 Years
Class Z	$111	$615	$1,145	$2,599

Prospectus 9/22

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or "turns over" its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund's performance. During the most recent fiscal year, the Fund's portfolio turnover rate was 138.05% of the average value of its portfolio.

Principal Investment Strategy

Fred Alger Management, Inc. believes companies undergoing Positive Dynamic Change offer the best investment opportunities. Positive Dynamic Change refers to companies realizing High Unit Volume Growth or companies undergoing Positive Lifecycle Change. High Unit Volume Growth companies are traditional growth companies experiencing, for example, significantly growing demand or market dominance. Positive Lifecycle Change companies are, for example, companies benefitting from regulatory change, a new product introduction or management change.

Under normal circumstances, the Fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities, including common stocks, American Depositary Receipts and Global Depositary Receipts, of global companies, which include both U.S. and foreign companies. Foreign companies are companies (i) that are organized under the laws of a foreign country; (ii) whose principal trading market is in a foreign country; or (iii) that have a majority of their assets, or derive more than 50% of their revenue or profits from business, investments or sales, outside the United States. The Fund's foreign investments will include securities of companies in both developed and emerging market countries. The Fund may invest in companies of any market capitalization, from large, well-established companies to small, emerging growth companies.

The Fund will typically have significant exposure to issuers domiciled outside the U.S. Fred Alger Management, Inc. believes that exposure to issuers domiciled outside the U.S. can help provide diversification when seeking long-term growth of capital. The Fund may emphasize its exposure to foreign (including emerging market) securities if Fred Alger Management, Inc. believes that such securities have the potential to outperform U.S. securities. The Fund will allocate its assets among various regions and at least three different countries, including the U.S.

The Fund's benchmark is the Morgan Stanley Capital International (MSCI) All Country World Index (ACWI), which is an unmanaged, market capitalization-weighted index designed to provide a broad measure of equity market performance throughout the world, including both developed and emerging markets.

The Fund can leverage, that is, borrow money to purchase additional securities. By borrowing money, the Fund has the potential to increase its returns if the increase in

Prospectus 10/22

the value of the securities purchased exceeds the cost of borrowing, including interest paid on the money borrowed.

Principal Risks

Equity Securities Risk – As with any fund that invests in stocks, your investment will fluctuate in value, and the loss of your investment is a risk of investing. The Fund's price per share will fluctuate due to changes in the market prices of its investments. Also, the Fund's investments may not grow as fast as the rate of inflation and stocks tend to be more volatile than some other investments you could make, such as bonds.

Growth Stocks Risk – Prices of growth stocks tend to be higher in relation to their companies' earnings and may be more sensitive to market, political and economic developments than other stocks, making their prices more volatile. An investment in the Fund may be better suited to investors who seek long-term capital growth and can tolerate fluctuations in their investment's value.

Foreign Securities Risk – The Fund's performance will be influenced by political, social and economic factors affecting investments in foreign issuers, particularly emerging country issuers. Special risks associated with investments in emerging country issuers include exposure to currency fluctuations, less liquidity, less developed or less efficient trading markets, lack of comprehensive company information, political instability and differing auditing and legal standards. The securities of issuers located in emerging markets can be more volatile, and less liquid, than those of issuers in more mature economies.

The following risks may also apply:

•  Smaller Cap Securities Risk – investing in companies of all capitalizations involves the risk that smaller issuers in which the Fund invests may have limited product lines or financial resources, or lack management depth. It may also be difficult or impossible to liquidate a security position at a time and price acceptable to the Fund owing to the potentially less frequent trading of stocks of smaller market capitalization.

•  Leverage Risk – the cost of borrowing money to leverage may exceed the returns for the securities purchased or the securities purchased may actually go down in value; thus, the Fund's net asset value could decrease more quickly than if it had not borrowed.

An investment in the Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Performance

The following bar chart and the table beneath it provide some indication of the risks of investing in the Fund by showing changes in the Fund's performance from year to year

Prospectus 11/22

and by showing how the Fund's average annual returns for the indicated periods compare with those of an appropriate benchmark of market performance. The Fund's past performance (before and after taxes) is not necessarily an indication of how it will perform in the future. Updated performance information is available on the Fund's website www.alger.com.

Annual Total Return for Class Z Shares as of December 31 (%)

Best Quarter: Q2 2014 5.57%	Worst Quarter: Q3 2015 -11.08%

Average Annual Total Return as of December 31, 2016

	1 Year	Since Inception
Class Z (Inception 5/31/13)
Return Before Taxes	2.52%	6.60%
Return After Taxes on Distributions	2.02%	6.46%
Return After Taxes on Distributions and Sale of Fund Shares	1.43%	5.06%
MSCI ACWI (reflects no deduction for fees, expenses or taxes)	8.49%	6.58%

Prospectus 12/22

In the foregoing table, after-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. The after-tax returns shown may not be relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

Management

Investment Manager	Portfolio Managers Jointly and Primarily Responsible for Day-to-Day Management of the Fund's Portfolio
Fred Alger Management, Inc.	Dan C. Chung, CFA Chief Executive Officer, Chief Investment Officer and Portfolio Manager Since Inception (11/3/03)
Pedro V. Marcal Senior Vice President and Portfolio Manager Since May 2013
Deborah Vélez Medenica, CFA Senior Vice President and Portfolio Manager Since October 2011

Shareholder Information

Purchasing and Redeeming Fund Shares

The Fund's Class Z Shares are generally subject to a minimum initial investment of $500,000, which may be waived for group employer-sponsored 401(k) plans, 457 plans, employer sponsored 403(b) plans, profit-sharing and money purchase pension plans, defined benefit plans, retiree health benefit plans and non-qualified deferred compensation plans. The waiver is available only for retirement plans that hold omnibus positions, or for aggregate plan participant positions, for each Fund made available for the plan. The waiver is generally not available to non-retirement accounts, traditional and Roth Individual Retirement Accounts, Coverdell Education Savings Accounts, SEPs, SARSEPs, SIMPLE IRAs, individual 401(k) plans or individual 403(b) plans.

Investors may purchase or redeem Fund shares on any business day through a financial intermediary.

Tax Information

The Fund's distributions may be taxable as ordinary income or capital gains.

Prospectus 13/22

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your financial advisor to recommend the Fund over another investment. Ask your financial advisor or visit your financial intermediary's website for more information.

Prospectus 14/22

Investment Objective, Principal Investment Strategies and Related Risks

The Fund's investment objective may be changed by the Board of Trustees without shareholder approval. The Fund will provide its shareholders with at least 60 days' prior notice of any change to its investment objective.

All of the Fund's share classes invest in the same portfolio of securities. Performance of each share class will vary from the performance of the Fund's other share classes due to the differences in charges and expenses. Remember that the Fund's past performance (before and after taxes) is not necessarily an indication of how it will perform in the future. The index used in the Summary Sections is a broad-based index designed to track a particular market or market segment. No expenses, fees or taxes are reflected in the returns for the index, which is unmanaged. All returns for the index assume reinvestment of dividends and interest of the underlying securities that make up the index. Investors cannot invest directly in the index.

•  Morgan Stanley Capital International (MSCI) All Country World Index (ACWI) is an unmanaged market capitalization-weighted index designed to provide a broad measure of equity market performance throughout the world, including both developed and emerging markets.

Hypothetical Investment and Expense Information

Hypothetical investment and expense information, which is not required to be included in this Prospectus by the Securities and Exchange Commission, is presented in the chart below. This information is intended to reflect the annual and cumulative effect of the Fund's expenses, including investment advisory fees and other Fund costs, on the Fund's total return over a 10-year period. The example assumes the following:

•  You invest $10,000 in the Fund and hold it for the entire 10-year period; and

•  Your investment has a 5% return before expenses each year.

There is no assurance that the annual expense ratio will be the expense ratio for any Fund classes for any of the years shown. To the extent that the Manager and any of its affiliates make any fee waivers and/or expense reimbursements pursuant to a voluntary or other contractual arrangement, your actual expenses may be less. This is only a hypothetical presentation made to illustrate what expenses and returns would be

Prospectus 15/22

under the above scenarios. Your actual returns and expenses are likely to differ (higher or lower) from those shown below.

Alger Global Growth Fund

Class I	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Expense Ratio	1.25%	2.33%	2.33%	2.33%	2.33%	2.33%	2.33%	2.33%	2.33%	2.33%
Cumulative Gross Return	5.00%	10.25%	15.76%	21.55%	27.63%	34.01%	40.71%	47.75%	55.13%	62.89%
Cumulative Net Return	3.75%	6.52%	9.36%	12.28%	15.28%	18.36%	21.52%	24.77%	28.10%	31.52%
End Investment Balance	$10,375	$10,652	$10,936	$11,228	$11,528	$11,836	$12,152	$12,477	$12,810	$13,152
Annual Expense	$127	$245	$252	$258	$265	$272	$279	$287	$295	$302

Class Z	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Expense Ratio	1.09%	2.36%	2.36%	2.36%	2.36%	2.36%	2.36%	2.36%	2.36%	2.36%
Cumulative Gross Return	5.00%	10.25%	15.76%	21.55%	27.63%	34.01%	40.71%	47.75%	55.13%	62.89%
Cumulative Net Return	3.91%	6.65%	9.47%	12.36%	15.33%	18.37%	21.49%	24.70%	27.99%	31.37%
End Investment Balance	$10,391	$10,665	$10,947	$11,236	$11,533	$11,837	$12,149	$12,470	$12,799	$13,137
Annual Expense	$111	$248	$255	$262	$269	$276	$283	$291	$298	$306

Additional Information About the Fund's Investment Strategies and Investments

Investment Objective

Alger Global Growth Fund seeks long-term capital appreciation.

Principal Investment Strategies and Related Risks

The Fund invests primarily in "growth stocks." Fred Alger Management, Inc. (the "Manager") believes that these companies tend to fall into one of two categories:

•  High Unit Volume Growth

Vital and creative companies which offer goods or services to a rapidly expanding marketplace. They include both established and emerging firms, exercising market dominance, offering new or improved products, or simply fulfilling an increased demand for an existing product line.

•  Positive Life Cycle Change

Companies experiencing a major change which is expected to produce advantageous results. These changes may be as varied as new management, products or technologies; restructuring or reorganization; regulatory changes; or merger and acquisition.

The Fund's portfolio managers may sell a stock when it reaches a target price, it fails to perform as expected, or other opportunities appear more attractive. As a result of this disciplined investment process, the Fund may engage in active trading of portfolio securities. If the Fund does trade in this way, it may incur increased transaction

Prospectus 16/22

costs and brokerage commissions, both of which can lower the actual return on an investment. Active trading may also increase short-term gains and losses, which may affect the taxes a shareholder has to pay.

Equity Securities

As with any fund that invests in stocks, your investment will fluctuate in value, and the loss of your investment is a risk of investing. The Fund's price per share will fluctuate due to changes in the market prices of its investments. Because stock markets tend to move in cycles, stock prices overall may decline. A particular stock's market value may decline as a result of general market conditions that are not related to the issuing company (e.g., adverse economic conditions or investor sentiment) or due to factors that affect the particular company (e.g., management performance or factors affecting the industry). Also, the Fund's investments may not grow as fast as the rate of inflation and stocks tend to be more volatile than some other investments you could make, such as bonds.

Growth Stocks

Prices of growth stocks tend to be higher in relation to their companies' earnings and may be more sensitive to market, political and economic developments than other stocks, making their prices more volatile. An investment in the Fund may be better suited to investors who seek long-term capital growth and can tolerate fluctuations in their investment's value. Expected growth may not be realized.

Investing in Companies of All Capitalizations

Investing in companies of all capitalizations involves the risk that smaller issuers in which the Fund invests may have limited product lines or financial resources, or lack management depth. The share prices of smaller companies tend to be more volatile than those of larger companies. In addition, it may be difficult or impossible to liquidate a security position at a time and price acceptable to the Fund because of the potentially less frequent trading of stocks of smaller market capitalization.

Leverage

The Fund can leverage, that is, borrow money to buy additional securities. By borrowing money, the Fund has the potential to increase its returns if the increase in the value of the securities purchased exceeds the cost of borrowing, including interest paid on the money borrowed. There is a risk that the cost of borrowing money to leverage may exceed the returns for the securities purchased or that the securities purchased may actually go down in value; thus the Fund's net asset value could decrease more quickly than if it had not borrowed.

Foreign Securities

Investing in foreign securities involves risks related to the political, social, and economic conditions of foreign countries, particularly emerging market countries. These risks may include political instability, exchange control regulations, expropriation, lack

Prospectus 17/22

of comprehensive information, national policies restricting foreign investment, currency fluctuations, less liquidity, undiversified and immature economic structures, inflation and rapid fluctuations in inflation, withholding or other taxes, and operational risks. There may be less stringent government supervision and oversight of foreign markets than in the United States. There may be less corporate financial information publicly available, less stringent investor protection and disclosure standards, and differing auditing and legal standards.

Investing in emerging market countries involves higher levels of risk, including increased securities, currency, information, liquidity, industry, market, political and valuation risks. Deficiencies in regulatory oversight, market infrastructure, shareholder protections and company laws could expose the Fund to operational and other risks as well. Some countries may have restrictions that could limit the Fund's access to attractive opportunities. Emerging markets often face serious economic problems (such as high external debt, inflation and unemployment) that could subject the Fund to increased volatility or substantial declines in value. Additionally, some countries may be adversely affected by protectionist trade policies, a slow U.S. economy, political and social instability, regional and global conflicts, terrorism and war, including actions that are contrary to the interests of the U.S.

Investment in foreign currencies is subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedged positions, that the U.S. dollar will decline relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time. A decline in the value of foreign currencies relative to the U.S. dollar will reduce the value of securities held by the Fund and denominated in those currencies. Foreign currencies also are subject to risks caused by inflation, interest rates, budget deficits and low savings rates, political factors and government controls.

Other Applicable Risks

Illiquid and Restricted Securities

The Fund may invest in restricted securities (i.e., securities which are subject to legal or contractual restrictions on their resale), including restricted securities governed by Rule 144A under the Securities Act of 1933, as amended. The Fund may not invest more than 15% of its net assets in "illiquid" securities, which include certain restricted securities, securities for which there is no readily available market and repurchase agreements with maturities of greater than seven days; however, restricted securities that are determined by the Board of Trustees of the Trust to be liquid are not subject to this limitation.

Temporary Defensive and Interim Investments

In times of adverse or unstable market, economic or political conditions, the Fund may invest up to 100% of its assets in cash, high-grade bonds, or cash equivalents (such as commercial paper or money market instruments) for temporary defensive reasons. This is to attempt to protect the Fund's assets from a temporary, unaccept-

Prospectus 18/22

able risk of loss, rather than directly to promote the Fund's investment objective. The Fund may also hold these types of securities in an amount up to 15% of net assets, pending the investment of proceeds from the sale of Fund shares or portfolio securities or to meet anticipated redemptions of Fund shares. The Fund may not achieve its investment objective while in a temporary defensive or interim position.

The Fund may invest in other securities that are not its principal strategy. The investment risks associated with such other investments are not principal risks of the Fund. These strategies and risks are described in the Fund's Statement of Additional Information. You should read that information carefully.

Management and Organization

Manager

Fred Alger Management, Inc.
360 Park Avenue South
New York, NY 10010

The Manager has been an investment adviser since 1964, and manages investments totaling (at December 31, 2016) $13.6 billion in mutual fund assets as well as $6 billion in other assets. The Manager has managed the Fund since its inception. The Manager is responsible for providing a continuous investment program for the Fund, making decisions with respect to all purchases and sales of assets, and placing orders for the investment and reinvestment of Fund assets. These advisory responsibilities are subject to the supervision of the Board of Trustees.

The Fund pays the Manager a fee at the annual rate of .80% of daily net assets for assets up to $500 million, and .70% for assets in excess of $500 million. A discussion of the Trustees' basis for approving the Fund's advisory contract is available in the Fund's annual report to shareholders for its most recent October 31 fiscal year end.

Portfolio Managers Jointly and Primarily Responsible for Day-to-Day Management of the Fund's Portfolio

Fund	Portfolio Managers	Since
Alger Global Growth Fund	Dan C. Chung, CFA Pedro V. Marcal Deborah Vélez Medenica, CFA	Inception (11/3/03) May 2013 October 2011

•  Mr. Chung has been employed by the Manager since 1994. He became a portfolio manager in 2000, Chief Investment Officer in 2001, President in 2003, and Chief Executive Officer in 2006.

•  Mr. Marcal has been employed by the Manager since February 2013 as a Senior Vice President and portfolio manager. Prior to joining the Manager, he was a Portfolio Manager at Allianz Global Investors (formerly Nicholas-Applegate Capital Management) from 1994 to 2013.

Prospectus 19/22

•  Ms. Vélez Medenica has been employed by the Manager since 2010 as a portfolio manager and a Senior Vice President.

The Fund's Statement of Additional Information provides additional information about the portfolio managers' compensation structure, other accounts managed by the portfolio managers, and the portfolio managers' ownership of Fund securities.

Administrator

Pursuant to a separate Fund Administration Agreement, the Manager also provides administrative services to the Fund, including, but not limited to: providing office space, telephone, office equipment and supplies, authorizing expenditures and approving bills for payment on behalf of the Fund; supervising preparation of periodic shareholder reports, notices and other shareholder communications; supervising the daily pricing of the Fund's investment portfolios and the publication of the net asset value of the Fund's shares, earnings reports and other financial data; monitoring relationships with organizations providing services to the Fund, including the Fund's custodian, transfer agent and printers; providing trading desk facilities for the Fund; and supervising compliance by the Fund with recordkeeping and periodic reporting requirements under the Investment Company Act of 1940, as amended. The Fund pays the Manager an administrative fee at the annual rate of 0.0275% of the Fund's average daily net assets.

For more information, please see the Shareholder Information section beginning on page A-1.

Financial Highlights

The financial highlights table is intended to help you understand the Fund's financial performance for the periods shown. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends and distributions). The information in the table has been audited by Deloitte & Touche LLP, whose report, along with the Fund's financial statements, is included in the Annual Report, which is available upon request.

Prospectus 20/22

Alger Global Growth Fund Financial Highlights for a share outstanding throughout the period

Alger Global Growth Fund Class I

	Year ended 10/31/16	Year ended 10/31/15	Year ended 10/31/14	From 5/31/13 (commencement of operations) to 10/31/13 (i)
Net asset value, beginning of period	$20.78	$20.87	$18.78	$16.83
Income from Investment Operations:
Net investment income (ii)	0.17	0.04	0.03	0.03
Net realized and unrealized gain on investments	(0.59)	(0.13)	2.06	1.92
Total from investment operations	(0.42)	(0.09)	2.09	1.95
Net asset value, end of period	$20.36	$20.78	$20.87	$18.78
Total return (iii)	(2.02)%	(0.43)%	11.13%	11.59%
Ratios/Supplemental Data:
Net assets, end of period (000's omitted)	$384	$1,914	$1,646	$1,296
Ratio of gross expenses to average net assets	2.33%	2.02%	1.94%	2.97%
Ratio of expense reimbursements to average net assets	(1.08)%	(0.77)%	(0.69)%	(1.72)%
Ratio of net expenses to average net assets	1.25%	1.25%	1.25%	1.25%
Ratio of net investment income (loss) to average net assets	0.86%	0.17%	0.17%	0.47%
Portfolio turnover rate	138.05%	143.87%	81.13%	96.45%

(i)  Ratios have been annualized; total return has not been annualized; portfolio turnover is for the twelve months then ended.

(ii)  Amount was computed based on average shares outstanding during the period.

(iii)  Does not reflect the effect of sales charges, if applicable.

Prospectus 21/22

Alger Global Growth Fund Financial Highlights for a share outstanding throughout the period

Alger Global Growth Fund Class Z

	Year ended 10/31/16	Year ended 10/31/15	Year ended 10/31/14	From 5/31/13 (commencement of operations) to 10/31/13 (i)
Net asset value, beginning of period	$20.92	$20.95	$18.80	$16.83
Income from Investment Operations:
Net investment income (ii)	0.19	0.09	0.06	0.04
Net realized and unrealized gain on investments	(0.56)	(0.12)	2.09	1.93
Total from investment operations	(0.37)	(0.03)	2.15	1.97
Net asset value, end of period	$20.55	$20.92	$20.95	$18.80
Total return (iii)	(1.77)%	(0.14)%	11.44%	11.71%
Ratios/Supplemental Data:
Net assets, end of period (000's omitted)	$3,563	$2,243	$1,308	$112
Ratio of gross expenses to average net assets	2.36%	2.20%	3.72%	12.42%
Ratio of expense reimbursements to average net assets	(1.31)%	(1.21)%	(2.73)%	(11.43)%
Ratio of net expenses to average net assets	1.05%	0.99%	0.99%	0.99%
Ratio of net investment income (loss) to average net assets	0.92%	0.44%	0.30%	0.62%
Portfolio turnover rate	138.05%	143.87%	81.13%	96.45%

(i)  Ratios have been annualized; total return has not been annualized; portfolio turnover is for the twelve months then ended.

(ii)  Amount was computed based on average shares outstanding during the period.

(iii)  Does not reflect the effect of sales charges, if applicable.

Prospectus 22/22

Shareholder Information

Distributor

Fred Alger & Company, Incorporated
360 Park Avenue South
New York, NY 10010

Transfer Agent

State Street Bank and Trust Company
c/o Boston Financial Data Services, Inc.
P.O. Box 8480
Boston, MA 02266-8480

Net Asset Value

The value of one share is its "net asset value," or NAV. The NAV for a Fund is calculated as of the close of business (normally 4:00 p.m. Eastern time) every day the New York Stock Exchange ("NYSE") is open. Generally, the NYSE is closed on weekends and national holidays.

Foreign securities are usually valued on the basis of the most recent closing price of the foreign markets on which such securities principally trade. For each Fund, especially Alger International Growth Fund ("International Fund"), Alger Emerging Markets Fund ("Emerging Fund") and Alger Global Growth Fund ("Global Fund"), that invests in foreign securities principally listed on foreign exchanges that may trade on days the NYSE is closed, the value of the Fund's assets may be affected on days when shareholders will not be able to purchase or redeem Fund shares.

The assets of each Fund are generally valued on the basis of market quotations. If market quotations are not readily available or do not accurately reflect fair value for a security, or if a security's value has been materially affected by events occurring after the close of the market on which the security is principally traded, the security may be valued on the basis of fair value as determined by the Manager under procedures adopted by the Trust's Board of Trustees. A security's valuation may differ depending on the method used for determining value. Short-term money market instruments held by the Funds are generally valued on the basis of amortized cost.

In determining whether market quotations are reliable and readily available, the Manager monitors information it routinely receives for significant events it believes will affect market prices of portfolio instruments held by a Fund. Significant events may affect a particular company (for example, a trading halt in the company's securities on an exchange during the day) or may affect securities markets (for example, a natural disaster that causes a market to close). If the Manager is aware of a significant event that has occurred after the close of the market where a portfolio instrument is primarily traded, but before the close of the NYSE, that the Manager believes has affected or is likely to affect the price of the instrument, the Manager will use its best judgment to

Prospectus A-1/A-10

determine a fair value for that portfolio instrument under procedures adopted by the Board of Trustees.

The Manager believes that under certain circumstances foreign securities values may be affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets. The Manager's fair valuation procedures therefore include a procedure whereby foreign securities prices may be "fair valued" to take those factors into account.

NAV (net asset value) of a class of shares is computed by adding together the value allocable to the class of the Fund's investments plus cash and other assets, subtracting applicable liabilities and then dividing the result by the number of outstanding shares of the class.

Dividends and Distributions

Except as noted below, all Funds declare and pay dividends and distributions annually. These Funds expect that the annual payments to shareholders will consist primarily of capital gains, which may be taxable to you at different rates depending upon how long the Fund held the securities that it sold to create the gains (rather than the length of time you have held shares of the Fund), and that they will also include net investment income, which is taxable as ordinary income. Certain dividend income received by a Fund and paid to you may be subject to a maximum tax rate of 20% (qualified dividends); other income paid to you, such as non-qualifying dividend income or interest earned on debt securities held by the Fund, will continue to be taxed at the higher ordinary income rates. Participants in tax-deferred accounts ordinarily will not be subject to taxation on dividends from net investment income and net realized capital gains until they receive a distribution of the dividends from their individual plan accounts. Dividends and distributions may differ among classes of shares of a Fund.

Alger Growth & Income Fund declares and pays dividends from net investment income quarterly. Distributions from net realized gains are declared and paid annually after the end of the fiscal year in which they were earned.

Unless you choose to receive cash payments by checking the box on your account application, any dividends and distributions will be reinvested automatically at the NAV on their payment dates. No sales charge will apply to automatically reinvested dividends and distributions. If you have chosen cash payments and a payment is returned to the Fund as undeliverable, that payment will be reinvested upon receipt by the Transfer Agent in Fund shares at the next NAV. All subsequent payments will be reinvested until you reinstate your cash election and provide a valid mailing address.

Regardless of whether you choose to take distributions in cash or reinvest them in the Fund, they may be subject to federal and state taxes. Because everyone's tax

Prospectus A-2/A-10

situation is unique, see a tax advisor about federal, state and local tax consequences of investing in the Funds.

Classes of Fund Shares

Each of Alger Capital Appreciation Fund, Alger Mid Cap Growth Fund, and Alger Small Cap Growth Fund offers five classes of shares (Class A, B, C, T, and Z Shares). Each of Alger Health Sciences Fund, Alger Growth & Income Fund, and Alger Dynamic Opportunities Fund offers four classes of shares (Class A, C, T, and Z Shares). Alger International Growth Fund offers six classes of shares (A, B, C, I, T, and Z Shares). Each of Alger Small Cap Focus Fund and Alger Capital Appreciation Focus Fund offers six classes of shares (A, C, I, T, Y, and Z Shares). Each of Alger SMid Cap Growth Fund, Alger Spectra Fund, Alger Responsible Investing Fund, Alger Mid Cap Focus Fund and Alger Global Growth Fund offers five classes of shares (Class A, C, I, T, and Z Shares). Alger Emerging Markets Fund offers seven classes of shares (Class A, C, I, T, Y, Y-2 and Z Shares). Class I, R, Y, Y-2 and Z Shares are offered by this Prospectus. Class A, B, C and T Shares, which are offered in a separate prospectus, are each subject to a sales charge. Class I, R and Z Shares are generally offered only to institutional investors, including, but not limited to, qualified pension and retirement plans. Class I Shares are subject to Distribution and/or Shareholder Servicing Fees of 0.25%. Class R Shares are subject to an additional Distribution (12b-1) Fee of 0.50%. Class Z Shares have no Distribution or Shareholder Servicing Fees.

Purchasing and Redeeming Fund Shares

Class I Shares are available to institutional investors, such as corporations, foundations, and trusts managing various types of employee benefit plans, as well as charitable, religious and educational institutions. Typical institutional investors include banks, insurance companies, broker-dealers, investment advisers, investment companies, qualified pension and profit-sharing plans, non-qualified deferred compensation plans, trusts funding charitable, religious and educational institutions and investors who invest through such institutions (or through an organization that processes investor orders on behalf of such institutions) and do so by paying a management, consulting or other fee to such institutions for the right to invest. Class R Shares are available to retirement and benefit plans and other institutional investors which place orders through financial intermediaries that perform administrative and/or other services for these accounts and that have entered into special arrangements with the Funds and/or the Distributor specifically for such orders. Class R Shares are generally not available to retail, traditional, simple and Roth IRAs, Coverdell Educational Savings, SEPs, SAR SEPs, and individual 403(b) and individual 529 tuition accounts.

Class Y and Y-2 Shares (depending on the investment amount, as described below) are available for purchase by institutional investors such as qualified and non-qualified retirement, deferred compensation, and benefit plans, bank and trust companies, insurance companies, corporations, charitable organizations,

Prospectus A-3/A-10

endowments and foundations, government entities, and fund-of-funds. Class Y Shares are generally subject to a minimum initial investment and a minimum account size requirement of $500,000. Class Y-2 Shares are generally subject to a minimum initial investment and a minimum account size requirement of $5 million.

The Fund's Class Z Shares, which are generally subject to a minimum initial investment of $500,000, provide an investment vehicle for qualified or non-qualified retirement or employment benefit plans; banks, bank trust departments and trust companies; Section 529 college savings plans; asset-based fee programs; fee-paying clients of a registered investment advisor; corporations; insurance companies; registered investment companies; foundations and endowments; charitable, religious and educational institutions; and individual investors.

There is no maximum investment limit for Class I, Y, Y-2 or Z Shares.

The Distributor may waive the minimum initial investment of $500,000 for Class Z Shares of the Funds for group employer-sponsored 401(k) plans, 457 plans, employer sponsored 403(b) plans, profit-sharing and money purchase pension plans, defined benefit plans, retiree health benefit plans and non-qualified deferred compensation plans. The waiver is available only for retirement plans that hold omnibus positions, or for aggregate plan participant positions, for each Fund made available for the plan. The waiver is generally not available to non-retirement accounts, traditional and Roth Individual Retirement Accounts, Coverdell Education Savings Accounts, SEPs, SARSEPs, SIMPLE IRAs, individual 401(k) plans or individual 403(b) plans. As the Distributor has no information regarding the nature of the underlying shareholders in an omnibus account (in which shares are held in the name of an intermediary on behalf of multiple beneficial owners, a common form of holding shares among retirement plans and financial intermediaries such as brokers, advisers and third-party administrators) it cannot aid in the substantiation of any such claims for a waiver of the minimum initial investment.

The Funds' shares can be purchased or redeemed on any day the NYSE is open. Orders will be processed at the NAV next calculated after a purchase or redemption request is received in good order by the transfer agent or other agent appointed by the Distributor. All orders for purchase of shares are subject to acceptance or rejection by the Funds or their transfer agent. The transfer agent pays for redemptions within seven days after it accepts a redemption request.

Legislation passed by Congress in 2008 requires mutual funds to report both to the shareholder and to the Internal Revenue Service the "cost basis" of shares acquired on or after January 1, 2012 that are subsequently redeemed or exchanged. This reporting is not required for Fund shares held in retirement or other tax-advantaged accounts or to certain types of entities (such as C corporations).

If you are a direct shareholder, you may request your cost basis reported on Form 1099-B to be calculated using any one of the alternative methods offered by the Fund. Please contact the Fund to make, revoke, or change your election. If you do not

Prospectus A-4/A-10

affirmatively elect a cost basis method then the Fund will use the average cost basis method. If you hold Fund shares through a broker, please contact that broker with respect to the reporting of cost basis and available elections for your account.

Please note that you will continue to be responsible for calculating and reporting gains and losses on redemptions of shares purchased prior to January 1, 2012. You are encouraged to consult your tax advisor regarding the application of the new cost basis reporting rules and, in particular, which cost basis calculation method is best for you.

Exchanges

You can exchange shares of a Fund for shares of another Fund, subject to certain restrictions. Shares of the Funds can be exchanged or redeemed via telephone under certain circumstances. The Funds and Transfer Agent have reasonable procedures in place to determine that telephone instructions are genuine. They include requesting personal identification and recording calls. If the Funds and Transfer Agent follow these procedures, they are not liable for acting in good faith on telephone instructions. For more information on telephone exchanges and redemptions, contact the Transfer Agent.

Other Purchase and Exchange Limitations

If you are a participant in a retirement plan, such as a 401(k) plan, and you purchase shares in the Funds through an administrator or trustee that maintains a master or "omnibus" account with one or more Funds for trading on behalf of retirement plans and their participants, the Administrator may apply purchase and exchange limitations which are different than the limitations discussed herein. These limitations may be more or less restrictive than the limitations imposed by the Funds. Consult with your Administrator to determine what purchase and exchange limitations may be applicable to your transactions in the Funds through your retirement plan.

Limitations on Excessive Trading

Each of the Funds, except for International Fund, Emerging Fund, and Global Fund, invests predominantly in U.S.-traded, highly liquid securities for which current New York Stock Exchange closing prices are readily available on a daily basis. Each of International Fund, Emerging Fund and Global Fund, may invest a significant amount of its assets in securities traded on foreign exchanges for which current New York Stock Exchange closing prices may not be readily available on a daily basis at the time the Fund prices its portfolio and determines its NAV per share. Each Fund will determine a fair value for portfolio securities for which current market closing prices are not readily available or otherwise require fair valuation in the circumstances discussed under "Net Asset Value." As a result, the Manager believes that there is little incentive for investors to engage in frequent and/or short-term trading (often referred to as market-timing) to benefit from "stale" pricing. Nonetheless, the Funds recognize that the presence of small capitalization and medium capitalization

Prospectus A-5/A-10

securities and/or foreign securities in a Fund's portfolio and other circumstances may invite frequent and/or short-term trading by Fund shareholders, for whatever reason implemented (including the perception that Funds that invest primarily in securities of small capitalization and medium capitalization issuers may provide greater arbitrage opportunities because they are less liquid than securities of larger capitalization issuers or that if the Fund invests primarily in foreign securities, it may be more susceptible to the risk of excessive short-term trading due to the potential for time zone arbitrage). Active trading may be attempted and may, if carried out on a large scale, impose burdens on the Funds' portfolio managers, interfere with the efficient management of a Fund, increase the Fund's transaction costs, administrative costs or tax liability or otherwise be detrimental to the interests of the Fund and its other shareholders. The Funds therefore discourage market timing, and to the extent possible monitor for market timing patterns in each of the Funds.

The Board of Trustees has adopted policies and procedures to discourage frequent and/or short-term trading of Fund shares. These policies and procedures allow a Fund to reject purchase or exchange orders, on a temporary or permanent basis, or redeem all Fund shares from investors that the Manager believes, in its reasonable business judgment, are engaging in frequent and/or short-term trading in Fund shares or shares of other funds sponsored by the Manager that is detrimental to the Fund involved. If the Fund rejects your purchase or exchange order, you will not be able to execute that transaction, and neither the Fund nor the Manager will be responsible for any losses you may suffer as a result.

In order to detect significant market timing, the Manager, in accordance with policies and procedures approved by the Trustees, will, among other things, seek to monitor overall subscription, redemption and exchange activity, and isolate significant daily activity to determine if there appears to be market timing activity in an individual portfolio. The Funds might not be able to detect frequent or short-term trading conducted by the underlying owners of shares held in omnibus accounts (in which shares are held in the name of an intermediary on behalf of multiple beneficial owners, a common form of holding shares among retirement plans and financial intermediaries such as brokers, advisers and third-party administrators) or placed through market intermediaries other than on a fully-disclosed basis, and therefore might not be able to effectively prevent frequent or short-term trading in those accounts. The Manager attempts to monitor these activities in omnibus accounts and will contract with broker-dealers that sell shares of the Funds and entities that hold omnibus accounts with its mutual funds to seek to discourage, detect and prevent market timing and active trading. For these and other reasons, there is no guarantee that the Funds' efforts to identify investors who engage in excessive trading activity or to curtail that activity will be successful.

Prospectus A-6/A-10

Disclosure of Portfolio Holdings

The Board of Trustees has adopted policies and procedures relating to disclosure of the Funds' portfolio securities. These policies and procedures recognize that there may be legitimate business reasons for holdings to be disclosed and seek to balance those interests to protect the proprietary nature of the trading strategies and implementation thereof by the Funds.

Generally, the policies prohibit the release of information concerning portfolio holdings which have not previously been made public to individual investors, institutional investors, intermediaries that distribute the Funds' shares and other parties which are not employed by the Manager or its affiliates except when the legitimate business purposes for selective disclosure and other conditions (designed to protect the Funds) are acceptable.

The Funds make their full holdings available semi-annually in shareholder reports filed on Form N-CSR and after the first and third fiscal quarters in regulatory filings on Form N-Q. These shareholder reports and regulatory filings are filed with the SEC, as required by federal securities laws, and are generally available within sixty (60) days of the end of the Funds' fiscal quarter.

In addition, the Funds make publicly available their respective month-end top 10 holdings with a 10 day lag and their month-end full portfolios with a 60 day lag on their website www.alger.com and through other marketing communications (including printed advertising/sales literature and/or shareholder telephone customer service centers). No compensation or other consideration is received for the non-public disclosure of portfolio holdings information.

In accordance with the foregoing, the Funds provide portfolio holdings information to third parties including financial intermediaries and service providers who need access to this information in the performance of their services and are subject to duties of confidentiality (1) imposed by law, including a duty not to trade on non-public information, and/or (2) pursuant to an agreement that confidential information is not to be disclosed or used (including trading on such information) other than as required by law. This agreement must be approved by the Funds' Chief Compliance Officer, President or Secretary.

The Board of Trustees periodically reviews a report disclosing the third parties to whom each Fund's holdings information has been disclosed and the purpose for such disclosure, and it considers whether or not the release of information to such third parties is in the best interest of the Fund and its shareholders.

In addition to material the Funds routinely provide to shareholders, the Manager may, upon request, make additional statistical information available regarding the Alger Family of Funds. Such information will include, but not be limited to, relative weightings and characteristics of a Fund portfolios versus its peers or an index (such as P/E (or price to book) ratio, EPS forecasts, alpha, beta, capture ratio, standard

Prospectus A-7/A-10

deviation, Sharpe ratio, information ratio, R-squared, and market cap analysis), security specific impact on overall portfolio performance, return on equity statistics, geographic analysis, number of holdings, month-end top ten contributors to and detractors from performance, breakdown of High Unit Volume Growth holdings vs. Positive Lifecycle Change holdings, portfolio turnover, and requests of a similar nature. Please contact the Funds at (800) 992-3863 to obtain such information.

Other Information

A Fund may redeem some of your shares "in kind," which means that some of the proceeds will be paid with securities the Fund owns instead of cash. If you receive securities, you should expect to incur brokerage or other charges in converting the securities to cash. If a Fund pays large redemptions in cash, these transactions may increase the Fund's transaction costs and detract from the Fund's performance. Large purchases pose similar risks.

Shares may be worth more or less when you redeem them than they were at the time you bought them. For tax purposes, this means that when you redeem them you may realize a short- or long-term capital gain or loss, depending upon how long you have held the shares.

Each Fund may pay the Distributor, Fred Alger & Company, Incorporated, or other entities, a fee of up to 0.25% of the value of the Fund's average daily net assets for ongoing service and/or maintenance of shareholder accounts with respect to Class I and Class R Shares. This fee is included in the Fund's shareholder servicing fee. The Distributor may pay some of this fee and an additional fee from its own resources to other organizations that also provide servicing and/or maintenance of shareholder accounts.

Additional Compensation. From time to time the Distributor, at its expense from its own resources, may compensate brokers, dealers, investment advisers or others ("financial intermediaries") who are instrumental in effecting investments by their clients or customers in a Fund, in an amount up to 1% of the value of those investments. The Distributor may also from time to time, at its expense from its own resources, make payments to financial intermediaries that provide shareholder servicing, or transaction processing, with such payments structured as a percentage of gross sales, a percentage of net assets, and/or as a fixed dollar amount (the latter as a per account fee or as reimbursement for transactions processing and transmission charges). Payments under these other arrangements may vary but generally will not exceed 0.50% annually of the value of the Fund's assets or 0.50% annually of the value of the Fund's sales attributable to that financial intermediary. The Distributor determines whether to make any additional cash payments and the amount of any such payments in response to request from financial intermediaries, based on factors the Distributor deems relevant. Factors considered by the Distributor generally include the financial intermediary's reputation, ability to attract and retain assets for the Fund, expertise in distributing a particular class of shares of a Fund, entry into tar-

Prospectus A-8/A-10

get markets, and/or quality of service. In addition, the Distributor may make payments to dealer firms in the form of payments for marketing support, seminar support, training meetings, or comparable expenses in the discretion of the Distributor. Please contact your financial intermediary for details about revenue sharing payments it may receive. Any payments described above will not change the price paid by investors for the purchase of shares of a Fund or the amount of proceeds received by a Fund on the sale of shares.

Redemptions by the Funds. If your account has been open at least one year, you have not made an additional purchase in the account during the past six calendar months, and the value of your account falls below the minimum initial investment amount for three consecutive months as a result of redemptions or exchanges (excluding Trust-sponsored retirement accounts), the Fund may redeem all your Fund shares within your account after giving you 60 days' prior written notice. You may avoid having your account redeemed during the notice period by bringing the account value up to the minimum initial investment amount.

Each Fund and its agents reserve the right at any time to: reject or cancel all or any part of any purchase or exchange order (When an exchange request in respect of Fund shares is rejected, such shares may be redeemed from the Fund on request of the shareholder.); redeem all Fund shares modify any terms or conditions of purchase of shares of any Fund; or suspend, change or withdraw all or any part of the offering made by this prospectus. If the Fund rejects your purchase or exchange order, you may not be able to execute that transaction, and the Fund and its agents will not be responsible for any losses you may suffer as a result.

Prospectus A-9/A-10

For Fund Information:

By Telephone:  (800) 992-3362

By Mail:  Boston Financial Data Services, Inc.
Attn: The Alger Funds
P.O. Box 8480
Boston, MA 02260-8480

Statement of Additional Information

For more detailed information about each Fund and its policies, please read the Funds' Statement of Additional Information, which is incorporated by reference into (is legally made a part of) its Prospectus. You can get a free copy of the Statement of Additional Information by calling the Funds' toll-free number, at the Funds' website at http://www.alger.com or by writing to the address above. The Statement of Additional Information is on file with the SEC.

Annual and Semi-Annual Reports

Additional information about the Funds' investments is available in the Funds' annual and semi-annual reports to shareholders. In the Funds' annual report you will find a discussion of the market conditions and investment strategies that significantly affected the Funds' performance during the period covered by the report. You can receive free copies of these reports by calling the Funds' toll-free number, at the Fund's website at http://www.alger.com or by writing to the address above.

Another way you can review and copy Fund documents is by visiting the SEC's Public Reference Room in Washington, DC. Copies can also be obtained, for a duplicating fee, by e-mail request to publicinfo@sec.gov or by writing to the SEC's Public Reference Section, Washington, DC 20549-1520. Information on the operation of the Public Reference Room is available by calling (202) 551-8090. Fund documents are also available on the EDGARdatabase on the SEC's Internet site at http://www.sec.gov.

Quarterly Fund Holdings

Each Fund's most recent month-end portfolio holdings are available approximately sixty days after month-end on the Fund's website at www.alger.com. Each Fund also files its complete schedule of portfolio holdings with the SEC for the first and third quarter of each fiscal year on Form N-Q. Forms N-Q are available online on the SEC's website at http://www.sec.gov. The Funds' Forms N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information regarding the operation of the SEC's Public Reference Room may be obtained by calling (800) SEC-0330. A copy of the most recent quarterly holdings may also be obtained from the Funds by calling (800) 992-3362.

Distributor: Fred Alger & Company, Incorporated

Alger Global Growth Fund  SEC File #811-21308

Global Growth-Instl.

Prospectus A-10/A-10

STATEMENT OF ADDITIONAL INFORMATION

March 1, 2017

Alger Global Growth Fund

Class	Ticker Symbol
A	CHUSX
C	CHUCX
I	AFGIX
T	AGTTX
Z	AFGZX

Alger Global Growth Fund (the "Fund") is a Massachusetts business trust, registered with the Securities and Exchange Commission (the "SEC") as an investment company, that offers interests in five classes of shares (Class A, Class C, Class I, Class T and Class Z).

The Fund's financial statements for the year ended October 31, 2016 are contained in its annual report to shareholders and are incorporated by reference into this Statement of Additional Information.

This Statement of Additional Information is not a prospectus. It contains additional information about Alger Global Growth Fund and supplements information in the Fund's Prospectuses dated March 1, 2017. It should be read together with the applicable Prospectus, which may be obtained free of charge by writing the Fund c/o Boston Financial Data Services, Inc., Attn: The Alger Family of Funds, P.O. Box 8450, Boston, MA 02266-8450, or by calling (800) 254-3796, or at the Fund's website at http://www.alger.com.

CONTENTS

Investment Strategies and Policies	3
Net Asset Value	16
Classes of Shares	17
Purchases	17
Redemptions	21
Exchanges	24
Management	24
Code of Ethics	31
Taxes	31
Dividends	32
Custodian and Transfer Agent	32
Certain Shareholders	33
Organization	35
Proxy Voting Policies and Procedures	36
Financial Statements	38
Potential Conflicts of Interest	38
Appendix	46

INVESTMENT STRATEGIES AND POLICIES

Certain Securities and Investment Techniques

The Prospectuses discuss the investment objective of the Fund and the principal investment strategies to be employed to achieve the objective. The principal risks related to those strategies are also noted in the Prospectuses. This section contains supplemental information concerning all types of securities and other instruments in which the Fund may invest, the investment policies and portfolio strategies that the Fund may utilize and certain risks attendant to those investments, policies and strategies.

The investment strategies of Fred Alger Management, Inc. ("Alger Management" or the "Manager") utilize the proprietary research of its analyst and portfolio management team to continually assess the markets and sectors it follows for attractive investment opportunities. With respect to stocks in the Fund's portfolio, one principle of the portfolio strategy at Alger Management is for analysts and portfolio managers to evaluate the return potential vs. risk (downside) in each stock held in the portfolio and compare that to those, and other variables, offered by stocks under coverage within Alger Management's research team. Portfolio managers, together with investment analysts, at Alger Management continually seek to optimize performance of the Fund's portfolio by replacing individual stocks, or reducing or increasing their relative weighting in other portfolios, with stocks evaluated as having better appreciation potential, having improved reward to risk opportunity, or offering the portfolio diversification or other characteristics determined to be beneficial to achieving the portfolio's overall objectives. The Fund's portfolio turnover rate may vary significantly from year to year as a result of the Fund's investment process.

There is no guarantee that the Fund will achieve its investment objective.

The Fund will adjust its holdings as considered advisable in view of prevailing or anticipated market conditions, and turnover will not be a limiting factor should Alger Management deem it advisable to purchase or sell securities.

The Fund's turnover rate is calculated by dividing the lesser of purchases or sales of securities for the fiscal year by the monthly average of the value of the Fund's securities, with obligations with less than one year to maturity excluded.

The Fund experienced unusually high portfolio turnover during the fiscal year ended October 31, 2015 due to increased volatility in the market.

Common and Preferred Stocks

Stocks represent shares of ownership in a company. Generally, preferred stock has a specified dividend and ranks after bonds and before common stocks in its claim on income for dividend payments and on assets should the company be liquidated. After other claims are satisfied, common stockholders participate in company profits on a pro-rata basis; profits may be paid out in dividends or reinvested in the company to help it grow.

Increases and decreases in earnings are usually reflected in a company's stock price, so common stocks generally have the greatest appreciation and depreciation potential of all corporate securities. While most preferred stocks pay a dividend, the Fund may purchase preferred stock where the issuer has omitted, or is in danger of omitting, payment of its dividend. Such investments would be made primarily for their capital appreciation potential. The Fund may purchase trust preferred securities which are preferred stocks issued by a special purpose trust subsidiary backed by subordinated debt of the corporate parent. These securities typically bear a market rate coupon comparable to interest rates available on debt of a similarly rated company. Holders of the trust preferred securities have limited voting rights to control the activities of the trust and no voting rights with respect to the parent company.

Temporary Defensive and Interim Investments

When market conditions are unstable, or the Manager believes it is otherwise appropriate to reduce holdings in stocks, the Fund can invest up to 100% of assets in a variety of debt securities for defensive purposes. The Fund can also purchase these securities for liquidity purposes to meet cash needs due to the redemption of Fund shares, or to hold while waiting to reinvest cash received from the sale of other portfolio securities. The Fund can buy:

•  high-quality, short-term money market instruments, including those issued by the U.S. Treasury or other government agencies;

•  commercial paper (short-term, unsecured, promissory notes of domestic or foreign companies);

•  short-term debt obligations of corporate issuers, certificates of deposit and bankers' acceptances of domestic and foreign banks and savings and loan associations; and

•  repurchase agreements.

Short-term debt securities would normally be selected for defensive or cash management purposes because they can normally be disposed of quickly and are not generally subject to significant fluctuations in principal value, and their value will be less subject to interest rate fluctuation than longer-term debt securities.

Convertible Securities

The Fund may invest in convertible securities, which are debt instruments or preferred stocks that make fixed dividend or interest payments and are convertible into common stock. Generally, the market prices of convertible securities tend to reflect price changes in their underlying common stocks, but also tend to respond inversely to changes in interest rates. Convertible securities typically entail less market risk than investments in the common stock of the same issuers, and declines in their market prices are typically not as pronounced as those of their underlying common stocks. Like all fixed-income securities, convertible securities are subject to the risk of default on their issuers' payment obligations.

U.S. Government Obligations

The Fund may invest in U.S. Government securities, which include Treasury Bills, Treasury Notes and Treasury Bonds that differ in their interest rates, maturities and times of issuance. Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of greater than ten years. In addition to U.S. Treasury securities, the Fund may invest in securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities. Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities are supported by the full faith and credit of the U.S. Treasury; others by the right of the issuer to borrow from the Treasury; others by discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others only by the credit of the agency or instrumentality. These securities bear fixed, floating or variable rates of interest. While the U.S. Government currently provides financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it will always do so, since it is not so obligated by law.

U.S. Government Agency Securities

These securities are issued or guaranteed by U.S. Government sponsored enterprises and federal agencies. These include securities issued by the Federal National Mortgage Association, Government National Mortgage Association, Federal Home Loan Bank, Federal Land Bank, Farmers Home Administration, Banks for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Bank, Federal Farm Credit System, the Small Business Administration, Federal Housing Administration and Maritime Administration. Some of these securities are supported by the full faith and credit of the U.S. Treasury, and the remainder are supported only by the credit of the instrumentality, which may or may not include the right of the issuer to borrow from the Treasury.

Bank Obligations

These are certificates of deposit, bankers' acceptances, and other short-term debt obligations. Certificates of deposit are short-term obligations of commercial banks. A bankers' acceptance is a time draft drawn on a commercial bank by a borrower, usually in connection with international commercial transactions. Certificates of deposit may have fixed or variable rates.

The Fund will not invest in any debt security issued by a commercial bank unless (i) the bank has total assets of at least $1 billion, or the equivalent in other currencies, or, in the case of domestic banks which do not have total assets of at least $1 billion, the aggregate investment made in any one such bank is limited to

$250,000 and the principal amount of such investment is insured in full by the Federal Deposit Insurance Corporation; and (ii) in the case of foreign banks, the security is, in the opinion of Alger Management, of an investment quality comparable to other debt securities which may be purchased by the Fund. These limitations do not prohibit investments in securities issued by foreign branches of U.S. banks, provided such U.S. banks meet the foregoing requirements.

Foreign Bank Obligations

Investments by the Fund in foreign bank obligations and obligations of foreign branches of domestic banks present certain risks, including the impact of future political and economic developments, the possible imposition of withholding taxes on interest income, the possible seizure or nationalization of foreign deposits, the possible establishment of exchange controls and/or the addition of other foreign governmental restrictions that might affect adversely the payment of principal and interest on these obligations. In addition, there may be less publicly available and reliable information about a foreign bank than about domestic banks owing to different accounting, auditing, reporting and recordkeeping standards.

Short-Term Corporate Debt Securities

These are outstanding nonconvertible corporate debt securities (e.g., bonds and debentures) which have one year or less remaining to maturity. Corporate notes may have fixed, variable, or floating rates.

Commercial Paper

These are short-term promissory notes issued by corporations primarily to finance short-term credit needs.

The commercial paper purchased by the Fund may consist of U.S. dollar-denominated obligations of domestic issuers and foreign currency-denominated obligations of domestic or foreign issuers. Because these obligations are direct lending arrangements between the lender and the borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value, plus accrued interest, at any time. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Fund's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand.

Variable Rate Master Demand Notes

These are unsecured instruments that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate. Because these notes are direct lending arrangements between the Fund and the issuer, they are not normally traded. Although no active secondary market may exist for these notes, the Fund may demand payment of principal and accrued interest at any time or may resell the note to a third party. While the notes are not typically rated by credit rating agencies, issuers of variable rate master demand notes must satisfy Alger Management that the same criteria for issuers of commercial paper are met. In addition, when purchasing variable rate master demand notes, Alger Management will consider the earning power, cash flows and other liquidity ratios of the issuers of the notes and will continuously monitor their financial status and ability to meet payment on demand. In the event an issuer of a variable rate master demand note were to default on its payment obligations, the Fund might be unable to dispose of the note because of the absence of a secondary market and could, for this or other reasons, suffer a loss to the extent of the default.

Repurchase Agreements

Under the terms of a repurchase agreement, the Fund would acquire a high quality money market instrument for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase, and the Fund to resell, the instrument at an agreed price (including accrued interest) and time, thereby determining the yield during the Fund's holding period. Repurchase agreements may be seen to be loans by the Fund collateralized by the underlying instrument. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Fund's holding period and not necessarily related to the rate of return on the underlying instrument. The value of the underlying securities, including accrued interest, will be at least equal at all times to the total amount of the repurchase obligation, including interest. The Fund bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Fund is delayed in or prevented from exercising its rights to dispose of the collateral securities, including the risk of a possible decline in the value of the collateral securities during the period in which the Fund seeks to assert these rights, the risk of incurring expenses associated with asserting these rights and the risk of losing all or part of the income from the agreement. Alger Management reviews the creditworthiness of those banks, dealers and clearing corporations with which the Fund enters into repurchase agreements to evaluate these risks and monitors on an ongoing basis the value of the securities subject to repurchase agreements to ensure that the value is maintained at the required level.

Reverse Repurchase Agreements

Reverse repurchase agreements are the same as repurchase agreements except that, in this instance, the Fund would assume the role of seller/borrower in the transaction. The Fund will maintain segregated accounts consisting of cash or liquid securities that at all times are in an amount equal to its obligations under reverse repurchase agreements. The Fund will invest the proceeds in money market instruments or repurchase agreements maturing not later than the expiration of the reverse repurchase agreement. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Fund may decline below the repurchase price of the securities. Under the Investment Company Act of 1940, as amended (the "Act"), reverse repurchase agreements may be considered borrowings by the seller; accordingly, the Fund will limit its investments in reverse repurchase agreements and other borrowings to no more than one-third of its total assets.

Firm Commitment Agreements and When-Issued Purchases

Firm commitment agreements and "when-issued" purchases call for the purchase of securities at an agreed price on a specified future date and would be used, for example, when a decline in the yield of securities of a given issuer is anticipated and a more advantageous yield may be obtained by committing currently to purchase securities to be issued later. When the Fund purchases a security under a firm commitment agreement or on a when-issued basis it assumes the risk of any decline in value of the security occurring between the date of the agreement or purchase and the settlement date of the transaction. The Fund will not use these transactions for leveraging purposes and, accordingly, will segregate cash or liquid securities in an amount sufficient at all times to meet its purchase obligations under these agreements.

Warrants and Rights

The Fund may invest in warrants and rights. A warrant is a type of security that entitles the holder to buy a specified amount of common stock at a specified price, usually higher than the market price at the time of issuance, for a period of years or to perpetuity. In contrast, rights, which also represent the right to buy common shares, normally have a subscription price lower than the current market value of the common stock and a life of two to four weeks. Warrants are freely transferable and are traded on the major securities exchanges.

Equity-Linked Notes

The Fund may invest in equity-linked notes. These are notes, typically issued by financial institutions or special purpose entities, whose performance is tied to a foreign equity security or a basket or index of foreign equity securities; the principal payable at maturity is based on the current price of the linked security, basket or index. Equity-linked notes are generally subject to the risks associated with the securities of foreign issuers and with securities denominated in foreign currencies and, because they are equity-linked, may return a lower amount at maturity because of a decline in value of the linked security or securities.

Restricted and Illiquid Securities

The Fund may invest in restricted securities, i.e., securities which are subject to legal or contractual restrictions on their resale. These restrictions might prevent the sale of the securities at a time when a sale would otherwise be desirable. In order to sell securities that are not registered under the federal securities laws it may be necessary for the Fund to bear the expense of registration.

The Fund will not invest more than 15% of its net assets in "illiquid" securities, which include restricted securities, securities for which there is no readily available market and repurchase agreements with maturities of greater than seven days; however, restricted securities that are determined by the Board of Trustees to be liquid are not subject to this limitation.

The Fund may invest in restricted securities governed by Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). Rule 144A is designed to facilitate efficient trading of unregistered securities among institutional investors. Rule 144A permits the resale to qualified institutions of restricted securities that, when issued, were not of the same class as securities listed on a U.S. securities exchange or quoted on NASDAQ. In adopting Rule 144A, the SEC specifically stated that restricted securities traded under Rule 144A may be treated as liquid for purposes of investment limitations if the board of trustees (or the fund's adviser acting subject to the board's supervision) determines that the securities are in fact liquid. The Board of Trustees has delegated its responsibility to Alger Management to determine the liquidity of each restricted security purchased pursuant to Rule 144A, subject to the Board of Trustees' oversight and review. Examples of factors that will be taken into account in evaluating the liquidity of a Rule 144A security, both with respect to the initial purchase and on an ongoing basis, will include, among others: (1) the frequency of trades and quotes for the security; (2) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; (3) dealer undertakings to make a market in the security; and (4) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers, and the mechanics of transfer). If institutional trading in restricted securities were to decline to limited levels, the liquidity of the Fund could be adversely affected.

Short Sales

The Fund may sell securities "short against the box." While a short sale is the sale of a security the Fund does not own, it is "against the box" if at all times when the short position is open the Fund owns an equal amount of the securities or securities convertible into, or exchangeable without further consideration for, securities of the same issue as the securities sold short. Short sale transactions have been subject to increased regulatory scrutiny in response to recent market events, including the imposition of restrictions on short-selling certain securities and reporting requirements. Regulatory authorities may from time to time impose restrictions that adversely affect the ability to borrow certain securities in connection with short sale transactions. Regulations imposed by the SEC, and the potential for further interventions by the SEC or other regulators, may discourage or impede short selling practices due to the increased economic, regulatory, compliance and disclosure obligations or risks that they present.

Lending of Fund Securities

The Fund may lend securities to brokers, dealers and other financial organizations. The Fund will not lend securities to Alger Management or its affiliates. By lending its securities, the Fund can increase its income by continuing to receive interest or dividends on the loaned securities as well as by either investing the cash collateral in short-term securities or by earning income in the form of interest paid by the borrower when U.S. Government securities or letters of credit are used as collateral. The Fund will adhere to the following conditions whenever its securities are loaned: (a) the Fund must receive at least 100% cash collateral or equivalent securities from the borrower; (b) the borrower must increase this collateral whenever the market value of the loaned securities including accrued interest exceeds the value of the collateral; (c) the Fund must be able to terminate the loan at any time; (d) the Fund must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities and any increase in market value; (e) the Fund may pay only reasonable custodian fees in connection with the loan; and (f) voting rights on the loaned securities may pass to the borrower; provided, however, that if a material event adversely affecting the investment occurs, the Fund's Board of Trustees must terminate the loan and regain the right to vote the securities.

The Fund bears a risk of loss in the event that the other party to a securities loan transaction defaults on its obligations and the Fund is delayed in or prevented from exercising its rights to dispose of the collateral, including the risk of a possible decline in the value of the collateral securities during the period in which the Fund seeks to assert these rights, the risk of incurring expenses associated with asserting these rights and the risk of losing all or a part of the income from the transaction.

Foreign Securities

The Fund will normally invest a large portion of its total assets in foreign securities. Foreign securities investments may be affected by changes in currency rates or exchange control regulations, changes in governmental administration or economic or monetary policy (in the United States and abroad) or changed circumstances in dealings between nations. Dividends paid by foreign issuers may be subject to withholding and other foreign taxes that may decrease the net return on these investments as compared to dividends paid to the Fund by domestic corporations. It should be noted that there may be less publicly available information about foreign issuers than about domestic issuers, and foreign issuers are not subject to uniform accounting, auditing and financial reporting standards and requirements comparable to those of domestic issuers. Securities of some foreign issuers are less liquid and more volatile than securities of comparable domestic issuers and foreign brokerage commissions are generally higher than in the United States. Foreign securities markets may also be less liquid, more volatile and less subject to government supervision than those in the United States. Investments in foreign countries could be affected by other factors not present in the United States, including expropriation, confiscatory taxation and potential difficulties in enforcing contractual obligations. Securities purchased on foreign exchanges may be held in custody by a foreign branch of a domestic bank.

The risks associated with investing in foreign securities are often heightened for investments in emerging markets countries. These heightened risks include: (i) greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability; (ii) the small size of the markets for securities of emerging markets issuers and the currently low or nonexistent volume of trading, resulting in lack of liquidity and in price volatility; (iii) certain national policies which may restrict the Fund's investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interests; and (iv) the absence of developed legal structures governing private or foreign investment and private property. The Fund's purchase and sale of portfolio securities in certain emerging markets countries may be constrained by limitations as to daily changes in the prices of listed securities, periodic trading or settlement volume and/or limitations on aggregate holdings of foreign investors. In certain cases, such limitations may be computed based upon the aggregate trading by or holdings of the Fund, Alger Management and its affiliates and its clients and other service providers. The Fund may not be able to sell securities in circumstances where price, trading or settlement volume limitations have been reached. These limitations may have a negative impact on the Fund's performance and may adversely affect the liquidity of the Fund's investment to the extent that it invests in certain emerging market countries. In addition, some emerging markets countries may have fixed or managed currencies which are not free-floating against the U.S. dollar. Further, certain emerging markets countries' currencies may not be internationally traded. Certain of these currencies have experienced volatility relative to the U.S. dollar. If the Fund does not hedge the U.S. dollar value of securities it owns denominated in currencies that are devalued, the Fund's net asset value will be adversely affected. If the Fund hedges the U.S. dollar value of securities it owns denominated in currencies that increase in value, the Fund will not benefit from the hedge it purchased, and will lose the amount it paid for the hedge. Many emerging markets countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have adverse effects on the economies and securities markets of certain of these countries.

The Fund may also invest in the securities of foreign issuers in the form of American Depositary Receipts and American Depositary Shares (collectively, "ADRs") and Global Depositary Receipts and Global Depositary Shares (collectively, "GDRs") and other forms of depositary receipts. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued by a United States bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. GDRs are receipts issued outside the United States typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. Generally, ADRs in registered form are designed for use in the United States securities markets and GDRs in bearer form are designed for use outside the United States.

These securities may be purchased through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary. A depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities, and the depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

Foreign Debt Securities

The returns on foreign debt securities reflect interest rates and other market conditions prevailing in those countries. The relative performance of various countries' fixed-income markets historically has reflected wide variations relating to the unique characteristics of the country's economy. Year-to-year fluctuations in certain markets have been significant, and negative returns have been experienced in various markets from time to time.

The foreign government securities in which the Fund may invest generally consist of obligations issued or backed by national, state or provincial governments or similar political subdivisions or central banks in foreign countries. Foreign government securities also include debt obligations of supranational entities, which include international organizations designated or backed by governmental entities to promote economic reconstruction or development, international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the "World Bank"), the Asian Development Bank and the Inter-American Development Bank.

Foreign government securities also include debt securities of "quasi-governmental agencies" and debt securities denominated in multinational currency units of an issuer (including supranational issuers). Debt securities of quasi-governmental agencies are issued by entities owned by either a national, state or equivalent government or are obligations of a political unit that is not backed by the national government's full faith and credit and general taxing powers.

Derivative Transactions

The Fund may invest in, or enter into, derivatives for a variety of reasons, including to hedge certain market or interest rate risks, to provide a substitute for purchasing or selling particular securities or to increase potential returns. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to stocks, bonds, interest rates, currencies or currency exchange rates, and related indexes. Examples of derivative instruments the Fund may use include, but are not limited to, options contracts, futures contracts, and options on futures contracts. Derivatives may provide a cheaper, quicker or more specifically focused way for the Fund to invest than "traditional" securities would. Alger Management, however, may decide not to employ some or all of these strategies for the Fund and there is no assurance that any derivatives strategy used by the Fund will succeed.

Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of the particular derivative and the portfolio as a whole. Derivatives permit the Fund to increase or decrease the level of risk, or change the character of the risk, to which its portfolio is exposed in much the same way as the Fund can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities. However, derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential impact on the Fund's performance.

If the Fund invests in derivatives at inopportune times or judges market conditions incorrectly, such investments may lower the Fund's return or result in a loss. The Fund also could experience losses if its derivatives were poorly correlated with the underlying instruments or the Fund's other investments, or if the Fund were unable to liquidate its position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

The Fund, as permitted, may take advantage of opportunities in options and futures contracts and options on futures contracts and any other derivatives which are not presently contemplated for use by the Fund or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Fund's investment objective and legally permissible for the Fund. Before the Fund enters into such transactions or makes any such investment, the Fund will provide appropriate disclosure in its Prospectuses or this Statement of Additional Information.

The Fund's Manager has claimed exclusion from the definition of a commodity pool operator under the Commodity Exchange Act and is not subject to registration or regulation as a commodity pool operator.

Options

The Fund may purchase put and call options and sell (write) covered put and call options on securities and securities indexes to increase gain or to hedge against the risk of unfavorable price movements, although the Fund currently does not intend to rely on these strategies extensively, if at all. The Fund may only buy or sell options that are listed on a national securities exchange.

A call option on a security is a contract that gives the holder of the option the right, in return for a premium paid, to buy from the writer (seller) of the call option the security underlying the option at a specified exercise price during the term of the option. The writer of the call option has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price during the option period. A put option on a security is a contract that, in return for the premium, gives the holder of the option the right to sell to the writer (seller) the underlying security at a specified price during the term of the option. The writer of the put, who receives the premium, has the obligation to buy the underlying security upon exercise at the exercise price during the option period.

The Fund will not sell options that are not covered. A call option written by the Fund on a security is "covered" if the Fund owns the underlying security covered by the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if the Fund holds a call on the same security as the call written where the exercise price of the call held is (1) equal to or less than the exercise price of the call written or (2) greater than the exercise price of the call written if the difference is maintained by the Fund in cash or liquid securities in a segregated account. A put option is "covered" if the Fund maintains cash or liquid securities with a value equal to the exercise price in a segregated account, or else holds a put on the same security as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written.

If the Fund has written an option, it may terminate its obligation by effecting a closing purchase transaction. This is accomplished by purchasing an option of the same series as the option previously written. However, once the Fund has been assigned an exercise notice, the Fund will be unable to effect a closing purchase transaction. Similarly, if the Fund is the holder of an option it may liquidate its position by effecting a closing sale transaction. This is accomplished by selling an option of the same series as the option previously purchased. There can be no assurance that either a closing purchase or sale transaction can be effected when the Fund so desires.

The Fund would realize a profit from a closing transaction if the price of the transaction were less than the premium received from writing the option or is more than the premium paid to purchase the option; the Fund would realize a loss from a closing transaction if the price of the transaction were more than the premium received from writing the option or less than the premium paid to purchase the option. Since call option prices generally reflect increases in the price of the underlying security, any loss resulting from the repurchase of a call option may also be wholly or partially offset by unrealized appreciation of the underlying security. Other principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price and price volatility of the underlying security and the time remaining until the expiration date.

An option position may be closed out only on an exchange which provides a secondary market for an option of the same series. There is no assurance that a liquid secondary market on an exchange will exist for any particular option. In such event it might not be possible to effect closing transactions in particular options, so that the Fund would have to exercise its option in order to realize any profit and would incur brokerage commissions upon the exercise of the options. If the Fund, as a covered call option writer, were unable to effect a closing purchase transaction in a secondary market, it would not be able to sell the underlying security until the option expired or it delivered the underlying security upon exercise or otherwise covered the position.

In addition to options on securities, the Fund may also purchase and sell call and put options on securities indexes. A stock index reflects in a single number the market value of many different stocks. Relative values are assigned to the stocks included in an index and the index fluctuates with changes in the market values of the stocks. The options give the holder the right to receive a cash settlement during the term of the option based on the difference between the exercise price and the value of the index. By writing a put or call option on a securities index, the Fund is obligated, in return for the premium received, to make delivery of this amount. The Fund may offset its position in stock index options prior to expiration by entering into a closing transaction on an exchange or it may let the option expire unexercised.

Use of options on securities indexes entails the risk that trading in the options may be interrupted if trading in certain securities included in the index is interrupted. The Fund will not purchase these options unless Alger Management is satisfied with the development, depth and liquidity of the market and Alger Management believes the options can be closed out.

Price movements in the Fund's securities may not correlate precisely with movements in the level of an index and, therefore, the use of options on indexes cannot serve as a complete hedge and would depend, in part, on the ability of Alger Management to predict correctly movements in the direction of the stock market generally or of a particular industry. Because options on securities indexes require settlement in cash, Alger Management might be forced to liquidate portfolio securities to meet settlement obligations.

Although Alger Management will attempt to take appropriate measures to minimize the risks relating to any trading by the Fund in put and call options, there can be no assurance that the Fund will succeed in any option trading program it undertakes.

Stock Index Futures and Options on Stock Index Futures

If the Fund utilizes these investments, it will do so only for hedging, not speculative, purposes. Futures are generally bought and sold on the commodities exchanges where they are listed with payment of initial and variation margin as described below. The sale of a futures contract creates a firm obligation by the Fund, as seller, to deliver to the buyer the net cash amount called for in the contract at a specific future time. Put options on futures might be purchased to protect against declines in the market values of securities occasioned by a decline in stock prices and securities index futures might be sold to protect against a general decline in the value of securities of the type that comprise the index. Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract and obligates the seller to deliver such position.

A stock index future obligates the seller to deliver (and the purchaser to take) an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. While incidental to its securities activities, the Fund may use index futures as a substitute for a comparable market position in the underlying securities. The Fund has not invested in index futures in the past.

If the Fund uses futures, or options thereon, for hedging, the risk of imperfect correlation will increase as the composition of the Fund varies from the composition of the stock index. In an effort to compensate for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of the stock index futures, the Fund may, if it uses a hedging strategy, buy or sell stock index futures contracts in a greater or lesser dollar amount than the dollar amount of the securities being hedged if the historical volatility of the stock index futures has been less or greater than that of the securities. Such "over hedging" or "under hedging" may adversely affect the Fund's net investment results if market movements are not as anticipated when the hedge is established.

An option on a stock index futures contract, as contrasted with the direct investment in such a contract, gives the purchaser the right, in return for the premium paid, to assume a position in a stock index futures contract at a specified exercise price during the term of the option. The Fund would sell options on stock index futures contracts only as part of closing purchase transactions to terminate its options positions. No assurance can be given that such closing transactions could be effected or that there would be correlation between price movements in the options on stock index futures and price movements in the Fund's securities which were the subject of the hedge. In addition, any purchase by the Fund of such options would be based upon predictions as to anticipated market trends, which could prove to be inaccurate.

The Fund's use, if any, of stock index futures and options thereon will in all cases be consistent with applicable regulatory requirements and in particular the rules and regulations of the Commodity Futures Trading Commission and will be entered into only, if at all, for bona fide hedging, risk management or other portfolio management purposes. Typically, maintaining a futures contract or selling an option thereon will require the Fund to deposit with a financial intermediary as security for its obligations an amount of cash or other specified assets (initial margin) which initially is typically 1% to 10% of the face amount of the contract (but may be higher in some circumstances). Additional cash or assets (variation margin) may be required to be deposited thereafter on a daily basis as the mark to market value of the contract fluctuates. The purchase of an option on stock index futures involves payment of a premium for the option without any further obligation on the part of the Fund. If the Fund exercises an option on a futures contract it will be obligated to post initial margin (and potential subsequent variation margin) for the resulting futures position just as it would for any position. Futures contracts and options thereon are generally settled by entering into an offsetting transaction but there can be no assurance that the position can be offset prior to settlement at an advantageous price, or that delivery will occur.

The Fund will not enter into a futures contract or related option (except for closing transactions) if, immediately thereafter, the sum of the amount of its initial margin and premiums on open futures contracts and options thereon would exceed 5% of the Fund's total assets (taken at current value); however, in the case of an option that is in-the-money at the time of the purchase, the in-the-money amount may be excluded in calculating the 5% limitation.

Borrowing

The Fund may borrow from banks for temporary or emergency purposes. It may also borrow money from banks to buy additional securities; this borrowing is known as leveraging. Leverage increases both investment opportunity and investment risk. If the investment gains on securities purchased with borrowed money exceed the interest paid on the borrowing, the net asset value of the Fund's shares will rise faster than would otherwise be the case. On the other hand, if the investment gains fail to cover the cost (including interest) of borrowings, or if there are losses, the net asset value of the Fund's shares will decrease faster than would otherwise be the case. The Fund is required to maintain continuous asset coverage of 300% of its borrowings. Maintaining asset coverage of 300% means that the Fund's liabilities may comprise up to a third of its assets. For example, if a Fund had $100 in total assets, and the Fund borrowed $50, the Fund's total assets would be $150, and its liabilities would be $50. The Fund would have 300% asset coverage. If such asset coverage should decline below 300% as a result of market fluctuations or other reasons, the Fund may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time. Leveraging may exaggerate the effect on net asset value of any increase or decrease in the market value of the Fund's securities. Money borrowed for leveraging will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased; in certain cases, interest costs may exceed the return received on the securities purchased. The Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

Interfund Loans

The SEC has granted an exemption permitting the funds advised by Alger Management to participate in an interfund lending program. This program allows the funds to borrow money from and lend money to each other for temporary or emergency purposes. To the extent permitted under its investment restrictions, each fund may lend uninvested cash in an amount up to 15% of its net assets to other funds, and each fund may borrow in an amount up to 10% of its net assets from other funds. If a fund has borrowed from other funds and has aggregate borrowings from all sources that exceed 10% of the fund's total assets, such fund will secure all of its loans from other funds. The ability of the fund to lend cash to or borrow cash from other funds is subject to certain other terms and conditions. The Fund's Board of Trustees is responsible for overseeing the Fund's participation in the interfund lending program.

Exchange-Traded Funds

To the extent otherwise consistent with its investment policies and applicable law, the Fund may invest in "exchange-traded funds" (ETFs), registered investment companies whose shares are listed on a national stock exchange. ETFs, which may be unit investment trusts or mutual funds, typically hold portfolios of securities designed to track the performance of various broad securities indexes or sectors of such indexes. ETFs thus provide another means, in addition to futures and options on indexes, of creating or hedging securities index exposure in the Fund's investment strategies. ETFs are listed on exchanges and trade in the secondary market on a per-share basis.

The values of ETFs are subject to change as the values of their respective component securities or commodities fluctuate according to market volatility. Investments in ETFs that are designed to correspond to an equity index involve certain inherent risks generally associated with investments in a portfolio of common stocks, including the risk that the general level of stock prices may decline, thereby adversely affecting the value of ETFs held by the Fund. Similarly, investments in ETFs that are designed to correspond to commodity returns involve certain inherent risks generally associated with investment in commodities. Moreover, investments in ETFs may not exactly match the performance of a direct investment in the respective indexes to which they are intended to correspond due to the temporary unavailability of certain index securities in the secondary market or other extraordinary circumstances, such as discrepancies with respect to the weighting of securities. When a Fund invests in an ETF, in addition to the investment advisory fee the investor pays to the Fund, the Fund pays a management fee with respect to the assets invested in the ETF.

Master Limited Partnerships

The Fund may invest in Master Limited Partnerships ("MLP"). An MLP is a publicly traded company organized as a limited partnership or limited liability company and treated as a partnership for federal income tax purposes. MLPs generally have two classes of owners, the general partner and limited partners. The general partner typically controls the partnership's operations and management. The Fund may purchase publicly traded common units issued to limited partners of MLPs. MLPs combine the tax advantages of a partnership with the liquidity of a publicly traded stock. MLP income is generally not subject to entity-level tax; rather, its income, gain or losses pass through to common unitholders. The value of an MLP generally fluctuates predominantly based on prevailing market conditions and the success of the MLP. Investments held by MLPs may be relatively illiquid, and MLPs themselves may trade infrequently and in limited volume. MLPs involve the risks related to their underlying assets, and risks associated with pooled investment vehicles.

Venture Capital and Private Equity Investments

The Fund may identify investment opportunities that are not yet available in the public markets and that are accessible only through private equity investments. To capitalize on such opportunities, the Fund may invest in venture capital or private equity funds, direct private equity investments and other investments that Alger Management determines to have limited liquidity ("Special Investment Opportunities"). There may be no trading market for Special Investment Opportunities, and the sale or transfer of such securities may be limited or prohibited by contract or legal requirements, or may be dependent on an exit strategy, such as an IPO or the sale of a business, which may not occur, or may be dependent on managerial assistance provided by other investors and their willingness to provide additional financial support. Positions in Special Investment Opportunities may be able to be liquidated, if at all, only at disadvantageous prices. As a result, if the Fund holds such positions it may be required to do so for several years, if not longer, regardless of adverse price movements. Investment in Special Investment Opportunities may cause the Fund to be less liquid than would otherwise be the case.

Cyber Security Risk

With the increasing use of the internet and technology in connection with Fund operations, the Fund and its service providers are susceptible to greater operational and information security risks through breaches of cyber security. Cyber security breaches include stealing or corrupting data maintained online or digitally, "denial of service" attacks on websites, the unauthorized monitoring, misuse, loss, destruction or corruption of confidential information, unauthorized access to systems, compromises to networks or devices that the Fund and its service providers use to service Fund operations, and operational disruption or failures in the physical infrastructure or operating systems that the support the Fund and its service providers. Cyber security breaches affecting the Fund or any of the Fund's intermediaries or service providers may adversely impact the Fund and its shareholders, potentially resulting in financial losses or the inability of Fund shareholders to transact business. For instance, cyber security breaches may interfere with the processing of shareholder transactions, impact a Fund's ability to calculate NAVs, cause the release of private shareholder information or confidential business information, impede trading, subject the Fund to regulatory fines or financial losses and/or cause reputational damage. The Fund may also incur additional costs for cyber security risk management purposes designed to mitigate or prevent the risk of cyber security breaches. Such costs may be ongoing because threats of cyber attacks are constantly evolving. Issuers of securities in which the Fund invests are also subject to similar cyber security risks, which could result in material adverse consequences for such issuers, and may cause the Fund's investment in such companies to lose value. There can be no assurance that the Fund or its service providers, or the issuers of the securities in which the Fund invests, will not suffer losses relating to cyber security breaches in the future.

Fundamental Investment Restrictions

The investment restrictions numbered 1 through 7 below have been adopted by the Fund as fundamental policies. Under the Act, a "fundamental" policy may not be changed without the vote of a "majority of the outstanding voting securities" of the Fund, which is defined in the Act as the lesser of (a) 67% or more of the shares present at a Fund meeting if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy or (b) more than 50% of the outstanding shares. The Fund's investment objective is a non-fundamental policy.

1. Except as otherwise permitted by the Act (which currently limits borrowing to no more than 33 1/3% of the value of the Fund's total assets), or interpretations or modifications by, or exemptive or other relief from, the SEC or other authority with appropriate jurisdiction, and disclosed to investors, the Fund may not borrow money.

2. Except as otherwise permitted by the Act, or interpretations or modifications by, or exemptive or other relief from, the SEC or other authority with appropriate jurisdiction, and disclosed to investors, the Fund may not act as an underwriter of securities of other issuers, except to the extent the Fund may be deemed an underwriter under the Securities Act, by virtue of disposing of portfolio securities.

3. Except as otherwise permitted by the Act, or interpretations or modifications by, or exemptive or other relief from, the SEC or other authority with appropriate jurisdiction, and disclosed to investors, the Fund may not lend any securities or make loans to others. For purposes of this investment restriction, the purchase of debt obligations (including acquisitions of loans, loan participations or other forms of debt instruments) and the entry into repurchase agreements shall not constitute loans by the Fund.

4. Except as otherwise permitted by the Act, or interpretations or modifications by, or exemptive or other relief from, the SEC or other authority with appropriate jurisdiction, and disclosed to investors, the Fund may not issue any senior security (as such term is defined in Section 18(f) of the Act), except insofar as the Fund may be deemed to have issued a senior security by reason of borrowing money in accordance with the Fund's borrowing policies. For purposes of this investment restriction, collateral, escrow, or margin or other deposits with respect to the making of short sales, the purchase or sale of futures contracts or options, purchase or sale of forward foreign currency contracts, and the writing of options on securities are not deemed to be an issuance of senior security.

5. Except as otherwise permitted by the Act, or interpretations or modifications by, or exemptive or other relief from, the SEC or other authority with appropriate jurisdiction, and disclosed to investors, the Fund may not purchase, hold or deal in real estate, but the Fund may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate or real estate investment trusts and may acquire and hold real estate or interests therein through exercising rights or remedies with regard to such securities.

6. Except as otherwise permitted by the Act, or interpretations or modifications by, or exemptive or other relief from, the SEC or other authority with appropriate jurisdiction, and disclosed to investors, the Fund may not invest in physical commodities or physical commodities contracts, except that the Fund may purchase and sell options, forward contracts, futures contracts, including those related to indices, and options on futures contracts or indices and enter into swap agreements and other derivative instruments.

7. Except as otherwise permitted by the Act, or interpretations or modifications by, or exemptive or other relief from, the SEC or other authority with appropriate jurisdiction, and disclosed to investors, the Fund may not invest more than 25% of the value of its total assets in the securities of issuers in any single industry, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities or as otherwise permitted by the SEC.

Except in the case of the percentage limitation set forth in Investment Restriction No. 1 and as may be stated otherwise, the percentage limitations contained in the foregoing restrictions and in the Fund's other investment policies apply at the time of the purchase of the securities and a later increase or decrease in percentage resulting from a change in the values of the securities or in the amount of the Fund's assets will not constitute a violation of the restriction. With respect to the percentage limitation set forth in Investment Restriction No. 1, however, if borrowings exceed 33 1/3% of the value of the Fund's total assets as a result of a change in values or assets, the Fund must take steps to reduce such borrowings within three days (not including Sundays and holidays) thereafter at least to the extent of such excess.

The Fund is currently classified as a diversified fund under the Act. A diversified fund may not purchase securities of an issuer (other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if, with respect to 75% of the Fund's total assets, (a) more than 5% of the Fund's total assets would be invested in securities of that issuer, or (b) the Fund would hold more than 10% of the outstanding voting securities of that issuer. Under the Act, the Fund cannot change its classification from diversified to non-diversified without shareholder approval.

Portfolio Transactions

Decisions to buy and sell securities and other financial instruments for the Fund are made by Alger Management, which also is responsible for placing these transactions, subject to the overall review of the Fund's Board of Trustees. Although investment requirements for the Fund are reviewed independently from those of the other accounts managed by Alger Management, investments of the type the Fund may make may also be made by these other accounts. When the Fund and one or more other accounts managed by Alger Management are prepared to invest in, or desire to dispose of, the same security or other financial instrument, available investments or opportunities for sales will be allocated in a manner believed by Alger Management to be equitable to each. In some cases, this procedure may affect adversely the price paid or received by the Fund or the size of the position obtained or disposed of by the Fund.

Transactions in equity securities are in most cases effected on U.S. and foreign stock exchanges or over-the-counter markets and involve the payment of negotiated brokerage commissions. Where there is no stated commission, as in the case of certain securities traded in the over-the-counter markets, the prices of those securities include undisclosed commissions or mark-ups. Purchases and sales of money market instruments and debt securities usually are principal transactions. These securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. The cost of securities purchased from underwriters includes an underwriting commission or concession and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down. U.S. Government securities are generally purchased from underwriters or dealers, although certain newly-issued U.S. Government securities may be purchased directly from the U.S. Treasury or from the issuing agency or instrumentality.

In Alger Management's view, companies are organic entities that continuously undergo changes in response to, among other things, economic, market, environmental, technological, political and managerial factors. Generally, securities will be purchased for capital appreciation. As a result, the Fund may dispose of securities without regard to the time they have been held when such action, for defensive or other purposes, appears advisable. Moreover, it is Alger Management's philosophy to pursue the Fund's investment objectives by managing the Fund actively, which may result in high portfolio turnover. Increased portfolio turnover will have the effect of increasing the Fund's brokerage and custodial expenses. To the extent consistent with applicable provisions of the Act and the rules and exemptions adopted by the SEC thereunder, as well as other regulatory requirements, the Fund's Board of Trustees has determined that portfolio transactions will generally be executed through Fred Alger & Company, Incorporated ("Alger Inc." or the "Distributor"), a registered broker-dealer, if, in the judgment of Alger Management, the use of Alger Inc. is likely to result in price and execution at least as favorable as those of other qualified broker-dealers and if, in particular transactions, Alger Inc. charges the Fund a rate consistent with that which other broker-dealers charge to comparable unaffiliated customers in similar transactions. Over-the-counter purchases and sales are transacted directly with principal market makers except in cases in which better prices and executions may be obtained elsewhere. Principal transactions are not entered into with affiliates of the Fund except pursuant to exemptive rules or orders adopted by the SEC.

In selecting brokers or dealers to execute portfolio transactions on behalf of the Fund, Alger Management seeks the best overall terms available. In assessing the best overall terms available for any transaction, Alger Management will consider the factors it deems relevant, including the breadth of the market in the investment, the price of the investment, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In addition, Alger Management is authorized, in selecting parties to execute a particular transaction and in evaluating the best overall terms available, to consider the brokerage and research services, as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended, provided to the Fund and/or other accounts over which Alger Management or its affiliates exercise investment discretion. Alger Management's fees under its agreement with the Fund are not reduced by reason of its receiving brokerage and research service. The Fund's Board of Trustees will periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time are reasonable in relation to the benefits inuring to the Fund. The commissions paid to Alger Inc. during the fiscal years ended October 31, 2014, October 31, 2015 and October 31, 2016 are listed in the table below. Neither Alger Inc. nor its affiliates engage in principal transactions with the Fund and, accordingly, receive no compensation in connection with securities purchased or sold in that manner, which include some securities traded in the over-the-counter markets, money market investments and most debt securities.

	Broker Commissions
		Paid to Alger Inc.			Soft Dollar Transactions
	Total Paid by the Fund	Dollar Amount Paid to Alger Inc.	% of Brokerage Commissions Paid to Alger Inc.	% of Dollar Amount of Transactions Effected through Alger Inc.	Value of Transactions	Commissions
October 31, 2014	$83,122	$6,774	8%	16%	$8,804,540	$5,092
October 31, 2015	$109,713	$19,792	18%	30%	$7,706,134	$5,209
October 31, 2016	$78,109	$13,060	17%	27%	$15,321,059	$9,161

Disclosure of Portfolio Holdings

The Board of Trustees has adopted policies and procedures relating to disclosure of the Fund's portfolio securities. These policies and procedures recognize that there may be legitimate business reasons for holdings to be disclosed and seek to balance those interests to protect the proprietary nature of the trading strategies and implementation thereof by the Fund.

Generally, the policies prohibit the release of information concerning portfolio holdings which have not previously been made public to individual investors, institutional investors, intermediaries that distribute the Fund's shares and other parties which are not employed by the Manager or its affiliates except when the legitimate business purposes for selective disclosure and other conditions (designed to protect the Fund) are acceptable.

The Fund makes its full holdings available semi-annually in shareholder reports filed on Form N-CSR and after the first and third fiscal quarters in regulatory filings on Form N-Q. These shareholder reports and regulatory filings are filed with the SEC, as required by federal securities laws, and are generally available within sixty (60) days of the end of the Fund's fiscal quarter.

In addition, the Fund makes publicly available its respective month-end top 10 holdings with a 10 day lag and its month-end full portfolio with a 60 day lag on its website www.alger.com and through other marketing communications (including printed advertising/sales literature and/or shareholder telephone customer service centers). No compensation or other consideration is received for the non-public disclosure of portfolio holdings information.

In accordance with the foregoing, the Fund provides portfolio holdings information to third parties including financial intermediaries and service providers who need access to this information in the performance of their services and are subject to duties of confidentiality (1) imposed by law, including a duty not to trade on non-public information, and/or (2) pursuant to an agreement that confidential information is not to be disclosed or used (including trading on such information) other than as required by law. This agreement must be approved by the Fund's Chief Compliance Officer, President or Secretary.

The Board of Trustees periodically reviews a report disclosing the third parties to whom the Fund's holdings information has been disclosed and the purpose for such disclosure, and it considers whether or not the release of information to such third parties is in the best interest of the Fund and its shareholders. In addition to material the Fund routinely provides to shareholders, the Manager may, upon request, make additional statistical information available regarding the Fund. Such information will include, but not be limited to, relative weightings and characteristics of the Fund's portfolio versus its peers or an index (such as P/E (or price to book) ratio, EPS forecasts, alpha, beta, capture ratio, standard deviation, Sharpe ratio, information ratio, R-squared, and market cap analysis), security specific impact on overall portfolio performance, return on equity statistics, geographic analysis, number of holdings, month-end top ten contributors to and detractors from performance, breakdown of High Unit Volume Growth holdings vs. Positive Lifecycle Change holdings, portfolio turnover, and requests of a similar nature. Please contact the Fund at (800) 992-3863 to obtain such information.

The Fund provides its portfolio holdings on a daily basis, with no lag, to each of FactSet, Thompson Reuters, Trade Informatics, Abel Noser, JP Morgan Chase & Co, Bloomberg, and Sawtooth Asset Management, Inc. The Fund has ongoing arrangements to provide its portfolio holdings to Towers Watson Consulting, Mercer Investment Consulting, The Bogdahn Group, All Star Financial, Wilshire, and Callan Associates. Neither the Fund nor any other person is directly compensated for such disclosure, although certain persons receiving such disclosure may be investors in the Fund and may therefore be subject to fees applicable to all shareholders. Alger Management also manages accounts for individuals and institutions. Holders of these accounts may own many of the same securities as the Fund, and therefore may be generally aware of the portfolio holdings of the Fund.

NET ASSET VALUE

The price of one share of a class is based on its "net asset value." The net asset value is computed by adding the value of the Fund's investments plus cash and other assets allocable to the class, deducting applicable liabilities and then dividing the result by the number of shares of the class outstanding. The net asset value of a share of a given class may differ from that of one or more other classes of the Fund. Net asset value is calculated as of the close of business (normally 4:00 p.m. Eastern time) on each day the New York Stock Exchange ("NYSE") is open.

Purchases of shares will be based upon the next net asset value calculated for each class after your order is received and accepted by the Transfer Agent or other designated intermediary. If your purchase is made by check, wire or exchange and is received by the close of business of the NYSE (normally 4:00 p.m. Eastern time), your account will be credited on the day of receipt. If your purchase is received after such time, it will be credited the next business day.

The NYSE is generally open on each Monday through Friday, except New Year's Day, Martin Luther King, Jr. Day (the third Monday in January), Presidents' Day (the third Monday in February), Good Friday, Memorial Day (the last Monday in May), Independence Day, Labor Day (the first Monday in September), Thanksgiving Day (the fourth Thursday in November) and Christmas Day.

The assets of the Fund are generally valued on the basis of market quotations. Securities for which such information is readily available are valued at the last reported sales price or, in the absence of reported sales, at a price within the bid and asked price or the official closing price as reported by an independent pricing service on the primary market or exchange on which they are traded. In the absence of a recent bid or asked price, the equivalent as obtained from one or more of the major market makers for the securities to be valued may be used. Other investments and other assets, including restricted securities and securities for which market quotations are not readily available, are valued at fair value under procedures approved by the Board of Trustees. Short-term securities with maturities of 60 days or less are valued at amortized cost, as described below, which constitutes fair value as determined by the Board of Trustees.

Securities in which the Fund invests may be traded in markets that close before the close of the NYSE. Developments that occur between the close of these markets (generally foreign markets) and the close of the NYSE (normally 4:00 p.m. Eastern time) may result in adjustments to the closing prices to reflect what the investment manager, pursuant to policies established by the Board of Trustees, believes to be fair values of these securities as of the close of the NYSE. The Fund may also fair value securities in other situations, for example, when a particular foreign market is closed but the Fund is open.

The valuation of money market instruments with maturities of 60 days or less held by the Funds is based on their amortized cost which does not take into account unrealized capital gains or losses. Amortized cost valuation involves initially valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. Although this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument.

CLASSES OF SHARES

The Fund has five classes of shares, Class A Shares and Class T Shares, which are generally subject to a front-end sales charge, Class C shares, which are generally subject to a contingent deferred sales charge ("CDSC"), and Class I and Z Shares, which are subject to no sales charge and are generally offered only to institutional investors. Class A, C, I and T Shares are subject to distribution and/or service fees.

From time to time, Alger Inc. may reallow to brokers or financial intermediaries all or substantially all of the initial sales charge on Class A or Class T Shares. To the extent that it does so, such persons may be deemed to be underwriters of the Fund as defined in the Securities Act.

Current total return figures may be obtained by calling Alger Funds at 800-992-3863 or on the Fund's website at www.alger.com.

PURCHASES

Shares of the Fund are offered continuously by the Fund and are distributed on a best efforts basis by Alger Inc. as principal underwriter for the Fund pursuant to a distribution agreement (the "Distribution Agreement"). Under the Distribution Agreement, Alger Inc. bears all selling expenses, including the costs of advertising and of printing prospectuses and distributing them to prospective shareholders.

The Fund does not accept cash or cash equivalents for share purchases. Third-party checks will not be honored except in the case of employer-sponsored retirement plans. You will be charged a fee for any check returned by your bank.

Orders received by the Trust's transfer agent or other designated intermediary are effected on days on which the NYSE is open for trading. For orders received before the close of regular trading on the NYSE, purchases and redemptions of the shares of the Fund are effected at the net asset value per share determined as of the close of regular trading on the NYSE on that same day. Orders received after the close of regular trading on the NYSE are effected at the next calculated net asset value. See "Net Asset Value." All orders for the purchase of shares are subject to acceptance or rejection by the Trust. Payment for redemptions will be made by the Trust's transfer agent on behalf of the Trust and the Fund within seven days after the request is received.

Investors may exchange stock of companies acceptable to Alger Management for shares of the Fund with a minimum of 100 shares of each company generally being required. The Fund believes such exchange provides a means by which holders of certain securities may invest in the Fund without the expense of selling the securities in the open market. The investor should furnish, either in writing or by telephone, to Alger Management a list with a full and exact description of all securities proposed for exchange. Alger Management will then notify the investor as to whether the securities are acceptable and, if so, will send a letter of transmittal to be completed and signed by the investor. Alger Management has the right to reject all or any part of the securities offered for exchange. The securities must then be sent in proper form for transfer with the letter of transmittal to the Custodian of the Fund's assets. The investor must certify that there are no legal or contractual restrictions on the free transfer and sale of the securities. Upon receipt by the Custodian the securities will be valued as of the close of business on the day of receipt in the same manner as the Fund's securities are valued each day. Shares of the Fund having an equal net asset value as of the close of the same day will be registered in the investor's name. Applicable sales charges, if any, will apply, but there is no charge for making the exchange and no brokerage commission on the securities accepted, although applicable stock transfer taxes, if any, may be deducted. The exchange of securities by the investor pursuant to this offer may constitute a taxable transaction and may result in a gain or loss for federal income tax purposes. The tax treatment experienced by investors may vary depending upon individual circumstances. Each investor should consult a tax adviser to determine federal, state and local tax consequences.

Confirmations and Account Statements

All of your transactions through the Transfer Agent, Boston Financial Data Services, Inc., will be confirmed on separate written transaction confirmations (other than Automatic Investment Plan transactions) and on periodic account statements. You should promptly and carefully review the transaction confirmations and periodic statements provided to you and notify the Transfer Agent in writing of any discrepancy or unauthorized account activity. Any information contained on transaction confirmations and account statements will be conclusive unless you notify the Transfer Agent of an apparent discrepancy or unauthorized account activity within ten (10) business days after the information is transmitted to you.

Distribution Plans

As stated in the Prospectuses, in connection with the distribution and shareholder servicing activities of Alger Inc. in respect of Class A, Class C, Class I and Class T Shares of the Fund, the Fund has adopted distribution plans pursuant to Rule 12b-1 under the Act (each a "Distribution Plan"). Pursuant to each of the Class A and Class T Distribution Plans, Class A and Class T Shares of the Fund pay the Distributor a fee at an annual rate of 0.25% of the value of the average daily net assets of such class. In addition to the shareholder servicing services noted below, Alger Inc. is compensated for providing distribution services including, but not limited to, organizing and conducting sales seminars, advertising programs, payment of finders' fees, printing of prospectuses and statements of additional information and reports for potential investors, preparation and distribution of advertising material and sales literature, overhead, supplemental payments to dealers and other institutions as asset-based charges or as payments of commissions, and the costs of administering the Distribution Plan.

Under the Class C Distribution Plan, a portion of the distribution fee paid to Alger Inc. by the Fund, sometimes described as an "asset-based sales charge," allows investors to buy shares with no initial sales charge while allowing Alger Inc. to compensate dealers that sell Class C Shares of the Fund. Typically, Alger Inc., in its discretion or pursuant to dealer agreements, pays sales commissions of up to 1% of the amount invested in Class C Shares, and pays the asset-based sales charge as an ongoing commission to dealers on

Class C Shares that have been outstanding for more than a year. For Class C Shares, the asset-based sales charge is retained by Alger Inc. in the first year after purchase; in subsequent years, all or a portion of it typically is paid to the dealers who sold the Class C Shares. In some cases, the selling dealer is Alger Inc. Shareholders of each class of the Fund adopted a Distribution Plan, or approved an amendment to their class's Plan, between January and September of 2007, or when the class commenced operations, if later.

Each Distribution Plan authorizes the Fund to pay Alger Inc. a shareholder servicing fee computed at an annual rate of up to 0.25% of the average daily net assets allocable to the Class A, Class C, Class I or Class T Shares, as the case may be, of the Fund, and such fee shall be charged only to that class. The shareholder servicing fee is used by Alger Inc. to provide compensation for ongoing servicing and/or maintenance of shareholder accounts and to cover an allocable portion of overhead and other Alger Inc. and selected dealer office expenses related to the servicing and/or maintenance of shareholder accounts. Compensation will be paid by Alger Inc. to persons, including Alger Inc. employees, who respond to inquiries of shareholders of the Fund regarding their ownership of shares or their accounts with the Fund or who provide other similar services not otherwise required to be provided by the Fund's Manager, Transfer Agent or other agent of the Fund.

Pursuant to the Distribution Plan for Class C Shares, the Fund pays an annual fee of 1.00% of its Class C shares' average daily net assets to Alger Inc. In addition to the 0.25% shareholder servicing fee, Alger Inc. is paid a 0.75% fee for providing distribution services including, but not limited to, organizing and conducting sales seminars, advertising programs, payment of finders' fees, printing of prospectuses and SAIs and reports for potential investors, preparation and distribution of advertising material and sales literature, overhead, supplemental payments to dealers and other institutions as asset-based charges or as payments of commissions, and the costs of administering the Distribution Plan. No excess distribution expense is carried forward to subsequent years under the Class A, Class C or Class T Distribution Plans.

During the fiscal year ended October 31, 2016, the Fund paid $53,487 for distribution services to Alger Inc. under the provisions of the Class A Distribution Plan. During the fiscal year ended October 31, 2016, the Fund paid $47,390 for distribution services to Alger Inc. under the provisions of the Class C Distribution Plan. During the fiscal year ended October 31, 2016, the Fund paid $3,960 for distribution services to Alger Inc. under the provisions of the Class I Distribution Plan.

Alger Inc. has acknowledged that payments under the Distribution Plans are subject to the approval of the Board of Trustees and that the Fund is not contractually obligated to make payments in any amount or at any time, including payments in reimbursement of Alger Inc. for expenses and interest thereon incurred in a prior year.

Under its terms, each Distribution Plan remains in effect from year to year, provided such continuation is approved annually by vote of the Fund's Board of Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the Act) of the Fund, and who have no direct or indirect financial interest in the operation of the Distribution Plans ("Independent Trustees"). The Distribution Plans may not be amended to increase materially the amount to be spent for the services provided by Alger Inc. without the approval of Fund shareholders, and all material amendments of the Distribution Plans must be approved by the Trustees in the manner described above. The Distribution Plans may be terminated at any time, without penalty, by vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding voting securities of the Fund, on not more than 30 days' written notice to Alger Inc. Alger Inc. will provide to the Board of Trustees quarterly reports of amounts expended under each Distribution Plan and the purpose for which such expenditures were made.

Alger Inc.'s selling expenses during the fiscal year ended October 31, 2016 were as follows:

	Class A	Class C	Class I
Advertising & Promotion	$771	$136	$134
Compensation to Dealers	51,953	46,893	12,383
Compensation to Sales Personnel	3,420	614	297
Printing	205	36	46
Total Selling Expenses	$56,349	$47,679	$12,860

Expenses of the Fund

The Fund will bear its own expenses. Operating expenses for the Fund generally consist of all costs not specifically borne by Alger Management, including investment management fees, fees for necessary professional and brokerage services, distribution fees, costs of regulatory compliance and costs associated with maintaining legal existence and shareholder relations. In addition, Class A, Class C, Class I and Class T Shares of the Fund may pay Alger Inc. for expenses incurred in distributing shares of that class and the Fund may compensate Alger Inc. for servicing shareholder accounts. Expenses not identifiable to any particular class will be allocated in a manner deemed fair and equitable by the Board of Trustees. From time to time, Alger Management, in its sole discretion and as it deems appropriate, may assume certain expenses of the Fund while retaining the ability to be paid by the Fund for such amounts prior to the end of the fiscal year. This will have the effect of lowering the Fund's overall expense ratio and of increasing yield to investors, or the converse, at the time such amounts are assumed or reimbursed, as the case may be.

Purchases Through Processing Organizations

You can purchase and redeem shares through a "Processing Organization," which is a broker-dealer, bank or other financial institution that purchases shares of the Fund for its clients or customers. The Fund may authorize a Processing Organization to receive, or to designate other financial organizations to receive, purchase and redemption orders on the Fund's behalf. In that case, the Fund will be deemed to have received an order when the Processing Organization or its intermediary receives it in proper form, and the order will be processed at the net asset value of the Fund next calculated after the order is received in proper form by the Processing Organization or its designee. When shares are purchased this way, the Processing Organization, rather than its customer, may be the shareholder of record of the shares. The minimum initial and subsequent investments for shareholders who invest through a Processing Organization will generally be set by the Processing Organization. Processing Organizations may impose charges and restrictions in addition to or different from those applicable if you invest in the Fund directly. Therefore, you should read the materials provided by the Processing Organization in conjunction with the applicable Prospectus. Certain Processing Organizations may receive compensation from the Fund, Alger, Inc., or any of its affiliates.

TelePurchase Privilege (Class A and Class C)

The price the shareholder will receive will be the price next computed after the Transfer Agent receives the TelePurchase request from the shareholder to purchase shares. While there is no charge to shareholders for this service, a fee will be deducted from a shareholder's Fund account in case of insufficient funds. This privilege may be terminated at any time without charge or penalty by the shareholder, the Fund, the Transfer Agent or Alger Inc. Class A Share purchases will remain subject to the initial sales charge.

Automatic Investment Plan (Class A and Class C)

While there is no charge to shareholders for this service, a fee will be deducted from a shareholder's Fund account in the case of insufficient funds. A shareholder's Automatic Investment Plan may be terminated at any time without charge or penalty by the shareholder, the Fund, the Transfer Agent or Alger Inc. Transfers from your bank account to a fund-sponsored retirement account are considered current-year contributions. If the day of the month you select falls on a weekend or a NYSE holiday, the purchase will be made on the next business day.

Right of Accumulation (Class A)

Class A Shares of the Fund may be purchased by "any person" (which includes an individual, his or her spouse or domestic partner and children, or a trustee or other fiduciary of a single trust, estate or single fiduciary account) at a reduced sales charge as determined by aggregating the dollar amount of the new purchase and the current value (at offering price) of all Class A, Class B and Class C Shares of The Alger Family of Funds then held by such person and applying the sales charge applicable to such aggregate. In order to obtain such discount, the purchaser must provide sufficient information at the time of purchase to permit verification that the purchase qualifies for the reduced sales charge. The right of accumulation is subject to modification or discontinuance at any time with respect to all shares purchased thereafter.

Letter of Intent (Class A)

A Letter of Intent ("LOI") contemplating aggregate purchases of $25,000 or more provides an opportunity for an investor to obtain a reduced Class A sales charge by aggregating investments over a 13-month period, provided that the investor refers to such LOI when placing orders. For purposes of a LOI, the "Purchase Amount" as referred to in the sales charge table in the Prospectus includes purchases by "any person" (as defined above) of all Class A, Class B and Class C Shares of The Alger Family of Funds over the following 13 months. An alternative is to compute the 13-month period starting up to 90 days before the date of execution of the LOI.

Purchases made by reinvestment of dividends or distributions of capital gains do not count towards satisfying the amount of the LOI. It is the responsibility of the dealer of record and/or the investor to advise the Distributor about the LOI when placing any purchase orders for the investor during the LOI period. Death or disability of the shareholder will not terminate the LOI.

The minimum initial investment under the LOI is 5% of the total LOI amount. Each investment in Class A Shares made during the period receives the reduced sales charge applicable to the total amount of the investment goal. Shares purchased with the first 5% of the total LOI amount will be held in escrow by the Transfer Agent to assure any necessary payment of a higher applicable sales charge if the investment goal is not met. If the goal is not achieved within the period, the investor must pay the difference between the sales charges applicable to the purchases made and the charges previously paid, or an appropriate number of escrowed shares will be redeemed.

REDEMPTIONS

The right of redemption of shares of the Fund may be suspended or the date of payment postponed for more than seven days (a) for any periods during which the NYSE is closed (other than for customary weekend and holiday closings), (b) when trading in the markets the Fund normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC, exists, making disposal of the Fund's investments or determination of its net asset values not reasonably practicable or (c) for such other periods as the SEC by order may permit for protection of the Fund's shareholders.

No interest will accrue on amounts represented by uncashed distribution or redemption checks.

Telephone Redemptions

You automatically have the ability to make redemptions by telephone unless you refuse the telephone redemption privilege. To sell shares by telephone, please call (800) 992-3863. Redemption requests received prior to the close of business of the NYSE (normally 4:00 p.m. Eastern time) will generally be mailed on the next business day. Shares issued in certificate form are not eligible for this service.

Redemption proceeds are mailed to the address of record. Any request for redemption proceeds to be sent to the address of record must be in writing with the signature(s) guaranteed if made within 30 days of changing your address.

The Fund, the Transfer Agent and their affiliates are not liable for acting in good faith on telephone instructions relating to your account, so long as they follow reasonable procedures to determine that the telephone instructions are genuine. Such procedures may include recording the telephone calls and requiring some form of personal identification. You should verify the accuracy of telephone transactions immediately upon receipt of your confirmation statement.

Redemptions in Kind

Payment for shares tendered for redemption is ordinarily made in cash. However, the Board of Trustees of the Fund has adopted procedures which provide that if the Board determines that it would be detrimental to the best interest of the remaining shareholders of the Fund to make payment of a redemption order wholly in cash, the Fund may pay the redemption proceeds in whole or in part by a distribution "in kind" of securities from the Fund, in lieu of cash, in conformity with applicable rules of the SEC. The Fund has elected to be governed by Rule 18f-1 under the Act, pursuant to which the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net assets of the Fund during any 90-day period for any one shareholder. If shares are redeemed in kind, the redeeming shareholder might incur brokerage or other costs in selling the securities for cash. The method of valuing securities used to make redemptions in kind will be the same as the method the Fund uses to value its portfolio securities and such valuation will be made as of the time the redemption price is determined. If the Fund pays large redemptions in cash, these transactions may increase the Fund's transaction costs and detract from the Fund's performance. Large purchases pose similar risks.

Contingent Deferred Sales Charge (Class A and Class C)

Certain Class A Shares are subject to a CDSC. Class A Shares (as well as when combined with all other Class A Shares of The Alger Family of Funds) purchased in an amount of $1 million or more which have not been subject to the Class A initial sales charge and which have not been held for a full year are subject to a CDSC of 1% at the time of redemption. Waivers of the CDSC are discussed below under "Waivers of Sales Charges."

Class C Shares are subject to a CDSC of 1% if redeemed within one year of purchase.

For purposes of the CDSC, it is assumed that the shares of the Fund from which the redemption is made are the shares of the Fund which result in the lowest charge, if any.

Redemptions of shares of the Fund are deemed to be made first from amounts, if any, to which a CDSC does not apply. There is no CDSC on redemptions of (i) amounts that represent appreciation on your original investment, or (ii) shares purchased through reinvestment of dividends and capital gains.

Waivers of Sales Charges (Class A and Class C)

No initial sales charge is imposed on purchases of Class A Shares, and no CDSC is imposed on redemptions of Class A and C Shares by:

•  employees of the Distributor and its affiliates,

•  Individual Retirement Accounts ("IRAs"), Keogh Plans and employee benefit plans for those employees and

•  spouses, children, siblings and parents of those employees and trusts of which those individuals are beneficiaries, as long as orders for the shares on behalf of those individuals and trusts were placed by the employees;

•  accounts managed by the Manager,

•  employees, participants and beneficiaries of those accounts,

•  IRAs, Keogh Plans and employee benefit plans for those employees, participants and beneficiaries and

•  spouses and minor children of those employees, participants and beneficiaries as long as orders for the shares were placed by the employees, participants and beneficiaries;

•  directors or trustees of any investment company for which the Distributor or any of its affiliates serves as investment adviser or distributor;

•  employee benefit or retirement plans or charitable accounts other than employee benefit or retirement plans or charitable accounts that purchase Class A Shares through brokerage relationships in which sales charges are customarily imposed;

•  an investment company registered under the Investment Company Act of 1940, as amended, in connection with the combination of the investment company with the Fund by merger, acquisition of assets or by any other transaction;

•  registered investment advisers for their own accounts;

•  registered investment advisers, banks, trust companies and other financial institutions, including broker-dealers, and their immediate families, and financial intermediaries offering self-directed investment brokerage accounts, that have an agreement in place with the Distributor;

•  a financial institution as shareholder of record on behalf of:

•  investment advisers or financial planners trading for their own accounts or the accounts of their clients, and who charge a separate fee for their services, and

•  clients of such investment advisers or financial planners trading for their own accounts if the accounts are linked to the master account of such investment adviser or financial planner on the books and records of the financial institution;

•  a financial institution as shareholder of record on behalf of retirement and deferred compensation plans and trusts used to fund those plans;

•  registered representatives of broker-dealers that have an agreement in place with the Distributor, for their own accounts and their spouses, children, siblings and parents;

•  children or spouses of individuals who died in the terrorist attacks of September 11, 2001 made directly at the Fund;

•  shareholders of Global Fund as of January 21, 2005 purchasing Class A Shares directly from the Fund for their existing accounts; and

•  shareholders of Class N Shares as of September 23, 2008 purchasing Class A Shares of the Alger Family of Funds when those purchases are made directly from the Fund.

Investors purchasing Class A Shares subject to one of the foregoing waivers are required to claim and substantiate their eligibility for the waiver at the time of purchase. It is also the responsibility of shareholders redeeming shares otherwise subject to a CDSC but qualifying for a waiver of the charge to assert this status at the time of redemption. Information regarding these procedures is available by contacting the Fund at (800) 254-3796.

Certain Waivers of the Contingent Deferred Sales Charge (Class A and Class C)

Any CDSC which otherwise would be imposed on redemptions of Fund shares will be waived with respect to (a) redemptions of shares held at the time a shareholder becomes disabled or dies, including the shares of a shareholder who owns the shares with his or her spouse as joint tenants with right of survivorship, provided that the redemption is requested within one year after the death or initial determination of disability, (b) redemptions in connection with the following retirement plan distributions: (i) lump-sum or other distributions from a qualified corporate or Keogh retirement plan following retirement, termination of employment, death or disability (or in the case of a five percent owner of the employer maintaining the plan, following attainment of age 70 1/2); (ii) required distributions from an Individual Retirement Account ("IRA") following the attainment of age 70 1/2 or from a custodial account under Section 403(b)(7) of the Internal Revenue Code of 1986, as amended, following the later of retirement or attainment of age 70 1/2; and (iii) a tax-free return of an excess contribution to an IRA, (c) systematic withdrawal payments, and (d) redemptions by the Trust of Fund shares whose value has fallen below the minimum initial investment amount. For purposes of the waiver described in (a) above, a person will be deemed "disabled" if the person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration.

Shareholders claiming a waiver must assert their status at the time of redemption.

Systematic Withdrawal Plan (Class A and Class C)

A systematic withdrawal plan (the "Withdrawal Plan") is available to shareholders who own shares of the Fund with a value exceeding $10,000 and who wish to receive specific amounts of cash periodically. Withdrawals of at least $50 monthly (but no more than one percent of the value of a shareholder's shares in the Fund) may be made under the Withdrawal Plan by redeeming as many shares of the Fund as may be necessary to cover the stipulated withdrawal payment. To the extent that withdrawals exceed dividends, distributions and appreciation of a shareholder's investment in the Fund, there will be a reduction in the value of the shareholder's investment and continued withdrawal payments may reduce the shareholder's investment and ultimately exhaust it. Withdrawal payments should not be considered as income from investment in the Fund.

Shareholders who wish to participate in the Withdrawal Plan and who hold their shares in certificated form must deposit their share certificates of the Fund from which withdrawals will be made with the Transfer Agent, as agent for Withdrawal Plan members. All dividends and distributions on shares in the Withdrawal Plan are automatically reinvested at net asset value in additional shares of the Fund. For additional information regarding the Withdrawal Plan, contact the Fund.

Signature Guarantees

The Transfer Agent has adopted standards and procedures pursuant to which Medallion Signature Guarantees in proper form generally will be accepted from domestic banks, brokers, dealers, credit unions, and national securities exchanges, that are participants in the New York Stock Exchange Medallion Signature Program (MSP), the Securities Transfer Agents Medallion Program (STAMP), and the Stock Exchanges Medallion Program (SEMP).

EXCHANGES

Except as noted below, shareholders may exchange some or all of their shares of the Fund for the same class of shares of another fund in The Alger Family of Funds. One class of shares may not be exchanged for another class of shares, except that in limited circumstances certain accounts will be permitted an exchange from one class to another, including, but not limited to, from Class A Shares to Class I or Class Z Shares, or from Class C Shares to Class A, Class I, or Class Z Shares. Once an initial sales charge has been imposed on a purchase of Class A Shares, no additional charge is imposed in connection with their exchange. No CDSC is assessed in connection with exchanges of the same class, however the original CDSC holding period will carry over to the acquired shares. Class T Shares do not have any exchange privileges.

An exchange from one fund to another fund is generally a taxable event, and may generate capital gains or losses for federal income tax purposes. The exchange of shares of one class of the Fund into shares of another class of the Fund, however, is generally not taxable for federal income tax purposes and no gain or loss will be reported on the transaction. Shareholders are advised to consult with their own tax advisers with respect to the particular tax consequences of an exchange.

You automatically have the ability to make exchanges by telephone unless you refuse the telephone exchange privilege. Exchanges can be made among funds of the same class of shares for identically registered accounts. For tax purposes, an exchange of shares is treated as a sale of the shares exchanged and therefore you may realize a taxable gain or loss when you exchange shares.

The Fund reserves the right to terminate or modify the exchange privilege upon notice to shareholders.

MANAGEMENT

Trustees and Officers of the Fund

The Fund is governed by a Board of Trustees which is responsible for protecting the interests of shareholders under Massachusetts law.

The Board of Trustees has two standing committees: an Audit Committee and a Nominating Committee. The Audit Committee oversees (a) the Fund's accounting and financial reporting policies and practices and its internal controls and (b) the quality and objectivity of the Fund's financial statements and the independent audit thereof. The members of the Audit Committee are Stephen E. O'Neil, Nathan E. Saint-Amand and Charles F. Baird, Jr. The Audit Committee met seven times during the Fund's last fiscal year. The function of the Nominating Committee is, among other things, to select and nominate all candidates for election as Independent Trustees to the Fund's Board. The Nominating Committee, which met once during the Fund's last fiscal year, is composed of all the Independent Trustees.

While the Nominating Committee expects to be able to identify a sufficient number of qualified candidates on its own, it will consider nominations from shareholders that are submitted in writing to the Secretary of the Fund, c/o Fred Alger Management, Inc., 360 Park Avenue South, New York, New York 10010. Any submission should include the following information as to each individual proposed for election or re-election as Trustee: the name, age, business address, residence address and principal occupation or employment of such individual, the class, series and number of shares of stock of the Fund that are beneficially owned by such individual, the date such shares were acquired and the investment intent of such acquisition, whether such shareholder believes such individual is, or is not, an "interested person" of the Fund, and information regarding such individual that is sufficient, in the discretion of the Nominating Committee, to make such determination, and all other information relating to such individual that is required to be disclosed in a solicitation of proxies for election of Trustees of a registered investment company in an election contest pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such individual's written consent to being named in a proxy statement as a nominee and to serving as a Trustee (if elected)). Any such submission must also be submitted by such date and contain such information as may be specified in the Fund's By-laws.

Board's Oversight Role in Management

The Board's role in management of the Fund is oversight. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the Manager, have responsibility for the day-to-day management of the Fund, which includes responsibility for risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk). As part of its oversight, the Board, acting at its scheduled meetings, regularly interacts with and receives reports from senior personnel of service providers, including the Manager's Chief Investment Officer (or a senior representative of his office), the Fund's and the Manager's Chief Compliance Officer and portfolio management personnel. The Board's Audit Committee (which consists of three Independent Trustees) meets during its scheduled meetings, and between meetings the Audit Committee chair maintains contact, with the Trust's independent registered public accounting firm and the Fund's Chief Financial Officer. The Board also receives periodic presentations from senior personnel of the Manager regarding risk management generally, as well as periodic presentations regarding specific operational, compliance or investment areas such as business continuity, anti-money laundering, personal trading, valuation, credit, investment research and securities lending. The Board also receives reports from counsel to the Fund or counsel to the Manager and the Board's own independent legal counsel regarding regulatory compliance and governance matters. The Board's oversight role does not make the Board a guarantor of the Fund's investments or activities.

Board Composition and Leadership Structure

The Act requires that at least 40% of a fund's Trustees not be "interested persons" (as defined in the Act) of the fund and as such not be affiliated with the Manager. To rely on certain exemptive rules under the Act, a majority of a fund's Trustees must be Independent Trustees, and for certain important matters, such as the approval of investment advisory agreements or transactions with affiliates, the Act or the rules thereunder require the approval of a majority of the Independent Trustees. Currently, 83% of the Fund's Trustees, including the Chairman of the Board, are Independent Trustees. The Chairman of the Board chairs meetings and executive sessions of the Independent Trustees, reviews and comments on Board meeting agendas, represents the views of the Independent Trustees to management and facilitates communication among the Independent Trustees and their counsel. The Board has determined that its leadership structure, in which the Chairman of the Board is not affiliated with the Manager, is appropriate in light of the services that the Manager provides to the Fund and potential conflicts of interest that could arise from this relationship.

Trustees of the Fund, together with information as to their positions with the Fund, and principal occupations, are shown below.

Name (Age) and Address(1)	Position(s) Held with the Fund and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in the Alger Fund Complex(3) which are Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
Interested Trustee(2):
Hilary M. Alger (55)	Trustee since 2003	Fundraising Consultant, Schultz & Williams; Trustee, Pennsylvania Ballet; Formerly Director of Development, Pennsylvania Ballet 2004-2013.	25	Board of Directors, Alger Associates, Inc.; Director of Target Margin Theater
Non-Interested Trustees:
Charles F. Baird, Jr. (63)	Trustee since 2007	Managing Director of North Castle Partners, a private equity securities group; Chairman of Elizabeth Arden Red Door Spas and Barry's Bootcamp. Former Chairman of Cascade Helmets (2007-2012), gloProfessional (makeup and skincare business) (2006-2013), Contigo (manufacturer of mugs and water bottles) (2013-2014), and International Fitness (2008-2014).	25
Roger P. Cheever (71)	Trustee since 2007	Associate Vice President for Principal Gifts at Harvard University since 2008; Formerly Senior Associate Dean for Development in the Faculty of Arts and Sciences, and Deputy Director of the Harvard College Fund.	25
Stephen E. O'Neil (84)	Trustee since 2003	Attorney. Private Investor since 1981.	25

Name (Age) and Address(1)	Position(s) Held with the Fund and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in the Alger Fund Complex(3) which are Overseen by Trustee	Other Directorships Held by Trustee During Past Five Years
David Rosenberg (54)	Trustee since 2007	Associate Professor of Law since January 2006, Zicklin School of Business, Baruch College, City University of New York.	25
Nathan E. Saint-Amand M.D. (79)	Trustee since 2003	Medical doctor in private practice; Member of the Board of the Manhattan Institute (non-profit policy research) since 1988.	25

(1)  The address of each Trustee is c/o Fred Alger Management, Inc., 360 Park Avenue South, New York, NY 10010.

(2)  Ms. Alger is an "interested person" (as defined in the Act) of the Fund by virtue of her ownership control of Alger Associates, Inc. ("Alger Associates"), which controls Alger Management and its affiliates.

(3)  "Alger Fund Complex" refers to the Fund and the four other registered investment companies managed by Alger Management. Each Trustee serves until an event of termination, such as death or resignation, or until his or her successor is duly elected. Each of the Trustees serves on the Boards of Trustees of the other four registered investment companies in the Alger Fund Complex.

Information About Each Trustee's Experience, Qualifications, Attributes or Skills

The Board believes that the significance of each Trustee's experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Trustee may not have the same value for another) and that these factors are best evaluated at the board level, with no single Trustee, or particular factor, being indicative of board effectiveness. However, the Board believes that Trustees need to have the skills, experience and judgment necessary to address the issues directors of investment companies confront in fulfilling their duties to fund shareholders. These skills include the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with Fund management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; the Board believes that its members satisfy this standard. Experience relevant to having this ability may be achieved through a Trustee's educational background; business, professional training or practice (e.g., medicine or law), public service or academic positions; experience from service as a board member (including the Board of the Fund) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences. To assist them in evaluating matters under federal and state law, the Trustees are counseled by their own independent legal counsel, who participates in Board meetings and interacts with the Manager, and also may benefit from information provided by the Fund's or the Manager's counsel; both Board and Fund counsel have significant experience advising funds and fund board members. The Board and its committees have the ability to engage other experts as appropriate. The Board evaluates its performance on an annual basis.

Each Trustee has been a Board member of the Fund and the Alger Fund Complex mutual funds since at least 2007. In addition, the following are among some of the specific experiences, qualifications, attributes or skills that each Trustee possesses (this supplements information provided in the table above), which the Board believes help the Trustees to exercise effective business judgment.

•  Hilary M. Alger — In addition to her tenure as a Board member of all of the Alger Fund Complex mutual funds (some since 2003), Ms. Alger has over 10 years experience in development for non-profit entities, and prior to that, worked as a securities analyst at Alger Management. Ms. Alger owns securities issued by, and serves on the Board of Directors of, Alger Associates.

•  Charles F. Baird, Jr. — In addition to his tenure as a Board member of all of the Alger Fund Complex mutual funds (some since 2000), and his service on the Audit Committee of the Fund, Mr. Baird has over 30 years experience as a business entrepreneur, primarily focusing on private equity securities. His extensive experience in the investment business provides in-depth knowledge of industry practices and standards.

•  Roger P. Cheever — Mr. Cheever has been the Chairman of the Board of all of the Alger Fund Complex mutual funds since 2007, and has been a Board member of some since 2000. Mr. Cheever has over 30 years of experience in the development and management of non-profit entities.

•  Stephen E. O'Neil — In addition to his tenure as a Board member of all of the Alger Fund Complex mutual funds (some since 1973), and his service as Chairman of the Audit Committee of the Fund, Mr. O'Neil has over 40 years experience as a lawyer and private investor.

•  David Rosenberg — In addition to his tenure as a Board member of all of the Alger Fund Complex mutual funds since 2007, Mr. Rosenberg has over 10 years of experience as a professor of business law.

•  Nathan E. Saint-Amand, M.D. — In addition to his tenure as a Board member of all of the Alger Fund Complex mutual funds (some since 1986), Dr. Saint-Amand has been a medical doctor for over 40 years and has served on the boards of several non-profit entities.

Officers of the Fund, with information regarding their positions with the Fund and principal occupations, are shown below.

Officers(2):

Name, Age, Position with the Fund and Address(1)	Principal Occupations	Officer Since
Hal Liebes (52) President	Director, Executive Vice President, Chief Legal Officer, Chief Operating Officer and Secretary of Alger Management since 2006.	2005
Patrick J. Murphy (46) Chief Compliance Officer	Senior Vice President and Chief Compliance Officer of Alger Management since 2014. Formerly, Vice President of Compliance, Fidelity Investments from 2005 to 2014.	2014
Lisa A. Moss (51) Secretary	Assistant General Counsel of Alger Management since 2006, currently serving as Senior Vice President.	2006
Christopher E. Ullman (32) Assistant Secretary	Associate Counsel of Alger Management since 2016. Formerly, Associate, Legal and Compliance, BlackRock from 2015 to 2016; Compliance Associate, Bridgewater Associates, from 2013 to 2014; and full-time student from 2010 to 2013.	2016
Michael D. Martins (51) Treasurer	Senior Vice President of Alger Management since 2005.	2005
Anthony S. Caputo (61) Assistant Treasurer	Employed by Alger Management since 1986, currently serving as Vice President.	2007
Sergio M. Pavone (55) Assistant Treasurer	Employed by Alger Management since 2002, currently serving as Vice President.	2007

(1)  The address of each officer is c/o Fred Alger Management, Inc., 360 Park Avenue South, New York, NY 10010.

(2)  Each officer's term of office is one year. Each officer serves in the same capacity for the other funds in the Alger Fund Complex.

No director, officer or employee of Alger Management or its affiliates receives any compensation from the Funds for serving as an officer or Trustee of the Fund. Effective March 2016, each Independent Trustee receives a fee of $27,250 for each meeting attended, to a maximum of $109,000 per annum, paid pro rata by each fund in the Alger Fund Complex, plus travel expenses incurred for attending the meeting. The Independent Trustee appointed as Chairman of the Board of Trustees receives additional compensation of $26,000 per annum paid pro rata by each fund in the Alger Fund Complex. Additionally, each Independent Trustee receives a fee of who is a member of the Audit Committee $2,500 for each meeting attended, to a maximum of $10,000 per annum paid pro rata by each fund in the Alger Fund Complex.

The Trustees and officers of the Fund are permitted to purchase shares of the Fund without the payment of any sales charge. Applicable sales charges are waived for these individuals because no selling effort by the Distributor, Alger Inc., is involved and in order to promote the alignment of such individuals' economic interests with the Fund.

The Fund did not offer its Trustees any pension or retirement benefits during or prior to the fiscal year ended October 31, 2016. The following table provides compensation amounts paid to current Independent Trustees of the Fund for the fiscal year ended October 31, 2016.

Compensation Table

Name of Person	Aggregate Compensation from Alger Global Growth Fund	Total Compensation Paid to Trustee from the Alger Fund Complex
Charles F. Baird, Jr.	$242	$117,625
Roger P. Cheever	275	133,200
Stephen E. O'Neil	242	117,625
David Rosenberg	222	107,625
Nathan E. Saint-Amand	242	117,625

The following table shows each current Trustee's beneficial ownership, as of December 31, 2016, by dollar range, of equity securities of the Fund and of the funds in the Alger Fund Complex overseen by that Trustee. The ranges are as follows: A = none; B = $1 — $10,000; C = $10,001 — $50,000; D = $50,001 — $100,000; E = over $100,000.

None of the Independent Trustees and none of their immediate family members owns any securities issued by Alger Management, Alger Inc., or any company (other than a registered investment company) controlling, controlled by or under common control with Alger Management or Alger Inc. The table reflects Ms. Alger's beneficial ownership of shares of the Fund, and of all Funds in the Alger Fund Complex overseen by Ms. Alger as a Trustee that are owned by various entities that may be deemed to be controlled by Ms. Alger.

Name of Trustee	Equity Securities of the Fund	Aggregate Equity Securities of Funds in Alger Fund Complex Overseen by Trustee
Interested Trustee:
Hilary M. Alger	E	E
Independent Trustees:
Charles F. Baird, Jr.	A	A
Roger P. Cheever	A	E
Stephen E. O'Neil	A	A
David Rosenberg	A	A
Nathan E. Saint-Amand	A	E

Investment Manager

Alger Management has been in the business of providing investment advisory services since 1964 and, as of December 31, 2016, had approximately $13.6 billion in mutual fund assets under management as well as $6 billion in other assets under management. Alger Management is indirectly owned by Alger Associates, a financial services holding company. Alger Associates and, indirectly, Alger Management, are controlled by Hilary M. Alger, Nicole D. Alger and Alexandra D. Alger, who own in the aggregate in excess of 99% of the voting rights of Alger Associates.

Alger Management serves as investment adviser to the Fund pursuant to a written agreement between the Fund and Alger Management (the "Advisory Agreement"), and under the supervision of the Board of Trustees. The advisory fee is accrued daily and payable monthly at the annual rate of .80% of the average daily net asset value of the Fund for assets up to $500 million, and .70% for assets in excess of $500 million. The services provided by Alger Management under the Advisory Agreement include: making investment decisions for the Fund, placing orders to purchase and sell securities on behalf of the Fund, and selecting broker-dealers that, in its judgment, provide prompt and reliable execution at favorable prices and reasonable commission rates. It is anticipated that Alger Inc. will serve as the Fund's broker in effecting many of the Fund's transactions on securities exchanges and will retain commissions in accordance with certain regulations of the SEC. Alger Management employs professional securities analysts who provide research services exclusively to the Fund and other accounts for which Alger Management or its affiliates serve as investment adviser or subadviser. Alger Management pays the salaries of all officers who are employed by both it and the Fund. Alger Management bears all expenses in connection with the performance of its services under the Advisory Agreement.

During the fiscal years ended October 31, 2014, 2015, and 2016, Alger Management earned under the terms of the Advisory Agreement with the Fund, $320,589, $293,888, and $242,366, respectively.

Pursuant to a separate Fund Administration Agreement, Alger Management also provides administrative services to the Fund, including, but not limited to: providing office space, telephone, office equipment and supplies; authorizing expenditures and approving bills for payment on behalf of the Fund; supervising preparation of periodic shareholder reports, notices and other shareholder communications; supervising the daily pricing of the Fund's investment portfolio and the publication of the net asset value of the Fund's shares, earnings reports and other financial data; monitoring relationships with organizations providing services to the Fund, including the Fund's Custodian, Transfer Agent and printers; providing trading desk facilities for the Fund; and supervising compliance by the Fund with recordkeeping and periodic reporting requirements under the Act.

Alger Management's administrative fee is .0275% of average daily net assets, and pursuant to an Accounting Agency Agreement between Brown Brothers Harriman & Co. ("BBH") and the Fund, for a fee of 0.014% of the Fund's average daily net assets for the first $5 billion in assets and 0.0125% for assets over $5 billion, BBH will provide accounting and bookkeeping services and calculation of the net asset value of the Fund's shares.

During the fiscal years ended October 31, 2014, 2015, and 2016, Alger Management earned $11,020, $10,102, and $8,331, respectively, under the terms of the Fund Administration Agreement with the Fund.

Alger Management has also entered into a Shareholder Administrative Services Agreement with the Fund. The services provided and the fees paid pursuant to that agreement are discussed in the "Transfer Agent" section below.

Description of Portfolio Manager Compensation Structure

An Alger Management portfolio manager's compensation generally consists of salary and an annual bonus. In addition, portfolio managers are eligible for health and retirement benefits available to all Alger Management employees, including a 401(k) plan sponsored by Alger Management. A portfolio manager's base salary is typically a function of the portfolio manager's experience (with consideration given to type, investment style and size of investment portfolios previously managed), performance of his or her job responsibilities, and financial services industry peer comparisons. Base salary is generally a fixed amount that is subject to an annual review. The annual bonus is variable from year to year, and considers various factors, including:

•  the firm's overall financial results and profitability;

•  the firm's overall investment management performance;

•  current year's and prior years' pre-tax investment performance (both relative and absolute) of the portfolios for which the individual is responsible, based on the benchmark of each such portfolio;

•  qualitative assessment of an individual's performance with respect to the firm's investment process and standards; and

•  the individual's leadership contribution within the firm.

While the benchmarks and peer groups used in determining a portfolio manager's compensation may change from time to time, Alger Management may refer to benchmarks, such as those provided by Russell Investments and Standard & Poor's, and peer groups, such as those provided by Lipper Inc. and Morningstar Inc., that are widely-recognized by the investment industry.

Alger Management has implemented a long-term deferred compensation program ("LTDC") which gives key personnel the opportunity to have equity-like participation in the long-term growth and profitability of the firm. There is broad participation in the LTDC program amongst the investment professionals. The LTDC reinforces the portfolio managers' commitment to generating superior investment performance for the firm's clients. The awards are invested in Alger mutual funds and have a four year vesting schedule. The total award earned can increase or decrease with the firm's investment and earnings results over the four year period.

Additionally, the Alger Partners Plan provides key investment executives with phantom equity that allows participants pro-rata rights to growth in the firm's book value, dividend payments and participation in any significant corporate transactions (e.g. partial sale, initial public offering, merger, etc.). The firm does not have a limit on the overall percentage of the firm's value it will convey through this program. Further, participation in this program will be determined annually.

Other Accounts Managed by Portfolio Managers

The numbers and assets of other accounts managed by the portfolio managers of the Fund as of October 31, 2016, are as follows. Except as noted below, no account's advisory fee is based on the performance of the account.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Dan C. Chung*	10	$1,223,034,968	2	$58,318,898	9	$534,456,039
Pedro V. Marcal	1	$180,418,154		—	1	$510,949
Deborah Vélez Medenica	1	$40,633,278	1	$33,144,048		—

*  The portfolio manager also manages Alger Dynamic Return Fund, a hedge fund included as a pooled investment vehicle. The advisory fee of Alger Dynamic Return Fund is based on the performance of the account, which had assets of approximately $21 million as of October 31, 2016.

Securities Owned by the Portfolio Managers

The following table shows each current portfolio manager's beneficial interest as of January 3, 2017, by dollar range, in the shares of the Fund. The ranges are as follows: A = none; B = $1 — $10,000; C = $10,001 — $50,000; D = $50,001 — $100,000; E = $100,001 — $500,000; F = $500,001 — $1,000,000; G = over $1,000,000.

Portfolio Manager	Range
Dan C. Chung	E
Pedro V. Marcal	E*
Deborah Vélez Medenica	E*

*  A portion of these amounts represents vested or unvested shares held in various qualified and non-qualified deferred compensation plans sponsored by the Manager in which the portfolio manager participates. Information provided is based on current valuations of portfolio manager ownership in such plans where obtainable or on initial values (which may increase or decrease) where current valuations are not timely available.

Distributor

Alger Inc., an affiliate of Alger Management, serves as the Fund's principal underwriter, or distributor, and receives payments from the Fund under the Distribution Plans (see "Purchases-Shareholder Servicing and Distribution Arrangements"). Alger Inc. makes a continuous offering of Fund shares on a best efforts basis. It also receives brokerage commissions from the Fund (see "Investment Strategies and Policies-Portfolio Transactions"). During the Fund's fiscal years ended October 31, 2014, 2015, and 2016, Alger Inc. retained approximately $2,391, $1,668, and $1,513 in initial sales charges and $, $226, and $192,and $1,437 in CDSCs, respectively. Alger Inc. does not receive any other compensation from the Fund.

From time to time Alger Inc., at its expense from its own resources, may compensate brokers, dealers, investment advisers or others ("financial intermediaries") who are instrumental in effecting investments by their clients or customers in the Fund, in an amount up to 1% of the value of those investments. Alger Inc. may also from time to time, at its expense from its own resources, make payments to other financial intermediaries that provide shareholder servicing, or transaction processing, with such payments structured as a percentage of gross sales, a percentage of net assets, and/or as a fixed dollar amount (the latter as a per account fee or as reimbursement for transactions processing and transmission charges). Payments under these other arrangements may vary but generally will not exceed 0.50% annually of the value of Fund assets or 0.50% annually of the value of Fund sales attributable to that financial intermediary. Alger Inc. determines whether to make any additional cash payments and the amount of any such payments in response to requests from financial intermediaries, based on factors Alger Inc. deems relevant. Factors considered by Alger, Inc. generally include the financial intermediary's reputation, ability to attract and retain assets for the Fund, expertise in distributing a particular class of shares of the Fund, entry into target markets, and/or quality of service.

Financial intermediaries with whom Alger Inc. has its most significant arrangements to make additional cash compensation payments are Ameriprise Financial Services, Charles Schwab & Co., Chase Life Insurance Company, GWFS Equities, Hartford Life Insurance Co., ING America Insurance Holdings Inc., Lincoln Benefit Life, LPL Financial Corporation, Merrill Lynch, Pierce, Fenner & Smith, MML Distributors, Morgan Stanley Smith Barney, National Financial Services Co., Noramco, OneAmerica Securities, Inc., Pershing LLC, Princor Financial, Prudential Investment Management, Raymond James, UBS Financial Services Inc., and Wells Fargo

Advisors. In addition, Alger Inc. may make payments to dealer firms in the form of payments for marketing support, seminar support, training meetings, or comparable expenses in the discretion of Alger Inc. Please contact your financial intermediary for details about revenue sharing payments it may receive. Any payments described above will not change the price paid by investors for the purchase of shares of the Fund or the amount of proceeds received by the Fund on the sale of shares.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP serves as the Trust's independent registered public accounting firm.

CODE OF ETHICS

Alger Management personnel ("Access Persons") are permitted to engage in personal securities transactions, including transactions in securities that may be purchased or held by the Fund, subject to the restrictions and procedures of the Fund's Code of Ethics. Pursuant to the Code of Ethics, Access Persons generally must preclear all personal securities transactions prior to trading and are subject to certain prohibitions on personal trading. You can obtain a copy of the Fund's Code of Ethics by calling the Fund toll-free at (800) 254-3796.

TAXES

The following is a summary of selected federal income tax considerations that may affect the Fund and its shareholders. The summary is not intended to substitute for individual tax advice and investors are urged to consult their own tax advisers as to the federal, state and local tax consequences of investing in the Fund.

The Fund intends to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). If qualified as a regulated investment company, the Fund will pay no federal income taxes on its taxable net investment income (that is, taxable income other than net realized capital gains) and its net realized capital gains that are distributed to shareholders. To qualify under Subchapter M, the Fund must, among other things: (1) distribute to its shareholders at least 90% of its taxable net investment income and net realized short-term capital gains; (2) derive at least 90% of its gross income from dividends, interest, payments with respect to loans of securities, gains from the sale or other disposition of securities, or other income (including, but not limited to, gains from options, futures and forward contracts) derived with respect to the Fund's business of investing in securities; and (3) diversify its holdings so that, at the end of each fiscal quarter of the Fund (a) at least 50% of the market value of the Fund's assets is represented by cash, U.S. Government securities and other securities, with those other securities limited, with respect to any one issuer, to an amount no greater in value than 5% of the Fund's total assets and to not more than 10% of the outstanding voting securities of the issuer, and (b) not more than 25% of the market value of the Fund's assets is invested in the securities of any one issuer (other than U.S. Government securities or securities of other regulated investment companies) or of two or more issuers that the Fund controls and that are determined to be in the same or similar trades or businesses or related trades or businesses. In meeting these requirements, the Fund may be restricted in the utilization of certain of the investment techniques described above and in the Fund's Prospectuses. As a regulated investment company, the Fund is subject to a non-deductible excise tax of 4% with respect to certain undistributed amounts of income and capital gains during the calendar year. The Fund expects to make additional distributions or change the timing of its distributions so as to avoid the application of this tax. Although the Fund expects to make such distributions as are necessary to avoid the application of this tax, certain of such distributions, if made in January, might be included in the taxable income of shareholders in the year ended in the previous December.

Payments reflecting the dividend income of the Fund will not qualify for the dividends-received deduction for corporations if the Fund sells the underlying stock before satisfying a 46-day holding period requirement (91 days for certain preferred stock). Dividends-received deductions will be allowed to a corporate shareholder only if similar holding period requirements with respect to shares of the Fund have been met.

In general, any gain or loss on the redemption or exchange of Fund shares will be long-term capital gain or loss if held by the shareholder for more than one year, and will be short-term capital gain or loss if held for one year or less. However, if a shareholder receives a distribution taxable as long-term capital gain with respect to Fund shares, and redeems or exchanges the shares before holding them for more than six months, any loss on the redemption or exchange up to the amount of the distribution will be treated as a long-term capital loss.

Dividends of the Fund's net investment income and distributions of its short-term capital gains will generally be taxable as ordinary income. Distributions of long-term capital gains will be taxable as such at the appropriate rate, regardless of the length of time you have held shares of the Fund.

If the Fund is the holder of record of any stock on the record date for any dividends payable with respect to such stock, such dividends are included in the Fund's gross income as of the later of (a) the date such stock became ex-dividend with respect to such dividends (i.e., the date on which a buyer of the stock would not be entitled to receive the declared, but unpaid, dividends) or (b) the date the Fund acquired such stock. Accordingly, in order to satisfy its income distribution requirements, the Fund may be required to pay dividends based on anticipated earnings and shareholders may receive dividends in an earlier year than would otherwise be the case.

Investors considering buying shares of the Fund just prior to a record date for a taxable dividend or capital gain distribution should be aware that, regardless of whether the price of the Fund shares to be purchased reflects the amount of the forthcoming dividend or distribution payment, any such payment will be a taxable dividend or distribution payment.

If a shareholder fails to furnish a correct taxpayer identification number, fails to fully report dividend or interest income, or fails to certify that he or she has provided a correct taxpayer identification number and that he or she is not subject to such withholding, then the shareholder may be subject to a 28% "backup withholding tax" with respect to (i) any taxable dividends and distributions and (ii) any proceeds of any redemption of Fund shares. An individual's taxpayer identification number is his or her social security number. The backup withholding tax is not an additional tax and may be credited against a shareholder's regular federal income tax liability.

Shortly after the close of each calendar year, you will receive a statement setting forth the dollar amounts of dividends and any distributions for the prior calendar year and the tax status of the dividends and distributions for federal income tax purposes. You should consult your tax adviser to assess the federal, state and local tax consequences of investing in the Fund. This discussion is not intended to address the tax consequences of an investment by a nonresident alien.

DIVIDENDS

Each share class will be treated separately in determining the amounts of dividends or investment income and distributions of capital gains payable to holders of its shares. Dividends and distributions will be automatically reinvested at net asset value on the payment date in additional shares of the class that paid the dividend or distribution at net asset value, unless you elected in writing to have all dividends and distributions paid in cash or reinvested at net asset value into the same class of shares of another identically registered Alger Family of Funds account you have established. In addition, accounts whose dividend/distribution checks have been returned as undeliverable shall reinvest that dividend/distribution at the net asset value next determined after the Transfer Agent receives the undelivered check. Furthermore, all future dividend/distribution checks shall be reinvested automatically at net asset value on the payment date until a written request for reinstatement of cash distribution and a valid mailing address are provided by the shareholder(s). Shares purchased through reinvestment of dividends and distributions are not subject to a CDSC or front-end sales charge except as described above. Dividends of the Fund are declared and paid annually. Distributions of any net realized short-term and long-term capital gains earned by the Fund usually will be made annually after the close of the fiscal year in which the gains are earned.

The classes of the Fund may have different dividend and distribution rates. Class A, Class I and Class T dividends generally will be greater than those of Class C due to the higher Rule 12b-1 fees associated with Class C shares. Class Z dividends will generally be greater than those of the other classes due to the absence of Rule 12b-1 fees. However, dividends paid to each class of shares in the Fund will be declared and paid at the same time and will be determined in the same manner as those paid to each other class.

CUSTODIAN AND TRANSFER AGENT

Brown Brothers Harriman & Co., 50 Post Office Square, Boston, Massachusetts 02110 serves as custodian of the Fund's assets pursuant to a custodian agreement. State Street Bank and Trust Company, ("State Street") 225 Franklin Street, Boston, Massachusetts 02110 serves as transfer agent for the Fund pursuant to a transfer agency agreement with transfer agency services provided by State Street's affiliate, Boston Financial Data Services, Inc. ("Boston Financial"). Under the transfer agency agreement Boston Financial processes purchases and redemptions of shares of the Fund, maintains the shareholder account records for the Fund, handles certain communications between shareholders and the Fund and distributes any dividends and distributions payable by the Fund. The Fund, Alger Inc. (or its affiliates) and non-affiliated third-party service providers may enter into agreements for recordkeeping services.

Pursuant to the transfer agency agreement, Boston Financial is compensated on a per-account and an asset-based basis. The Fund has entered into a Shareholder Administrative Services Agreement with Alger Management to act as a liaison and provide administrative oversight of Boston Financial and related services. Alger Management is paid on an asset-based basis for these services. During the fiscal year ended October 31, 2016, the Fund paid approximately $4,728 to Alger Management, under the Shareholder Administrative Services Agreement.

CERTAIN SHAREHOLDERS

The following table contains information regarding persons who own of record five percent or more of the shares of the Fund. All holdings are expressed as a percentage of a class of the Fund's outstanding shares as of January 31, 2017. Unless otherwise indicated, the Fund has no knowledge as to whether all or any portion of the shares owned of record are also owned beneficially. Except as noted below, the Trustees and officers of the Fund, as a group, held directly less than 1% of each Class of Shares of the Fund. The Trustees and officers of the Fund, as a group, held approximately 4% of the Class A Shares of the Fund, and approximately 3% of the Class Z Shares of the Fund.

Class A
Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	8.80%
MLPF&S For the Sole Benefit of Its Customers ATTN: Fund Administration 97RM2 4800 Deer Lake Dr. E. 2nd Fl Jacksonville, FL 32246-6484	5.01%
UBS WM USA Omni Account ATTN: Dept. Manager 1000 Harbor Blvd. 5th Floor Weehawken, NJ 07086-6761	10.42%
Charles Schwab & Co., Inc ATTN: Mutual Fund Ops 211 Main St. San Francisco, CA 94105-1905	9.99%
Charles Schwab & Co. Inc. Special Custody Account FBO Customers 211 Main St. San Francisco, CA 94105-1905	5.67%
LPL Financial 4707 San Diego, CA 92121-3091Executive Drive	7.38%
Class C
Charles Schwab & Co. Inc. Special Custody Account FBO Customers 211 Main Street San Francisco, CA 94105-1905	8.88%
Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	6.07%

MLPF&S For the Sole Benefit of Its Customers ATTN: Fund Administration 97RM2 4800 Deer Lake Dr. E. 2nd Fl Jacksonville, FL 32246-6484	7.54%
UBS WM USA Omni Account ATTN: Dept. Manager 1000 Harbor Blvd. 5th Floor Weehawken, NJ 07086-6761	14.47%
Wells Fargo Clearing Services LLC Special Custody Account for the Exclusive Benefit of Customer 2801 Market Street Saint Louis, MO 63103-2523	13.19%
Morgan Stanley Smith Barney Harborside Financial Center Plaza 2, 3rd Floor Jersey City, NJ 07311	14.70%
LPL Financial 4707 San Diego, CA 92121-3091Executive Drive	25.63%*
Class I
NFS LLC FEBO Bank of America dba Laba & Co. 135 S. La Salle St. Chicago, IL 60603-4177	64.70%*
Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	5.34%
Raymond James Omnibus For Mutual Funds 880 Carillon Parkway St. Petersburg, FL 33716-1100	20.84%
Class Z
UBS WM USA Omni Account ATTN: Dept. Manager 1000 Harbor Blvd. 5th Floor Weehawken, NJ 07086-6761	32.58%*
MLPF&S For the Sole Benefit of Its Customers ATTN: Fund Administration 97RM2 4800 Deer Lake Dr. E. 2nd Fl Jacksonville, FL 23346-6484	43.64%*
Morgan Stanley Smith Barney Harborside Financial Center Plaza 2, 3rd Floor Jersey City, NJ 07311	6.71%
Alger Associates, Inc. Harborside 1, 150 Hudson Street Suite G Jersey City, NJ 07311-4041	8.08%

*  A shareholder who owns more than 25% of the voting securities of the Fund is deemed to "control" the Fund under the Act, and may heavily influence a shareholder vote.

ORGANIZATION

The Fund has been organized as an unincorporated business trust under the laws of the Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated February 14, 2003 (the "Trust Agreement").

From inception through March 1, 2008, the Fund issued shares of a single class, which were redesignated as Class A shares on January 24, 2005. Since March 1, 2008, the Fund has also offered Class C shares. On May 31, 2013 the Fund changed its name to Alger Global Growth Fund, and began offering Class I and Z Shares. Alger Global Growth Fund began offering Class T Shares on February 28, 2017.

Although, as a Massachusetts business trust, the Fund is not required by law to hold annual shareholder meetings, it may hold meetings from time to time on important matters, and shareholders have the right to call a meeting to remove a Trustee or to take other action described in the Trust's Declaration of Trust.

Meetings of shareholders normally will not be held for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees holding office have been elected by shareholders, at which time the Trustees then in office will call a shareholders' meeting for the election of Trustees. Under the Act, shareholders of record of no less than two-thirds of the outstanding shares of the Fund may remove a Trustee through a declaration in writing or by vote cast in person or by proxy at a meeting called for that purpose. Under the Trust Agreement, the Trustees are required to call a meeting of shareholders for the purpose of voting on the question of removal of any such Trustee when requested in writing to do so by the shareholders of record of not less than 10% of the Fund's outstanding shares.

Shares do not have cumulative voting rights, which means that holders of more than 50% of the shares voting for the election of Trustees can elect all Trustees. Shares have equal voting rights, which cannot be adversely modified other than by majority vote. Shares are transferable but have no preemptive, conversion or subscription rights. The Fund does not issue physical certificates representing shares of the Fund.

The Class A, C, I, T and Z shares differ in that: (a) each class has a different class designation; (b) the Class A and Class T Shares are subject to initial sales charges; (c) the Class C Shares are subject to CDSCs, and certain Class A Shares may also be subject to a CDSC; (d) each of Class A, C, I and T Shares are subject to different distribution and/or service fees under the Distribution Plans; (e) Class Z Shares are not subject to distribution and/or service fees; (f) to the extent that one class alone is affected by a matter submitted to a vote of the shareholders, then only that class has voting power on the matter; and (g) the exchange privileges and conversion rights of each class differ from those of the others.

Massachusetts law provides that shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund. However, the Trust Agreement disclaims shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Fund or a Trustee. The Trust Agreement provides for indemnification from the Fund's property for all losses and expenses of any shareholder held personally liable for the obligations of the Fund. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund itself would be unable to meet its obligations, a possibility that the Fund believes is remote. Upon payment of any liability incurred by the Fund, the shareholder paying the liability will be entitled to reimbursement from the general assets of the Fund. The Trustees intend to conduct the operations of the Fund in a manner so as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of the Fund.

The Fund is an open-end, management investment company. The Fund is classified as a "diversified" investment company under the Act. A "diversified" investment company is required, with respect to 75% of its assets, to limit its investment in any one issuer (other than the U.S. Government and other investment companies) to no more than 5% of the investment company's total assets. The Fund intends to continue to qualify as a "regulated investment company" under the Internal Revenue Code; one of the requirements for such qualification is a quarterly diversification test, applicable to 50% (rather than 75%) of the Fund's assets, similar to the requirement stated above.

PROXY VOTING POLICIES AND PROCEDURES

The Board of Trustees of the Fund has delegated authority to vote all proxies related to the Fund's portfolio securities to Alger Management, the Fund's investment manager. Alger Management, an investment adviser registered under the Investment Advisers Act of 1940, as amended, maintains discretionary authority over client accounts, including the Fund, and is responsible for voting proxies of all foreign and domestic securities held in the Fund. Alger Management views the responsibility its clients have entrusted to it seriously and has adopted and implemented written policies and procedures designed to ensure that proxies are voted in the best interests of its clients.

Alger Management delegates its proxy voting authority for all foreign and domestic securities held in the Fund to Institutional Shareholder Services Inc. ("ISS"), a leading proxy voting service provider and registered investment adviser. ISS votes proxies strictly in accordance with pre-determined proxy voting guidelines intended to vote proxies in the clients' best interests, which are summarized below. To the extent ISS has a material conflict of interest with the company whose proxies are at issue, ISS may recuse itself from voting proxies. Alger Management monitors ISS's proxy voting policies and procedures on a quarterly basis to ensure that the proxies are voted in the best interests of the Fund. Further, Alger Management has a process in place for making voting determinations in the event of a conflict of interest.

Alger Management maintains records of its proxy voting policies and procedures. Alger Management or ISS, on Alger Management's behalf, maintains proxy statements received regarding securities held by the Fund; records of votes cast on behalf of the Fund; records of Fund requests for proxy voting information; and any documents prepared that were material to making a voting decision.

No later than August 31st each year, the Fund's proxy voting record for the most recent 12 months ended June 30th will be available upon request by calling (800) 254-3796 and/or the fund's website and on the Securities and Exchange Commission's website at http://www.sec.gov.

The following is a summary of the two sets of voting guidelines used (as applicable) by Alger Management, or ISS on Alger Management's behalf, to vote proxies of securities held by the Fund.

Overview of ISS's Specialty SRI U.S. Proxy Voting Guidelines

ISS's SRI proxy voting guidelines, like the other Specialty Policy proxy voting guidelines, have been formulated to help institutional investors align their corporate governance philosophies and investment objectives with their proxy voting activities. They have been developed specifically to reflect the perspectives of the SRI investor constituency and are designed to represent the views of related organizations and applicable global initiatives. The ISS SRI guidelines are generally supportive of proposals that promote:

•  Greater disclosure of corporate environmental policies including climate change and greenhouse gas or toxic emissions;

•  Greater transparency of social policies such as those concerning workplace discrimination and corporate board diversification efforts, human rights, and compliance with human/labor rights norms/codes of conduct; and

•  Reporting on sustainable business practices including recycling, wood procurement, water use, operations in sensitive or protected areas, energy efficiency/renewable energy, and incorporation of sustainability- related performance metrics into executive compensation.

In addition, the SRI guidelines are also supportive of the following topics:

•  Board diversity — recommend votes against nominating committee members when the board lacks diversity (the ISS Benchmark guidelines do not consider diversity when providing recommendations on board members);

•  ESG risk management — recommend votes against directors individually, on a committee, or potentially the entire board due to material failures of governance, stewardship, risk oversight, or fiduciary responsibilities at the company, including failure to adequately manage or mitigate environmental and social risks (the ISS Benchmark guidelines do not recommend votes against directors for ESG risks);

•  Auditor independence — recommend votes against auditor ratification when non-audit fees exceed a quarter of total fees paid to auditor (the ISS Benchmark guidelines recommend votes against the auditor ratification when non audit fees exceed half of total fees); and

•  Environmental stewardship and socially responsible/sustainable business practices.

The SRI guidelines will generally support proxy voting proposals that call for actions beyond disclosure reporting of corporate environmental policies or resolutions seeking greater transparency around social policies and practices — including support for proposals seeking adoption of policies on topics such as human/labor rights, workplace safety or discrimination, access to pharmaceutical drugs, incorporation of sustainability-related performance metrics into executive compensation, hydraulic fracturing and climate change and greenhouse gas or toxic emissions, among others.

The SRI guidelines also have a higher bar when evaluating Management Say-On-Pay proposals (MSOPs) that outline executive compensation programs compared to the ISS Benchmark Policy, with greater emphasis on the strength of alignment between pay and performance when executive pay has outpaced returns to shareholders over short- and long-term periods. The guidelines also place greater scrutiny on pay quantum relative to the firm's peers as well as with respect to other executive officers within the firm in question, in the context of company performance and the proportion of executive pay that is performance-contingent. A separate document providing more details on the SRI policy's approach to MSOPs is available.

Further, the SRI guidelines also assess whether any relevant social or environmental metrics are a component of performance-based pay elements in executive pay programs, particularly in instances where significant ESG controversies have been identified that pose potential material risks to the company and its shareholders.

Overview ISS's Specialty SRI International Proxy Voting Guidelines

ISS's SRI International proxy voting guidelines, like the other Specialty Policy proxy voting guidelines, have been formulated to help institutional investors align their corporate governance philosophies and investment objectives with their proxy voting activities for international holdings. They have been developed specifically to reflect the perspectives of the SRI investor constituency and are designed to represent the views of related organizations and applicable global initiatives. The ISS SRI International guidelines are generally supportive of proposals that promote:

•  Greater disclosure of corporate environmental policies including climate change and greenhouse gas or toxic emissions;

•  Greater transparency of social policies such as those concerning workplace discrimination and corporate board diversification efforts, human rights, and compliance with human/labor rights norms/codes of conduct; and

•  Reporting on sustainable business practices including recycling, wood procurement, water use, operations in sensitive or protected areas, energy efficiency/renewable energy, and incorporation of sustainability-related performance metrics into executive compensation.

•  In addition, the SRI International guidelines are also supportive of the following topics:

•  Board diversity — evaluate gender diversity on boards in international markets when reviewing director elections, to the extent that disclosure and market practices permit (the ISS Benchmark guidelines do not consider diversity when providing recommendations on board members);

•  ESG risk management — recommend votes against directors individually, the relevant committee, or potentially the entire board due to material failures of governance, stewardship, risk oversight, or fiduciary responsibilities at the company, including failure to adequately manage or mitigate environmental and social risks (the ISS Benchmark guidelines do not recommend votes against directors for ESG risks); and

•  Environmental stewardship and socially responsible/sustainable business practices.

ISS's Social Advisory Services division recognizes that socially responsible investors have dual objectives: financial and social. Socially responsible investors invest for economic gain, as do all investors, but they also require that the companies in which they invest conduct their business in a socially and environmentally responsible manner. Social Advisory Services has, therefore, developed proxy voting guidelines that are consistent with the dual objectives of socially responsible shareholders. On matters of social and environmental import, the guidelines seek to reflect a broad consensus of the socially responsible investing community. We incorporate the active ownership and investment philosophies of leading globally recognized initiatives such as the United Nations Environment Programme Finance Initiative (UNEP FI), the United Nations Principles for Responsible Investment (UNPRI), the United Nations Global Compact, and environmental and social European Union Directives.

ISS SRI International Proxy Voting Guidelines Background

ISS's SRI international voting guidelines reflect a broad consensus of the socially responsible investor community in promoting the dual objectives of SRI investors — financial returns and responsible social/environmental conduct by corporations.

The SRI guidelines, which have been in place for more than sixteen years, have been developed in collaboration with our SRI clients and SRI market participants, and are also informed by the active ownership and investment philosophies of globally recognized initiatives such as the UNEP FI, the UN PRI, the UN Global Compact, CERES/Sullivan Principles, and environmental and social European Union Directives, among others.

FINANCIAL STATEMENTS

The Fund's audited financial statements for the year ended October 31, 2016 are contained in its Annual Report to Shareholders for that period and are hereby incorporated by reference. Copies of the Annual Report to Shareholders may be obtained by telephoning (800) 254-3796.

POTENTIAL CONFLICTS OF INTEREST

Information in the following discussion relating to the business, practices, policies and rights of Alger Management and its affiliates has been provided by Alger Management.

Summary

Alger Management is owned by Alger Inc., a registered broker-dealer and a member of the New York Stock Exchange, which is wholly-owned by Alger Associates. Alger Inc. serves as the principal underwriter for the Fund and as a broker-dealer for securities trades placed on behalf of Alger Management clients and accounts. Alger Inc. does not conduct public brokerage business and substantially all of its transactions are for clients of Alger Management if their investment guidelines and relevant regulations that govern their accounts allow it. Neither Alger Management nor any of its management personnel is registered or plans to register as a futures commission merchant, commodity pool operator, commodity trading advisor, or an associated person of these entities.

In addition to serving as investment adviser of the mutual funds in the Alger Family of Funds, Alger Management is the investment adviser to Alger Dynamic Return Fund LLC, a Delaware limited liability company, as well as to Alger SICAV, a publicly offered pooled investment vehicle registered in Luxembourg. Alger Management also serves as a sub-adviser to third-party registered investment companies. From time to time, the Manager, its affiliates or a related person ("Alger Affiliates") may own significant stakes in one or more of the above.

Alger Affiliates also have other direct and indirect interests in the equity markets, directly or through investments in pooled products, in which the Fund directly and indirectly invests. Investors should be aware that this may cause Alger Affiliates to have conflicts that could disadvantage the Fund.

As a registered investment adviser under the Investment Advisers Act of 1940, as amended, Alger Management is required to file and maintain a registration statement on Form ADV with the SEC. Form ADV contains information about assets under management, types of fee arrangements, types of investments, conflicts and potential conflicts of interest, and other relevant information regarding Alger Management. Alger Management's Form ADV is available on the SEC's website (www.adviserinfo.sec.gov).

Conflicts as a Result of the Manager's Other Affiliates

Selection of Administrative and Other Service Providers. Alger Management may choose to (and currently does) have Alger Affiliates provide administrative services, shareholder services, brokerage and other account services to the Funds. While any such engagement would be on market terms, it will nevertheless result in greater benefit to Alger Management than hiring a similarly qualified unaffiliated service provider.

In connection with these services and subject to applicable law, Alger Affiliates, including the Manager, may from time to time, and without notice to investors or clients, in-source or outsource certain processes or functions that it provides in its administrative or other capacities. Such in-sourcing or outsourcing may give rise to additional conflicts of interest, including which processes or functions to in-source or outsource, which entity to outsource to, and the fees charged by the Alger Affiliates or the third party.

Information the Investment Adviser May Receive. Alger Management and its affiliates may have access to the current status of certain markets, investments and funds because of Alger Affiliates' brokerage and other activities. Alger Affiliates may therefore possess information which, if known to Alger Management, might cause Alger Management to seek to dispose of, retain or increase interests in investments held by a Fund, or acquire certain positions on behalf of the Fund. Moreover, Alger Management and its affiliates may come into possession of material, non-public information that would prohibit or otherwise limit its ability to trade on behalf of the Fund. A fund not advised by Alger Management would not be subject to these restrictions. Alger Management maintains policies designed to prevent the disclosure of such information; however, such policies may not fully address situations described above.

Allocation Issues

As Alger Management manages multiple accounts or funds managed or advised by Alger Affiliates (including Alger Management) or in which Alger Affiliates (including Alger Management) or its personnel have interests (collectively, the "client/Alger Affiliates accounts"), issues can and do arise as a result of how Alger Management allocates investment opportunities. In an effort to treat all clients/Alger Affiliates reasonably in light of all factors relevant to managing an account, trades will generally be allocated pro rata among the Funds and client/Alger Affiliates accounts whenever possible. There are exceptions to this practice, however, as described below:

Unusual Market Conditions. During periods of unusual market conditions, Alger Management may deviate from its normal trade allocation practices. During such periods, Alger Management will seek to exercise a disciplined process for determining its actions to appropriately balance the interests of all accounts, including the Fund, as it determines in its sole discretion.

Availability of Investments. The availability of certain investments such as initial public offerings or private placements may be limited. In such cases, not all client/Alger Affiliates accounts (including the Fund) will receive an allocation. As a result, the amount, timing, structuring or terms of an investment by the Fund may differ from, and performance may be lower than, investments and performance of other client/Alger Affiliates accounts.

Alger Management, as a general practice, allocates initial public offering shares and other limited availability investments pro rata among the eligible client/Alger Affiliates accounts (including the Fund). An account or accounts may not receive an allocation because it lacks available cash, is restricted from making certain investments, the account pays a performance fee, the account is so large that the allocation is determined to not be meaningful to the account's overall performance, or due to co-investment by Alger Affiliates. When a pro rata allocation of limited availability investments is not possible or is not appropriate, Alger Management considers numerous other factors to determine an appropriate allocation. These factors include (i) Alger Management's good faith assessment of the best use of such limited opportunities relative to the account's investment objectives (ii) account investment horizons, investment objectives and guidelines; (iii) different levels of investment for different strategies; (iv) client-specific investment guidelines and restrictions; (v) the expected future capacity of applicable funds or client/Alger Affiliates accounts; (vi) fully directed status of brokerage accounts; (vii) tax sensitivity of accounts; (viii) suitability requirements and the nature of the investment opportunity; (ix) account turnover guidelines; (x) cash and liquidity considerations, including without limitation, availability of cash for investment; (xi) relative sizes and expected future sizes of applicable accounts; (xii) availability of other appropriate investment opportunities; and/or (xiii) minimum denomination, minimum increments, de minimus threshold and round lot consideration. Suitability considerations may include (i) relative attractiveness of a security to different accounts; (ii) concentration of positions in an account; (iii) appropriateness of a security for the benchmark and benchmark sensitivity of an account; (iv) an account's risk tolerance, risk parameters and strategy allocations; (v) use of the opportunity as a replacement for a security Alger Management believes to be attractive for an account; and/or (vi) considerations related to giving a subset of accounts exposure to an industry.

In some cases, it is possible that the application of these factors may result in certain client/Alger Affiliates accounts receiving an allocation when other accounts do not. Moreover, Alger Affiliates, or accounts in which Alger Affiliates and/or employees have interests, may receive an allocation or an opportunity not allocated to other accounts or the Fund.

Differing Guidelines, Objectives and Time Horizons. Because client/Alger Affiliates accounts (including the Fund) are managed according to different strategies and individual client guidelines, accounts may not be able to participate in a transaction or strategy employed by Alger Management.

Actions taken by one account could affect others. For example, in the event that withdrawals of capital result in one account selling securities, this could result in securities of the same issuer falling in value, which could have a material adverse effect on the performance of other accounts (including the Funds) that do not sell such positions.

Alger Affiliates may also develop and implement new strategies, which may not be employed in all accounts or pro rata among the accounts where they are employed, even if the strategy is consistent with the objectives of all accounts. Alger Affiliates may make decisions based on such factors as strategic fit and other portfolio management considerations, including an account's capacity for such strategy, the liquidity of the strategy and its underlying instruments, the account's liquidity, the business risk of the strategy relative to the account's overall portfolio make-up, the lack of efficacy of, or return expectations from, the strategy for the account, and any such other factors as Alger Affiliates deem relevant in their sole discretion. For example, such a determination may, but will not necessarily, include consideration of the fact that a particular strategy will not have a meaningful impact on an account given the overall size of the account, the limited availability of opportunities in the strategy and the availability of other strategies for the account.

Investing in Different Classes of the Same Issuer. Conflicts also arise when one or more client/Alger Affiliates accounts (including a Fund) invests in different classes of securities of the same issuer. As a result, one or more client/Alger Affiliates accounts may pursue or enforce rights with respect to a particular issuer in which the Fund has invested, and those activities may have an adverse effect on the Fund. For example, if a client/Alger Affiliates account holds debt securities of an issuer and the Fund holds equity securities of the same issuer, if the issuer experiences financial or operational challenges, the client/Alger Affiliates account which holds the debt securities may seek a liquidation of the issuer, whereas the Fund which holds the equity securities may prefer a reorganization of the issuer. In addition, Alger Management may also, in certain circumstances, pursue or enforce rights with respect to a particular issuer jointly on behalf of one or more client/Alger Affiliates accounts, the Fund, or Alger Affiliates. The Fund may be negatively impacted by Alger Affiliates' and other client/Alger Affiliates accounts' activities, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case had Alger Affiliates and other client/Alger Affiliates accounts not pursued a particular course of action with respect to the issuer of the securities.

Conflicts Related to Timing of Transactions. When Alger or a client/Alger Affiliates account implements a portfolio decision or strategy ahead of, or contemporaneously with, similar portfolio decisions or strategies for the Fund (whether or not the portfolio decisions emanate from the same research analysis or other information), market impact, liquidity constraints, or other factors could result in the Fund receiving less favorable trading results. In addition, the costs of implementing such portfolio decisions or strategies could be increased or the Fund could otherwise be disadvantaged. Alger Affiliates may, in certain cases, implement internal policies and procedures designed to limit such consequences to client/Alger Affiliates accounts, which may cause the Fund to be unable to engage in certain activities, including purchasing or disposing of securities, when it might otherwise be desirable for it to do so.

Moreover, each client/Alger Affiliates account is subject to independent management. Given the independence in the implementation of advice to these accounts, there can be no warranty that such investment advice will be implemented simultaneously. Neither Alger Management nor its affiliates will always know when advice issued has been executed and, if so, to what extent. Alger Management and its affiliates will use reasonable efforts to procure timely execution. It is possible that prior execution for or on behalf of an account could adversely affect the prices and availability of the securities and instruments in which the Fund invests. In other words, an account, by trading first, may increase the price or decrease the availability of a security to the Fund. In some instances, Alger Management is retained under a managed account or wrap program in which the client pays a single fee to the program sponsor, out of which fee the program sponsor pays Alger Management the management fee. The sponsor then executes trades without additional commission charges. Alger Management is directed by clients in these wrap programs to effect transactions for their accounts through the program sponsor or the sponsor's broker-dealer affiliate. In other instances, internal policies designed to facilitate trade aggregation may result in delays in placing trades, which may adversely affect trade execution.

The fact that personnel of certain Alger Affiliates are dedicated to one or more funds, accounts or clients may be a factor in determining the timing of implementation and allocation of opportunities sourced by such personnel. Alger Affiliates may delay trades for a Fund or account in order to aggregate such trades. Alger Affiliates may also consider reputational matters and other considerations. Differences in allocations will affect the performance of the Fund.

Cross Transactions. From time to time and for a variety of reasons, certain client/Alger Affiliates accounts may buy or sell positions in a particular security while the Fund is undertaking the opposite strategy. Trading in the opposite manner could disadvantage the Fund. Moreover, Alger Affiliates may have a potentially conflicting division of loyalties and responsibilities to both parties in such a case. For example, Alger Management will represent both the Fund on one side of a transaction and another account on the other side of the trade (including an account in which Alger Affiliates may have a proprietary interest) in connection with the purchase of a security by such Fund. In an effort to reduce this negative impact, and when permitted by applicable law, the accounts may enter into "cross transactions." A cross transaction, or cross trade, occurs when the Manager causes a Fund to buy securities from, or sell a security to, another client of Alger Management or Alger Affiliates. Alger Management will ensure that any such cross transactions are effected on commercially reasonable market terms and in accordance with applicable law, including but not limited to Alger Management's fiduciary duties to all accounts.

Valuation of Assets. Alger Affiliates may have a conflict of interest in valuing the securities and other assets in which a Fund may invest. Alger Management is generally paid an advisory fee based on the value of the assets under management, so more valuable securities will result in a higher advisory fee. Alger Management may also benefit from showing better performance or higher account values on periodic statements.

Certain securities and other assets in which the Fund may invest may not have a readily ascertainable market value and will be valued by Alger Management in accordance with the valuation guidelines described in the valuation procedures adopted by the Fund. Such securities and other assets may constitute a substantial portion of the Fund's investments. Alger Management's risk of misstating the value of securities is greater with respect to illiquid securities like those just described.

Alger Affiliates may hold proprietary positions in the Fund. One consequence of such proprietary positions is that Alger Management may be incented to misstate the value of illiquid securities.

Regulatory Conflicts. From time to time, the activities of the Fund may be restricted because of regulatory or other requirements applicable to Alger Affiliates and/or their internal policies designed to comply with, limit the applicability of, or otherwise relate to such requirements. As a result, Alger Affiliates may implement internal restrictions that delay or prevent trades for the Funds, which could result in less favorable execution of trades and may impact the performance of the Funds.

Certain activities and actions may be considered to result in reputational risk or disadvantage for the management of the Funds and Alger Management as well as for other Alger Affiliates. Similar situations could arise if Alger Affiliates serve as directors of companies the securities of which the Fund wishes to purchase or sell or is representing or providing financing to another potential purchaser. The larger Alger Management's investment advisory business and Alger Affiliates' businesses, the larger the potential that these restricted list policies will impact the performance of the Fund.

Other Potential Conflicts Relating to the Management of the Fund by the Manager

Potential Conflicts Relating to Alger Affiliates' Proprietary Activities and Activities On Behalf of Other Accounts. Alger Management may purchase or sell, for itself or Alger Affiliates, mutual funds or other pooled investment vehicles, commercial paper or fixed-income securities that it recommends to its clients. The results achieved by Alger Affiliates proprietary accounts may differ from those achieved for other accounts. Alger Management will manage the Fund and its other client/Alger Affiliates accounts in accordance with their respective investment objectives and guidelines. However, Alger Management may give advice, and take action, with respect to any current or future client/Alger Affiliates accounts that may compete or conflict with the advice Alger Management may give to the Fund including with respect to the return of the investment, the timing or nature of action relating to the investment or method of exiting the investment.

The directors, officers and employees of Alger Affiliates, including Alger Management, may buy and sell securities or other investments for their own accounts (including through investment funds managed by Alger Affiliates, including Alger Management). As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees that are the same, different from or made at different times than positions taken for the Funds. To reduce the possibility that the Fund will be materially adversely affected by the personal trading described above, Alger Management has established policies and procedures that restrict securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Funds' portfolio transactions. Alger Management has adopted a code of ethics (the "Code of Ethics") and monitoring procedures relating to certain personal securities transactions by personnel of Alger Management which Alger Management deems to involve potential conflicts involving such personnel, client/Alger Affiliates accounts managed by Alger Management and the Fund. The Code of Ethics requires that personnel of Alger Management comply with all applicable federal securities laws and with the fiduciary duties and anti-fraud rules to which Alger Management is subject. The Code of Ethics can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The Code of Ethics is also available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov. Copies may also be obtained after paying a duplicating fee by writing the SEC's Public Reference Section, Washington, DC 20549-0102, or by electronic request to publicinfo@sec.gov.

Potential Conflicts in Connection With Proxy Voting

Alger Management has adopted policies and procedures designed to prevent conflicts of interest from influencing proxy voting decisions that it makes on behalf of clients, including the Funds, and to help ensure that such decisions are made in accordance with Alger Management's fiduciary obligations to its clients. Notwithstanding such proxy voting policies and procedures, actual proxy voting decisions of Alger Management may have the effect of favoring the interests of other clients or Alger Affiliates provided that Alger Management believes such voting decisions to be in accordance with its fiduciary obligations. In other words, regardless of what Alger Management's conflict of interest is, the importance placed on exercising a client's right to vote dictates that Alger Management will cast the vote in accordance with its voting guidelines even if Alger Management, its affiliate, or its client, somehow, indirectly, benefits from that vote. For a more detailed discussion of these policies and procedures, see the section of this SAI entitled "Proxy Voting Policies and Procedures."

Conflicts in Connection with Sales-Related Incentives. Alger Affiliates and its sales personnel may directly or indirectly receive a portion of the fees and commissions charged to the Fund or its shareholders. Alger Affiliates and its advisory or other personnel may also benefit from increased amounts of assets under management. Fees and commissions may also be higher for some products or services than for others, and the remuneration and profitability to Alger Affiliates and such personnel resulting from transactions on behalf of or management of the Funds may be greater or lesser than the remuneration and profitability resulting from other funds or products.

Conflicts may arise in relation to sales-related incentives. Alger Affiliates and its personnel may receive greater compensation or greater profit in connection with certain funds in the Alger Family of Funds than with other funds, including the Fund. Differentials in compensation may be related to the fact that Alger Affiliates may pay a portion of their advisory fee to an unaffiliated investment adviser, or to other compensation arrangements, including for portfolio management, brokerage transactions or account servicing. Any differential in compensation may create a financial incentive on the part of Alger Affiliates and their personnel to recommend certain funds in the Alger Family of Funds over other funds, including the Fund.

Alger Affiliates may also have relationships with, and purchase, or distribute or sell, services or products from or to, distributors, consultants and others who recommend the Funds, or who engage in transactions with or for the Funds. For example, Alger Affiliates regularly participate in industry and consultant sponsored conferences and may purchase educational, data related or other services from consultants or other third parties that it deems to be of value to its personnel and its business. The products and services purchased from consultants may include, but are not limited to, those that help Alger Affiliates understand the consultant's points of view on the investment management process. Consultants and other parties that provide consulting or other services or provide service platforms for employee benefit plans to potential investors in the Funds may receive fees from Alger Affiliates or the Funds in connection with the distribution of shares in the Funds or other Alger Affiliates products. For example, Alger Affiliates may enter into revenue or fee sharing arrangements with consultants, service providers, and other intermediaries relating to investments in mutual funds, or other products or services offered or managed by Alger Management. Alger Affiliates may also pay a fee for membership in industry-wide or state and municipal organizations or otherwise help sponsor conferences and educational forums for investment industry participants including, but not limited to, trustees, fiduciaries, consultants, administrators, state and municipal personnel and other clients. Alger Affiliates'membership in such organizations allows Alger Affiliates to participate in these conferences and educational forums and helps Alger Affiliates interact with conference participants and to develop an understanding of the points of view and challenges of the conference participants. In addition, Alger Affiliates' personnel, including employees of Alger Affiliates, may have board, advisory, brokerage or other relationships with issuers, distributors, consultants and others that may have investments in the Funds or that may recommend investments in the Funds or distribute the Funds. In addition, Alger Affiliates, including Alger Management, may make charitable contributions to institutions, including those that have relationships with clients or personnel of clients. Personnel of Alger Affiliates may also make political contributions. As a result of the relationships and arrangements described in this paragraph, consultants, distributors and other parties may have conflicts associated with their promotion of the Funds or other dealings with the Funds that create incentives for them to promote the Fund or certain portfolio transactions.

To the extent permitted by applicable law, Alger Affiliates or the Fund may make payments to authorized dealers and other financial intermediaries ("Intermediaries") from time to time to promote client/Alger Affiliates accounts, the Fund and other products. In addition to placement fees, sales loads or similar distribution charges, payments may be made out of Alger Affiliates' assets, or amounts payable to Alger Affiliates rather than a separately identified charge to the Fund, client/Alger Affiliates accounts or other products. Such payments may compensate Intermediaries for, among other things: marketing the Funds, client/Alger Affiliates accounts and other products (which may consist of payments resulting in or relating to the inclusion of the Fund, client/Alger Affiliates accounts and other products on preferred or recommended fund lists or in certain sales programs from time to time sponsored by the Intermediaries); access to the Intermediaries' registered representatives or salespersons, including at conferences and other meetings; assistance in training and education of personnel; fees for directing investors to the Fund, client/Alger Affiliates accounts and other products; "finders fees" or "referral fees" or other fees for providing assistance in promoting the Fund, client/Alger Affiliates accounts and other products (which may include promotions in communications with the Intermediaries' customers, registered representatives and salespersons); and/or other specified services intended to assist in the distribution and marketing of the Fund, client/Alger Affiliates accounts and other products. Such payments may be a fixed dollar amount; may be based on the number of customer accounts maintained by an Intermediary; may be based on a percentage of the value of interests sold to, or held by, customers of the Intermediary involved; or may be calculated on another basis. The payments may also, to the extent permitted by applicable regulations, contribute to various non-cash and cash incentive arrangements to promote certain products, as well as sponsor various educational programs, sales contests and/or promotions. Furthermore, subject to applicable law, such payments may also pay for the travel expenses, meals, lodging and entertainment of Intermediaries and their salespersons and guests in connection with educational, sales and promotional programs. The additional payments by Alger Affiliates may also compensate Intermediaries for subaccounting, administrative and/or shareholder processing or other investor services that are in addition to the fees paid for these services by such products.

The payments made by Alger Affiliates or the Fund may be different for different Intermediaries. The payments may be negotiated based on a range of factors, including but not limited to, ability to attract and retain assets, target markets, customer relationships, quality of service and industry reputation. Payment arrangements may include breakpoints in compensation which provide that the percentage rate of compensation varies as the dollar value of the amount sold or invested through an Intermediary increases. The presence of these payments and the basis on which an Intermediary compensates its registered representatives or salespersons may create an incentive for a particular Intermediary, registered representative or salesperson to highlight, feature or recommend certain products based, at least in part, on the level of compensation paid.

Potential Conflicts in Connection with Brokerage Transactions

Trade Aggregation. If Alger Management believes that the purchase or sale of a security is in the best interest of more than one client/Alger Affiliates account (including the Fund), it may (but is not obligated to) aggregate the orders to be sold or purchased to seek favorable execution or lower brokerage commissions, to the extent permitted by applicable laws and regulations. Aggregation of trades under this circumstance should, on average, decrease the costs of execution. In the event Alger Management aggregates a trade for participating accounts, the method of allocation will generally be determined prior to the trade execution. Although no specific method of allocation of trades is expected to be used, allocations are generally pro rata and if not, will be designed so as not to systematically and consciously favor or disfavor any account in the allocation of investment opportunities. The accounts aggregated may include registered and unregistered investment companies, Alger Affiliates Accounts (including the Fund), and separate accounts. Transaction costs will be shared by participants on a pro-rata basis according to their allocations.

When orders are aggregated for execution, it is possible that Alger Affiliates will receive benefits from such trades, even in limited capacity situations. Alger Management maintains policies and procedures that it believes are reasonably designed to deal equitably with conflicts of interest that may arise in certain situations when purchase or sale orders for an account are aggregated for execution with orders for Alger Affiliates Accounts. Alger Management may aggregate trades for its clients and affiliates in private placements pursuant to internally developed procedures. In such cases, Alger Management will only negotiate the price of such investments, and no other material terms of the offering, and will prepare a written allocation statement reflecting the allocation of the securities.

Alger Management is not required to bunch or aggregate trades if portfolio management decisions for different accounts are made separately, or if it determines that bunching or aggregating is not practicable, or with respect to client directed accounts.

Even when trades are aggregated, prevailing trading activity frequently may make impossible the receipt of the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged, and the Fund will be charged or credited with the average price. Thus, the effect of the aggregation may operate on some occasions to the disadvantage of the Funds. In addition, under certain circumstances, the Funds will not be charged the same commission or commission equivalent rates in connection with a bunched or aggregated order.

Soft Dollars. Alger Management relies primarily on its own internal research group to provide primary research in connection with buy and sell recommendations. However, the Alger Management may receive indirect research, whether a product or a service, in exchange for soft dollar credits (commissions earned on Fund trades). Such research generally will be used as a secondary source of research information. The research services that Alger Management may receive from brokerage firms include research on specific industries and companies; macroeconomic analyses; analyses of national and international events and trends; evaluations of thinly traded securities; computerized trading screening techniques and securities ranking services; and general research services (i.e., Bloomberg, Reuters).

Commissions for the combination of execution and research services may be higher than for execution services alone. Alger Management may pay higher commissions for receipt of brokerage and research services in connection with securities trades that are consistent with the "safe harbor" provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"). This benefits Alger Management because it does not have to pay for the research, products, or services. Such benefit gives Alger Management an incentive to select a broker-dealer based on its interest in receiving the research, products, or services rather than on its clients' interest in receiving the most favorable execution.

Research or other services obtained in this manner may be used in servicing any or all of the Fund and other client/Alger Affiliates accounts. This includes client/Alger Affiliates accounts other than those that pay commissions to the broker providing soft dollar benefits. To the extent permitted by applicable law, such products and services may disproportionately benefit other client/Alger Affiliates accounts relative to the Fund based on the amount of brokerage commissions paid by the Fund and such other client/Alger Affiliates accounts. For example, research or other services that are paid for through one client's commissions may not be used in managing that client's account, and may be used in managing another client's account.

Alger Management has entered into certain commission sharing arrangements that it considers soft dollar arrangements, and that comply with the terms of Section 28(e) of the Securities Exchange Act. A commission sharing arrangement is an arrangement that allows Alger Management to aggregate commissions at a particular broker-dealer and have that broker-dealer pay various other broker-dealers from this pool for the research and research services the firms have provided to Alger Management. These arrangements allow Alger Management to limit the broker-dealers it trades with, while maintaining valuable research relationships.

In certain cases, a research service may serve additional functions that are not related to the making of investment decisions (such as accounting, record keeping or other administrative matters). Where a product obtained with commissions has such a mixed use, Alger Management will make a good faith allocation of the cost of the product according to its use. Alger Management will not use soft dollars to pay for services that provide only administrative or other non-research assistance.

Appendix

Description of certain rating categories assigned by Standard & Poor's, a division of the McGraw-Hill Companies, Inc ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch, Inc. ("Fitch"), Dominion Bond Rating Service Limited ("DBRS") and A. M. Best Company, Inc. ("Best").

Commercial Paper and Short-Term Ratings

The designation A-l by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an A-2 designation is strong. However, the relative degree of safety is not as high as for issues designated A-l.

The rating Prime-l (P-l) is the highest commercial paper rating assigned by Moody's. Issuers of P-l paper must have a superior capacity for repayment of short-term promissory obligations and ordinarily will be evidenced by leading market positions in well-established industries, high rates of return of funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well-established access to a range of financial markets and assured sources of alternate liquidity. Issues rated Prime-2 (P-2) have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

The rating Fitch-l (Highest Grade) is the highest commercial paper rating assigned by Fitch. Paper rated Fitch-l is regarded as having the strongest degree of assurance for timely payment. The rating Fitch-2 (Very Good Grade) is the second highest commercial paper rating assigned by Fitch which reflects an assurance of timely payment only slightly less in degree than the strongest issues.

Bond and Long-Term Ratings S&P

Bonds rated AA by S&P are judged by S&P to be high-grade obligations and in the majority of instances differ only in small degree from issues rated AAA (S&P's highest rating). Bonds rated AAA are considered by S&P to be the highest grade obligations and possess the ultimate degree of protection as to principal and interest. With AA bonds, as with AAA bonds, prices move with the long-term money market. Bonds rated A by S&P have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

S&P's BBB-rated bonds, or medium-grade category bonds, are borderline between definitely sound obligations and those where the speculative elements begin to predominate. These bonds have adequate asset coverage and normally are protected by satisfactory earnings. Their susceptibility to changing conditions, particularly to depressions, necessitates constant watching. These bonds generally are more responsive to business and trade conditions than to interest rates. This group is the lowest that qualifies for commercial bank investment.

Debt rated BB and B by S&P is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB rating.

Debt rated B by S&P has greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions would likely impair capacity or willingness to pay interest and repay principal. The B rating category also is used for debt subordinated to senior debt that is assigned an actual or implied BB or BB rating.

MOODY'S

Bonds rated Aa by Moody's are judged to be of high quality by all standards. Together with bonds rated Aaa (Moody's highest rating) they comprise what are generally known as high-grade bonds. Aa bonds are rated lower than Aaa bonds because margins of protection may not be as large as those of Aaa bonds, or fluctuation of protective elements may be of greater amplitude, or there may be other elements present that make the long-term risks appear somewhat larger than those applicable to Aaa securities. Bonds that are rated A by Moody's possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment in the future.

Moody's Baa-rated bonds are considered as medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Bonds rated Ba by Moody's are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

Bonds rated B by Moody's generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Moody's applies the numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through B. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

FITCH

Bonds rated AAA by Fitch are judged by Fitch to be strictly high-grade, broadly marketable, suitable for investment by trustees and fiduciary institutions and liable to but slight market fluctuation other than through changes in the money rate. The prime feature of an AAA bond is a showing of earnings several times or many times interest requirements, with such stability of applicable earnings that safety is beyond reasonable question whatever changes occur in conditions. Bonds rated AA by Fitch are judged by Fitch to be of safety virtually beyond question and are readily salable, whose merits are not unlike those of the AAA class, but whose margin of safety is less strikingly broad. The issue may be the obligation of a small company, strongly secured but influenced as to rating by the lesser financial power of the enterprise and more local type of market.

Bonds rated A by Fitch are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB-rated bonds are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Fitch's BB-rated bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

Fitch's B-rated bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

DBRs

Bonds rated AAA by DBRS are considered to be of the highest credit quality, with exceptionally strong protection for the timely repayment of principal and interest. Earnings are considered stable, the structure of the industry in which the entity operates is strong, and the outlook for future profitability is favorable. There are few qualifying factors present which would detract from the performance of the entity, the strength of liquidity and coverage ratios is unquestioned and the entity has established a creditable track record of superior performance. Given the extremely tough definition which DBRS has established for this category, few entities are able to achieve a AAA rating.

Bonds rated AA are of superior credit quality, and protection of interest and principal is considered high. In many cases, they differ from bonds rated AAA only to a small degree. Given the extremely tough definition which DBRS has for the AAA category (which few companies are able to achieve), entities rated AA are also considered to be strong credits which typically exemplify above-average strength in key areas of consideration and are unlikely to be significantly affected by reasonably foreseeable events.

Bonds rated A are of satisfactory credit quality. Protection of interest and principal is still substantial, but the degree of strength is less than with AA rated entities. While a respectable rating, entities in the A category are considered to be more susceptible to adverse economic conditions and have greater cyclical tendencies than higher rated companies.

Bonds rated BBB are considered to be of adequate credit quality. Protection of interest and principal is considered adequate, but the entity is more susceptible to adverse changes in financial and economic conditions, or there may be other adversities present which reduce the strength of the entity and its rated securities.

Bonds rated BB are defined to be speculative, where the degree of protection afforded interest and principal is uncertain, particularly during periods of economic recession. Entities in the BB area typically have limited access to capital markets and additional liquidity support and, in many cases, small size or lack of competitive strength may be additional negative considerations.

Bonds rated "B" are regarded as highly speculative and there is a reasonably high level of uncertainty as to the ability of the entity to pay interest and principal on a continuing basis in the future, especially in periods of economic recession or industry adversity.

A.M. Best

The issuer of long-term debt rated aaa has, in A.M. Best's opinion, an exceptional ability to meet the terms of its obligation. The rating aa is assigned to issues where the issuer has, in A.M. Best's opinion, a very strong ability to meet the terms of its obligation., and issues are rated a where the ability to meet the terms of the obligation is regarded as strong. The issuer of debt rated bbb is considered to have an adequate ability to meet the terms of its obligation but to be more susceptible to changes in economic or other conditions.

The issuer of bb-rated long-term debt has, in A.M. Best's opinion, speculative credit characteristics, generally due to a moderate margin of principal and interest payment protection and vulnerability to economic changes. The issuer of long-term debt rated b is considered to have extremely speculative credit characteristics, generally due to a modest margin of principal and interest payment protection and extreme vulnerability to economic changes.

Investment Manager:

Fred Alger Management, Inc.

360 Park Avenue South

New York, New York 10010

Distributor:

Fred Alger & Company, Incorporated

360 Park Avenue South

New York, New York 10010

Transfer Agent:

State Street Bank and Trust Company

c/o Boston Financial Data Services, Inc.

Attn: Alger Global Growth Fund

P.O. Box 8480

Boston, Massachusetts 02266-8480

Custodian Bank:

Brown Brothers Harriman & Co.

50 Post Office Square

Boston, Massachusetts 02110

Independent Registered Public Accounting Firm:

Deloitte & Touche LLP

30 Rockefeller Plaza

New York, New York 10112

Counsel:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

Alger Global Growth Fund

STATEMENT OF
ADDITIONAL
INFORMATION

March 1, 2017

AGGFSAI

PART C

OTHER INFORMATION

Item 28.          Exhibits

Exhibit No.	Description of Exhibit

(a)	Articles of Incorporation:

(a-1)	Amended and Restated Declaration of Trust dated September 13, 2012 (5)

(a-2)	Certificate of Amendment dated May 31, 2013 (6)

(b)	By-laws: Amended and Restated By-laws of Registrant, dated December 7, 2004 (2)

(c)	Instruments Defining Rights of Security Holders (6)

(d)	Investment Advisory Contracts:

(d-1)	Investment Advisory Agreement between Fred Alger Management, Inc. and Registrant, dated May 31, 2013 (6)

(d-2)	Contract to Support Fee Waiver/Expense Reimbursement - filed herewith

(e)	Underwriting Contracts:

(e-1)	Distribution Agreement, dated September 9, 2003, as amended December 11, 2003 (4)

(e-2)	Amendment to the Distribution Agreement, dated February 5, 2008 (3)

(e-3)	Fred Alger & Company, Incorporated Selling Agreement (4)

(f)	Bonus or Profit Sharing Contracts: Not applicable

(g)	Custodian Agreements: Custodian Agreement between Registrant and Brown Brothers Harriman & Co., dated February 29, 2008 (4)

(h)	Other Material Contracts:

(h-1)	Shareholder Administrative Services Agreement among Alger Shareholder Services, Inc., the Registrant, et. al. effective February 28, 2005 (2)

(h-2)	Amendment No. 3 to Shareholder Administrative Services Agreement, effective December 29, 2010 (4)

(h-3)	Transfer Agency and Service Agreement Between Certain Investment Companies Managed by Fred Alger Management, Inc. (including Registrant) and State Street Bank and Trust Company November 22, 2004 (2)

(h-4)

Transfer Agency and Service Agreement Between Certain Investment Companies Managed by Fred Alger Management, Inc. (including Registrant) and State Street Bank and Trust Company First Amendment March 9, 2006 (4)

(h-5)

Transfer Agency and Service Agreement Between Certain Investment Companies Managed by Fred Alger Management, Inc. (including Registrant) and State Street Bank and Trust Company Second Amendment November 21, 2009 (4)

(h-6)	Administration Agreement, dated September 22, 2011 (4)

(h-7)	Accounting Agency Agreement between Registrant and Brown Brothers Harriman & Co., dated February 29, 2008 (4)

(h-8)	Amendment to the Accounting Agency Agreement between Registrant and Brown Brothers Harriman & Co., dated June 1, 2009 (4)

(h-9)	Amendment to the Accounting Agency Agreement between Registrant and Brown Brothers Harriman & Co., dated October 24, 2011 (4)

(i)	Legal Opinion: Opinion and Consent of Sullivan and Worcester (1)

(j)	Other Opinions: Consent of Deloitte & Touche LLP – filed herewith

(k)	Omitted Financial Statements: Not applicable

(l)	Initial Capital Agreements: Not applicable

(m)	Rule 12b-1 Plan:

(m-1)	Class A Distribution Plan of Alger China-U.S. Growth Fund, dated September 24, 2008 (4)

(m-2)	Class C Distribution Plan of Alger China-U.S. Growth Fund, dated September 24, 2008 (4)

(m-3)	Class T Distribution Plan of Alger Global Growth Fund, dated February 20, 2017 (7)

(n)	Rule 18f-3 Plan: Rule 18f-3 Multiple Class Plan dated February 20, 2017 (7)

(o)	Reserved.

(p)	Codes of Ethics: Amended and Restated Code of Ethics (4)

(q)

Powers of Attorney: Powers of Attorney executed by Daniel C. Chung, Michael D. Martins, Hilary M. Alger, Stephen E. O’Neil, Charles F. Baird, Jr., Roger P. Cheever, Lester L. Colbert, Jr., Nathan E. Saint-Amand, M.D. and David Rosenberg (4)

(1) Incorporated by reference to Pre-Effective Amendment No. 2, filed with the SEC on September 10, 2003.

(2) Incorporated by reference to Post-Effective Amendment No. 2, filed with the SEC on February 18, 2005.

(3) Incorporated by reference to Post-Effective Amendment No. 7, filed with the SEC on February 25, 2008.

(4) Incorporated by reference to Post-Effective Amendment No. 14, filed with the SEC on February 23, 2012.

(5) Incorporated by reference to Post-Effective Amendment No. 16, filed with the SEC on February 22, 2013.

(6) Incorporated by reference to Post-Effective Amendment No. 19, filed with the SEC on May 28, 2013.

(7) Incorporated by reference to Post-Effective Amendment No. 27, filed with the SEC on December 22, 2016.

Item 29. Persons Controlled by or Under Common Control with Registrant

None.

Item 30. Indemnification

Under Section 8.4 of Registrant’s Agreement and Declaration of Trust, any past or present Trustee or officer of Registrant (including persons who serve at Registrant’s request as directors, officers or Trustees of another organization in which Registrant has any interest as a shareholder, creditor or otherwise [hereinafter referred to as a “Covered Person”]) is indemnified to the fullest extent permitted by law against liability and all expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party or otherwise involved by reason of his being or having been a Covered Person. This provision does not authorize indemnification when it is determined, in the manner specified in the Agreement and Declaration of Trust, that such Covered Person has not acted in good faith in the reasonable belief that his actions were in or not opposed to the best interests of Registrant. Moreover, this provision does not authorize indemnification when it is determined , in the manner specified in the Agreement and Declaration of Trust, that such Covered Person would otherwise be liable to Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his duties. Expenses may be paid by Registrant in advance of the final disposition of any action, suit or proceeding upon receipt of an undertaking by such Covered Person to repay such expenses to Registrant in the event that it is ultimately determined that indemnification of such expenses is not authorized under the Agreement and Declaration of Trust and either (i) the Covered Person provides security for such undertaking, (ii) Registrant is insured against losses from such advances, or (iii) the disinterested Trustees or independent legal counsel determines, in the manner specified in the Agreement and Declaration of Trust, that there is reason to believe the Covered Person will be found to be entitled to indemnification.

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to Trustees, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a Trustee, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 31. Business and Other Connections of Investment Adviser

Fred Alger Management, Inc. (“Alger Management”), which serves as investment manager to the Fund, is generally engaged in rendering investment advisory services to institutions and, to a lesser extent, individuals. Alger Management presently serves as investment adviser to four other open-end investment companies.

Set forth below is the name and principal business address of each company, excluding Alger Management advised funds, for which a director or officer of Alger Management serves as a director, officer or employee:

Alger Associates, Inc.

Alger SICAV

Analysts Resources, Inc.

Fred Alger & Company, Incorporated

360 Park Avenue South

New York, New York 10010

Alger Management, Ltd.

78 Brook Street

London

W1K 5EF

United Kingdom

Listed below are the officers of Alger Management.

NAME AND POSITION WITH	OTHER SUBSTANTIAL BUSINESS, PROFESSION
ALGER MANAGEMENT	OR VOCATION

Daniel C. Chung Chairman, Chief Executive Officer, Chief Investment Officer, President and Director	President and Chief Executive Officer of Alger Associates, Inc.; Chairman of the Board of Directors of Fred Alger & Company, Incorporated; President and Director of Analysts Resources, Inc.

Robert Kincel Chief Financial Officer, Senior Vice President, Director and Treasurer	Chief Financial Officer and Treasurer of Alger Associates, Inc.; Chief Financial Officer and Director of Fred Alger & Company, Inc.; Chief Financial Officer of Analysts Resources, Inc.

Hal Liebes Executive Vice President, Chief Legal Officer, Director and Secretary

Chief Operating Officer and Secretary of Alger Associates, Inc.; Executive Vice President, Chief Legal Officer and Director of Fred Alger & Company, Incorporated; Director, Chief Operating Officer and Secretary of Analysts Resources, Inc.;

Patrick J. Murphy
Senior Vice President and
Chief Compliance Officer

For more information as to the business, profession, vocation or employment of a substantial nature of additional officers of Alger Management, reference is made to Alger Management’s current Form ADV (SEC File No. 801-06709) filed under the Investment Advisers Act of 1940, incorporated herein by reference.

Item 32. Principal Underwriter.

Fred Alger & Company, Incorporated (“Alger, Inc.”) acts as principal underwriter for the Registrant and for The Alger Funds II, The Alger Funds, The Alger Institutional Funds and The Alger Portfolios. The information required by this Item 32 with respect to each director and officer of Alger, Inc. is set forth in Schedule A of its Form BD (SEC File No. 8-6423).

Item 33. Location of Accounts and records

The accounts and records of the Registrant are maintained by Mr. Robert Kincel, Fred Alger & Company, Inc., Harborside 1, 150 Hudson Street, Suite 6, Jersey City, NJ 07311.

Item 34. Management Services

Not applicable.

Item 35. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, as amended, the Registrant certifies that it meets all the requirements for effectiveness of this registration statement under Rule 485(b) under the Securities Act of 1933 and has duly caused this Post-Effective Amendment to the registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York and State of New York on the 21st day of February, 2017.

ALGER GLOBAL GROWTH FUND

By:	/s/ Hal Liebes
Hal Liebes, President

ATTEST:	/s/ Lisa A. Moss
Lisa A. Moss, Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Hal Liebes	President (Principal	February 21, 2017
Hal Liebes	Executive Officer)

/s/ Michael D. Martins	Treasurer	February 21, 2017
Michael D. Martins	(Principal Financial Officer)

*	Trustee	February 21, 2017
Hilary M. Alger

*	Trustee	February 21, 2017
Charles F. Baird, Jr.

*	Trustee	February 21, 2017
Roger P. Cheever

*	Trustee	February 21, 2017
Stephen E. O’Neil

*	Trustee	February 21, 2017
Nathan E. Saint-Amand

*	Trustee	February 21, 2017
David Rosenberg

*By:	/s/ Hal Liebes
Hal Liebes
Attorney-in-fact

Exhibit Index

Exhibit No.	Description of Exhibit

(d-2)	Contract to Support Fee Waiver/Expense Reimbursement

(j)	Consent of Deloitte & Touche LLP